     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2000


                                                      REGISTRATION NO. 333-32632

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   Illinois                                          36-3050975
           -------------------------                               ---------------
        (State or other jurisdiction of                           (I.R.S. Employer
        incorporation or organization)                           Identification No.)

                1 Kemper Drive
          Long Grove, Illinois 60049
                (847) 550-5500                                          6312
-----------------------------------------------    -----------------------------------------------
  (Address, including zip code, and telephone               (Primary Standard Industrial
                    number,                                  Classification Code Number)
including area code, of registrant's principal
              executive offices)

                                      Debra P. Rezabek, Esq.
                             Kemper Investors Life Insurance Company
                                          1 Kemper Drive
                                    Long Grove, Illinois 60049
                                          (847) 969-3506
--------------------------------------------------------------------------------------------------
                    (Name, address, including zip code, and telephone number,
                            including area code, of agent for service)

                                            COPIES TO:

             Frank J. Julian, Esq.                               Joan E. Boros, Esq.
    Kemper Investors Life Insurance Company                       Jorden Burt Boros
                1 Kemper Drive                              Cicchetti Berenson & Johnson
          Long Grove, Illinois 60049                     1025 Thomas Jefferson Street, N.W.
                                                                     Suite 400E
                                                               Washington, D.C. 20007

                               ------------------

Approximate date of commencement of proposed sale to the public: as soon as practicable, after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

                             CROSS REFERENCE SHEET
                    PURSUANT TO REGULATION S-K, ITEM 501(b)


FORM S-1
ITEM NO.                 FORM S-1 CAPTION                             CAPTION IN PROSPECTUS
--------                 ----------------                             ---------------------
   1.       Forepart of the Registration Statement and
            Outside Front Cover Page of Prospectus.....    Facing Page and Outside Front Cover Page of
                                                           Prospectus.
   2.       Inside Front and Outside Back Cover Pages
            of Prospectus..............................    Table of Contents.
   3.       Summary Information, Risk Factors and Ratio
            of Earnings to Fixed Charges...............    Summary; Not Applicable as to Ratio of
                                                           Earnings to Fixed Charges.
   4.       Use of Proceeds............................    KILICO, The MVA Option, The Separate
                                                           Account and The Funds--The MVA Option;
                                                           Business--Investments.
   5.       Determination of Offering Price............    Not Applicable.
   6.       Dilution...................................    Not Applicable.
   7.       Selling of Security Holders................    Not Applicable.
   8.       Plan of Distribution.......................    Distribution of Contracts.
   9.       Description of Securities to be
            Registered.................................    Summary; The Contracts; The Accumulation
                                                           Period; Contract Charges and Expenses.
  10.       Interests of Named Experts and Counsel.....    Experts; Legal Matters.
  11.       Information with Respect to the
            Registrant.................................    Federal Income Taxes; Business;
                                                           Management's Discussion and Analysis of
                                                           Financial Condition and Results of
                                                           Operations; Legal Proceedings; Financial
                                                           Statements of Kemper Investors Life
                                                           Insurance Company and Subsidiaries.
  12.       Disclosure of Commission Position of
            Indemnification For Securities Act
            Liabilities................................    Part II, Item 17.

                                 PROSPECTUS FOR
                    KEMPER INVESTORS LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

                 INDIVIDUAL AND GROUP VARIABLE AND MARKET VALUE
                      ADJUSTED DEFERRED ANNUITY CONTRACTS
--------------------------------------------------------------------------------
                                ZURICH PREFERRED
                                   ISSUED BY
                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      AND
                    KEMPER INVESTORS LIFE INSURANCE COMPANY


This Prospectus describes Variable and Market Value Adjusted Deferred Annuity Contracts (the "Contract") offered by Kemper Investors Life Insurance Company ("we" or "KILICO"). The Contract is designed to provide annuity benefits for retirement which may or may not qualify for certain federal tax advantages or as nonqualified annuities. Depending on particular state requirements, the Contracts may be issued on a group or individual basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract. For purposes of this Prospectus, the term "Contract" refers both to certificates and to individual annuity contracts.



You may allocate purchase payments to one or more of the variable options or the fixed option subject to a market value adjustment. The Contract currently offers twenty-seven investment options, each of which is a Subaccount of KILICO Variable Annuity Separate Account. Currently, you may choose among the following
Portfolios:


                             KEMPER VARIABLE SERIES

    - Kemper Money Market
    - Kemper Technology Growth
    - Kemper Total Return
    - Kemper High Yield
    - Kemper Growth
    - Kemper Government Securities
    - Kemper Small Cap Growth
    - Kemper Investment Grade Bond

        SCUDDER VARIABLE LIFE INVESTMENT FUND ("VLIF") (CLASS A SHARES)

    - Scudder VLIF Capital Growth
    - Scudder VLIF International
    - Scudder VLIF Bond

                            THE ALGER AMERICAN FUND

    - Alger American Growth
    - Alger American Small Capitalization
    - Alger American MidCap Growth


                               JANUS ASPEN SERIES


    - Janus Aspen Growth
    - Janus Aspen Aggressive Growth
    - Janus Aspen Worldwide Growth
    - Janus Aspen Balanced


               FIDELITY VARIABLE INSURANCE PRODUCTS FUND ("VIP")


            FIDELITY VARIABLE INSURANCE PRODUCTS FUND II ("VIP II")



    - Fidelity VIP Equity-Income (Initial Class Shares)


    - Fidelity VIP Growth (Initial Class Shares)


    - Fidelity VIP II Index 500 (Service Class 2 Shares)


    - Fidelity VIP II Contrafund(R) (Initial Class Shares)


               AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. ("VP")

    - American Century VP Income & Growth
    - American Century VP Value

                          J.P. MORGAN SERIES TRUST II

                          - J.P. Morgan Small Company

                              WARBURG PINCUS TRUST


                    - Warburg Pincus Trust-Emerging Markets


               THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

THE CONTRACTS ARE NOT INSURED BY THE FDIC. THEY ARE OBLIGATIONS OF THE ISSUING INSURANCE COMPANY AND NOT A DEPOSIT OF, OR GUARANTEED BY, ANY BANK OR SAVINGS INSTITUTION AND ARE SUBJECT TO RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL.


THIS PROSPECTUS CONTAINS IMPORTANT INFORMATION ABOUT THE CONTRACTS THAT YOU SHOULD KNOW BEFORE INVESTING. YOU SHOULD READ IT BEFORE INVESTING AND KEEP IT FOR FUTURE REFERENCE. WE HAVE FILED A STATEMENT OF ADDITIONAL INFORMATION ("SAI") WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CURRENT SAI HAS THE SAME DATE AS THIS PROSPECTUS AND IS INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU MAY OBTAIN A FREE COPY BY WRITING US OR CALLING (888) 477-9700. A TABLE OF CONTENTS FOR THE SAI APPEARS ON PAGE 57. YOU MAY ALSO FIND THIS PROSPECTUS AND OTHER INFORMATION ABOUT THE SEPARATE ACCOUNT REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AT THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.



THE DATE OF THIS PROSPECTUS IS             , 2000.



THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

TABLE OF CONTENTS
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                                              PAGE
                                                              ----
DEFINITIONS.................................................    1
SUMMARY.....................................................    3
SUMMARY OF EXPENSES.........................................    5
KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE
  FUNDS.....................................................    8
THE CONTRACTS...............................................   13
THE ACCUMULATION PERIOD.....................................   13
CONTRACT CHARGES AND EXPENSES...............................   19
THE ANNUITY PERIOD..........................................   21
FEDERAL INCOME TAXES........................................   24
DISTRIBUTION OF CONTRACTS...................................   29
VOTING RIGHTS...............................................   29
REPORTS TO CONTRACT OWNERS AND INQUIRIES....................   29
DOLLAR COST AVERAGING.......................................   30
SYSTEMATIC WITHDRAWAL PLAN..................................   30
EXPERTS.....................................................   30
LEGAL MATTERS...............................................   31
SPECIAL CONSIDERATIONS......................................   31
AVAILABLE INFORMATION.......................................   31
BUSINESS....................................................   32
PROPERTIES..................................................   37
LEGAL PROCEEDINGS...........................................   37
SELECTED FINANCIAL DATA.....................................   38
SUPPLEMENT TO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF OPERATIONS INCLUDING
  THREE MONTHS ENDED MARCH 31, 2000.........................   39
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................   42
KILICO'S DIRECTORS AND EXECUTIVE OFFICERS...................   54
EXECUTIVE COMPENSATION......................................   56
TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION......   57
FINANCIAL STATEMENTS........................................   57
APPENDIX A ILLUSTRATION OF A MARKET VALUE ADJUSTMENT........   89
APPENDIX B KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED
  FIXED AND VARIABLE ANNUITY IRA, ROTH IRA AND SIMPLE IRA
  DISCLOSURE STATEMENT......................................   91

DEFINITIONS

The following terms as used in this Prospectus have the indicated meanings:

     ACCUMULATED GUARANTEE PERIOD VALUE--The sum of your Guarantee Period
     Values.

     ACCUMULATION PERIOD--The period between the Date of Issue of a Contract and the Annuity Date when you make premium payments to us.

     ACCUMULATION UNIT--A unit of measurement used to determine the value of each Subaccount during the Accumulation Period.


     ALLOCATION OPTION--The twenty-seven (27) Subaccounts and the MVA Option available under the Contract for allocation of Purchase Payments, or transfers of Contract Value during the Accumulation Period.


     ANNUITANT--The person designated to receive or who is actually receiving annuity payments. Life annuity payments involving life contingencies depend upon the annuitant.

     ANNUITY DATE--The date on which annuity payments from us to the annuitant start.

     ANNUITY OPTION--One of several forms in which annuity payments can be made.

     ANNUITY PERIOD--The period starting on the Annuity Date when we make annuity payments to the annuitant.

     ANNUITY UNIT--A unit of measurement used to determine the amount of Variable Annuity payments.


     BENEFICIARY--The person you designate to receive any benefits under a Contract upon your death or upon the Annuitant's death prior to the Annuity Period.


     COMPANY ("WE", "US", "OUR", "KILICO")--Kemper Investors Life Insurance Company. Our home office is located at 1 Kemper Drive, Long Grove, Illinois 60049.


     CONTRACT--A Variable and Market Value Adjusted Deferred Annuity Contract offered on an individual or group basis. Contracts issued on a group basis are represented by a certificate. Contracts issued on an individual basis are represented by an individual annuity contract.



     CONTRACT VALUE--The sum of the values of your Accumulated Guarantee Period Value and Separate Account Value during the Accumulation Period.


     CONTRACT YEAR--Period between anniversaries of the Date of Issue of a Contract.

     DATE OF ISSUE--The date on which the first Contract Year commences.

     DEBT--The principal of any outstanding loan plus any accrued interest. Requests for loans must be made in writing to us.

     FIXED ANNUITY--An annuity where we guarantee the amount of each annuity payment.


     FUND OR FUNDS--Kemper Variable Series, Scudder Variable Life Investment Fund, The Alger American Fund, Janus Aspen Series, Fidelity Variable Insurance Products Fund, Fidelity Variable Insurance Products Fund II, American Century Variable Portfolios, Inc., J.P. Morgan Series Trust II, Warburg Pincus Trust and The Dreyfus Socially Responsible Growth Fund, Inc., including any Portfolios thereunder.


     GENERAL ACCOUNT--All our assets other than those allocated to any legally segregated separate account.

     GUARANTEED INTEREST RATE--The rate of interest we set for a given Guarantee Period.

     GUARANTEE PERIOD--The period of time for which a Guaranteed Interest Rate of an MVA Option is guaranteed. You may elect MVA Options having Guarantee Periods of from one to ten years.

     GUARANTEE PERIOD VALUE--The sum of:


        - your Purchase Payments allocated to an MVA Option or amounts you transfer to an MVA Option, plus


        - interest credited, minus

        - your withdrawals and transfers, plus or minus


        - any applicable Market Value Adjustment previously made.


     MARKET ADJUSTED VALUE--A Guarantee Period Value adjusted by the market value adjustment formula.

     MARKET VALUE ADJUSTMENT--An adjustment of values under a Guarantee Period in accordance with the market value adjustment formula. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The adjustment is computed using the market value adjustment formula stated in the Contract.

     MVA OPTION -- A fixed account accumulation option to which payments may be allocated or contract value transferred.

     NON-QUALIFIED CONTRACT -- A Contract issued in connection with a retirement plan which does not receive favorable tax treatment under Section 401, 403, 408, 408A or 457 of the Internal Revenue Code.


     OWNER ("YOU, YOUR, YOURS") -- The person designated in the Contract as having the privileges of ownership defined in the Contract.



     PORTFOLIO(S) -- The underlying portfolios in which the Subaccounts invest. Each Portfolio is an investment company registered with the SEC or a separate investment series of a registered investment company.


     PURCHASE PAYMENTS -- Amounts paid to us by you or on your behalf.

     QUALIFIED CONTRACT -- A Contract issued in connection with a retirement plan which receives favorable tax treatment under Section 401, 403, 408, 408A or 457 of the Internal Revenue Code.

     SEPARATE ACCOUNT -- The KILICO Variable Annuity Separate Account.


     SEPARATE ACCOUNT VALUE -- The sum of your Subaccount Values.



     SUBACCOUNTS -- The twenty-seven subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Portfolios.


     SUBACCOUNT VALUE -- The value of your allocations to a Subaccount.

     VALUATION DATE -- Each day when a Subaccount is valued. Subaccounts are normally valued every day the New York Stock Exchange is open for trading.

     VALUATION PERIOD -- The interval of time between two consecutive Valuation Dates.

     VARIABLE ANNUITY -- An annuity with payments varying in amount in accordance with the investment experience of the Subaccount(s) you specify.

                                    SUMMARY


Because this is a summary; it does not contain all of the information that may be important. Read the entire Prospectus and Statement of Additional Information before deciding to invest.


The Contracts provide for investment on a tax-deferred basis and annuity benefits. Both Non-Qualified and Qualified Contracts are described in this Prospectus.

The minimum initial Purchase Payment is $25,000 and, subject to certain exceptions, the minimum subsequent payment is $100.


Variable accumulations and benefits are provided by crediting Purchase Payments to one or more Subaccounts that you select. Each Subaccount invests in a corresponding Portfolio. (See "The Funds," page 9.)


Contract Value allocated to the Separate Account varies with the investment experience of the selected Subaccount(s).

The MVA Options provide fixed-rate accumulations, each for a specified Guarantee Period. MVA Options are only available during the Accumulation Period. You may allocate amounts to one or more MVA Options. We may offer additional MVA Options with different Guarantee Periods at our discretion. For new Contracts, we may limit to 3 the number of MVA Options available. We credit a Guaranteed Interest Rate daily to amounts allocated to an MVA Option. Each Guaranteed Interest Rate is set at our discretion, but once set is guaranteed not to change for the duration of the Guarantee Period. At the end of a Guarantee Period, your money will be transferred to the money market subaccount unless you timely elect another MVA Option.

Transfers between Subaccounts are permitted before and after annuitization, subject to limitations. A transfer from a Guarantee Period is subject to a Market Value Adjustment.


The minimum withdrawal amount is $500 for the Subaccounts and $5,000 for the MVA Options. A minimum $5,000 plus the value of outstanding Contract loans must remain after a withdrawal. If less than $5,000 remains after partial withdrawal, we will terminate the Contract. If a partial withdrawal is made in connection with a 1035 exchange, direct transfer, or direct rollover, a $5,000 Contract Value must also remain in the Contract after the transfer. If this withdrawal request would reduce the Contract Value to less than $5,000, and you have not terminated your Contract, your partial withdrawal request will be limited so that the Contract Value remaining will be $5,000. No transfer, rollover, or 1035 exchange is permitted if there is an outstanding loan on your Contract.



Withdrawals will have tax consequences, including income tax and in some circumstances an additional 10% penalty tax. Withdrawals are permitted from Contracts issued with Section 403(b) Qualified Plans only under limited circumstances. (See "Federal Income Taxes," page 24.)



A Market Value Adjustment also applies to any withdrawal (except during the "free look" period), transfer, purchase of an annuity option. The Market Value Adjustment does not apply to the death benefit. The Market Value Adjustment is applied to the amount being withdrawn. (See "The Contracts," page 13.)


Contract charges include:

     - mortality and expense risk charges,

     - administrative expenses,

     - records maintenance charge, and

     - applicable premium taxes.


(See "Charges Against the Separate Account," page 19.) In addition, the Funds pay their investment advisers varying fees for investment advice and also incur other operational expenses. (See the Funds' prospectuses for such information.)



Dollar Cost Averaging and Automatic Asset Rebalancing are available to you. (See "Dollar Cost Averaging," page 30 and "The Accumulation Period -- Automatic Asset Rebalancing," page 18.)



The Contract may be purchased as an Individual Retirement Annuity, Simplified Employee Pension --IRA, Traditional and Roth Individual Retirement Annuity, tax sheltered annuity, and as a nonqualified annuity. (See "Taxation of Annuities in General," page 24 and "Qualified Plans," page 26.)

You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period will depend on the state in which the Contract is issued. However, it will be at least ten days from the date you receive the Contract. (See "The Contracts," page 13.) In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.

                              SUMMARY OF EXPENSES
CONTRACT OWNER TRANSACTION EXPENSES


Sales Load Imposed on Purchases (as a percentage of purchase payments)................................................  None
Contingent Deferred Sales Load (as a percentage of amount surrendered)................................................  None
Surrender Fees (in addition to Withdrawal Charge).....................................................................  None
  Surrenders and other withdrawals from the MVA Option are subject to a Market Value Adjustment. The Market Value
  Adjustment may increase or reduce the Guarantee Period Value.
Transfer Fees (voluntary transfers in excess of 12 per year)..........................................................   $25
Maximum Records Maintenance Charge....................................................................................   $30
  Under certain circumstances the annual Records Maintenance Charge may be reduced or waived. The annual Records
  Maintenance Charge will be $15 for Contracts with a Contract Value between $25,000 and $50,000 and will be waived for Contracts with a Contract Value exceeding $50,000 on the date of assessment.



SEPARATE ACCOUNT ANNUAL EXPENSES (as a percentage of average daily account value)
Mortality and Expense Risk..............                         1.00%
Administration
  Current...............................                         0.25%
  Maximum...............................                         0.45%*
Account Fees and Expenses...............                         0.00%
Total Current Separate Account Annual Expenses...                1.25%
Total Maximum Separate Account Annual Expenses...                1.45%*



FUND ANNUAL EXPENSES (AFTER FEE WAIVERS AND EXPENSE REDUCTIONS)


(as percentage of each Portfolio's average net assets for the period ended December 31, 1999)



                                          KEMPER      KEMPER      KEMPER                           KEMPER      KEMPER
                                          MONEY     TECHNOLOGY    TOTAL      KEMPER     KEMPER   GOVERNMENT   SMALL CAP
                                          MARKET   GROWTH(1)(2)   RETURN   HIGH YIELD   GROWTH   SECURITIES    GROWTH
                                          ------   ------------   ------   ----------   ------   ----------   ---------
Management Fees.........................   .50%        .51%        .55%       .60%       .60%       .55%         .65%
Other Expenses..........................   .04         .44%        .06        .07        .06        .08          .06
Rule 12b-1 Fees.........................
                                           ---         ---         ---        ---        ---        ---          ---
Total Portfolio Annual Expenses.........   .54%        .95%        .61%       .67%       .66%       .63%         .71%
                                           ===         ===         ===        ===        ===        ===          ===

                                            KEMPER     SCUDDER
                                          INVESTMENT    VLIF        SCUDDER      SCUDDER
                                            GRADE      CAPITAL       VLIF         VLIF
                                           BOND(3)     GROWTH    INTERNATIONAL    BOND
                                          ----------   -------   -------------   -------
Management Fees.........................     .60%        .46%         .85%         .48%
Other Expenses..........................     .05         .03          .18          .09
Rule 12b-1 Fees.........................
                                             ---         ---         ----          ---
Total Portfolio Annual Expenses.........     .65%        .49%        1.03%         .57%
                                             ===         ===         ====          ===



                                             ALGER         ALGER                   JANUS        JANUS                   FIDELITY
                               ALGER        AMERICAN      AMERICAN     JANUS       ASPEN        ASPEN        JANUS         VIP
                              AMERICAN       SMALL         MIDCAP      ASPEN     AGGRESSIVE   WORLDWIDE      ASPEN       EQUITY-
                               GROWTH    CAPITALIZATION    GROWTH    GROWTH(4)   GROWTH(4)    GROWTH(4)   BALANCED(4)   INCOME(5)
                              --------   --------------   --------   ---------   ----------   ---------   -----------   ---------
Management Fees.............    .75%          .85%          .80%        .65%        .65%         .65%         .65%         .48%
Other Expenses..............    .04           .05           .05         .02         .02          .05          .02          .08
Rule 12b-1 Fees.............
                                ---           ---           ---         ---         ---          ---          ---          ---
Total Portfolio Annual
  Expenses..................    .79%          .90%          .85%        .67%        .67%         .70%         .67%         .56%
                                ===           ===           ===         ===         ===          ===          ===          ===



                                                                  AMERICAN                                WARBURG
                                            FIDELITY   FIDELITY   CENTURY                                 PINCUS        DREYFUS
                                FIDELITY     VIP II     VIP II       VP       AMERICAN    J.P. MORGAN     TRUST-       SOCIALLY
                                   VIP       INDEX     CONTRA-    INCOME &   CENTURY VP      SMALL       EMERGING     RESPONSIBLE
                                GROWTH(5)    500(6)    FUND(5)     GROWTH      VALUE      COMPANY(7)    MARKETS(8)      GROWTH
                                ---------   --------   --------   --------   ----------   -----------   ----------    -----------
Management Fees...............     .58%       .24%       .58%       .70%        1.00%         .60%         0.00%          .75%
Other Expenses................     .07        .04        .07        .00          .00          .55          1.40           .04
Rule 12b-1 Fees...............                .25
                                   ---        ---        ---        ---         ----         ----          ----           ---
Total Portfolio Annual
  Expenses....................     .65%       .53%       .65%       .70%        1.00%        1.15%         1.40%          .79%
                                   ===        ===        ===        ===         ====         ====          ====           ===



 * We reserve the right to increase the administration charge up to a maximum of .45%. We currently do not charge the maximum.



(1) Portfolios commenced operations on May 1, 1999. "Other Expenses" have been annualized.



(2) Pursuant to their respective agreements with Kemper Variable Series, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2000, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the Kemper Technology Growth Portfolio of Kemper Variable Series to the amount set forth in the table above. Without taking into effect this expense cap for the Kemper Technology Growth Portfolio of Kemper Variable
    Series: Management Fees would be .75%; Other Expenses are .44%; and Total Portfolio Annual Expenses are 1.19%.



(3) Pursuant to their respective agreements with Kemper Variable Series, the investment manager and the accounting agent have agreed, for the one year period commencing on May 1, 2000, to limit their respective fees and to reimburse other expenses to the extent necessary to limit total operating expenses of the Kemper Investment Grade Bond Portfolio to .80%. The amount set forth in the table above reflects actual expenses for the past fiscal year, which were lower than this expense limit.



(4) Expenses are based upon expenses for the fiscal year ended December 31, 1999, restated to reflect a reduction in the management fee for Janus Aspen Growth, Janus Apsen Aggressive Growth, Janus Aspen Worldwide Growth and Janus Aspen Balanced Portfolios. All expenses are shown without the effect of any expense offset arrangements.

(5) A portion of the brokerage commissions that certain Portfolios pay was used to reduce expenses. In addition, certain Portfolios have entered into arrangements with their custodian whereby credits realized as a result of uninvested cash balances were used to reduce a portion of Portfolio expenses. Without these reductions, Management Fees, Other Expenses and Total Portfolio Annual Expenses would have been .48%, .09% and .57%, respectively, for the Fidelity VIP Equity-Income Portfolio, .58%, .08% and .66%, respectively, for the Fidelity VIP Growth Portfolio; and .58%, .09% and .67%, respectively, for the Fidelity VIP II Contrafund Portfolio.



(6) Fidelity VIP II Index 500 (Service Class 2 Shares) Portfolio's total annual expenses reflect Fidelity Management & Research Company's ("FMR") voluntary agreement to reimburse the class to the extent total operating expenses (excluding interest, taxes, securities lending costs, brokerage commissions and extraordinary expenses), as a percentage of average net assets, exceed a certain rate. FMR's voluntary agreement may be discontinued by FMR at any time. Without this reimbursement, Management Fees, Other Expenses, Rule 12b-1 Fees and Total Portfolio Annual Expenses would have been .24%, .11%, .25% and .60%, respectively. Service Class 2 expenses are based on estimated expenses for the first year.



(7) Reflects an agreement by Morgan Guaranty Trust Company of New York to reimburse the Portfolio to the extent expenses exceed 1.15%. Absent fee waiver and expense reimbursement, total operating expenses would have been 2.57%.



(8) The expense figures shown are net of certain fee waivers or reductions from the Portfolio's investment adviser and/or its affiliates based on actual expenses for fiscal year ended December 31, 1999. Without such waivers, Management Fees, Other Expenses and Total Portfolio Annual Expenses for the Warburg Pincus Trust-Emerging Markets Portfolio would have been 1.25%, 1.88% and 3.13%, respectively. Fee waivers and expense reimbursements may be discontinued at any time.

                                    EXAMPLE


                                                      SUBACCOUNT                1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                      ----------                ------    -------    -------    --------

If you do or do not surrender your
Contract, you would pay the following
expenses on a $1,000 investment,
assuming 5% annual return on assets and
assuming the current .25% administration
charge:
                                          Kemper Money Market                    $19        $58       $ 99        $215
                                          Kemper Technology Growth                23         70        120         258
                                          Kemper Total Return                     19         60        103         222
                                          Kemper High Yield                       20         62        106         229
                                          Kemper Growth                           20         61        105         228
                                          Kemper Government Securities            20         60        104         225
                                          Kemper Small Cap Growth                 20         63        108         233
                                          Kemper Investment Grade Bond            20         61        105         227
                                          Scudder VLIF Capital Growth             18         56         96         209
                                          Scudder VLIF International              24         73        125         267
                                          Scudder VLIF Bond                       19         59        101         218
                                          Alger American Growth                   21         65        112         242
                                          Alger American Small                    22         69        118         253
                                            Capitalization
                                          Alger American MidCap Growth            22         67        115         248
                                          Janus Aspen Growth                      20         62        106         229
                                          Janus Aspen Aggressive Growth           20         62        106         229
                                          Janus Aspen Worldwide Growth            20         63        108         232
                                          Janus Aspen Balanced                    20         62        106         229
                                          Fidelity VIP Equity-Income              19         58        100         217
                                          Fidelity VIP Growth                     20         61        105         227
                                          Fidelity VIP II Index 500               19         57         99         214
                                          Fidelity VIP II Contrafund              20         61        105         227
                                          American Century VP Income &            20         63        108         232
                                            Growth
                                          American Century VP Value               23         72        123         263
                                          J.P. Morgan Small Company               25         77        131         279
                                          Warburg Pincus Trust-Emerging           27         84        144         304
                                            Markets
                                          Dreyfus Socially Responsible            21         65        112         242
                                            Growth



                                    EXAMPLE



                                                      SUBACCOUNT                1 YEAR    3 YEARS    5 YEARS    10 YEARS
                                                      ----------                ------    -------    -------    --------

If you do or do not surrender your
Contract, you would pay the following
expenses on a $1,000 investment,
assuming 5% annual return on assets and
assuming the maximum .45% administration
charge which we reserve the right to
charge:
                                          Kemper Money Market                    $21        $64       $110        $237
                                          Kemper Technology Growth                25         77        131         279
                                          Kemper Total Return                     21         66        113         244
                                          Kemper High Yield                       22         68        116         250
                                          Kemper Growth                           22         68        116         249
                                          Kemper Government Securities            22         67        114         246
                                          Kemper Small Cap Growth                 22         69        118         254
                                          Kemper Investment Grade Bond            22         67        115         248
                                          Scudder VLIF Capital Growth             20         62        107         231
                                          Scudder VLIF International              26         79        135         287
                                          Scudder VLIF Bond                       21         65        111         239
                                          Alger American Growth                   23         72        123         262
                                          Alger American Small                    24         75        128         274
                                            Capitalization
                                          Alger American MidCap Growth            24         73        126         269
                                          Janus Aspen Growth                      22         68        116         250
                                          Janus Aspen Aggressive Growth           22         68        116         250
                                          Janus Aspen Worldwide Growth            22         69        118         253
                                          Janus Aspen Balanced                    22         68        116         250
                                          Fidelity VIP Equity-Income              21         64        111         238
                                          Fidelity VIP Growth                     22         67        115         248
                                          Fidelity VIP II Index 500               21         64        109         235
                                          Fidelity VIP II Contrafund              22         67        115         248
                                          American Century VP Income &            22         69        118         253
                                            Growth
                                          American Century VP Value               25         78        133         284
                                          J.P. Morgan Small Company               27         83        141         299
                                          Warburg Pincus Trust-Emerging           29         90        154         324
                                            Markets
                                          Dreyfus Socially Responsible            23         72        123         262
                                            Growth



The purpose of the preceding tables is to assist you in understanding the various costs and expenses that an Owner in a Subaccount will bear directly or indirectly. The tables reflect expenses of both the Separate Account and the Fund but not the MVA Option. See "Contract Charges and Expenses" and "The MVA Option" for more information regarding the various costs and expenses. THE EXAMPLES SHOULD NOT BE CONSIDERED TO BE REPRESENTATIONS OF PAST OR FUTURE EXPENSES AND DO NOT INCLUDE THE DEDUCTION OF STATE PREMIUM TAXES, WHICH MAY BE ASSESSED BEFORE OR UPON ANNUITIZATION. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The examples assume a 5% annual rate of return pursuant to requirements of the Securities and Exchange Commission. This hypothetical rate of return is not intended to be representative of past or future performance of any Subaccount. The Records Maintenance Charge is a single charge; it is not a separate charge for each Subaccount. In addition, the effect of the Records Maintenance Charge has been reflected by applying the percentage derived by dividing the total amounts of annual Records Maintenance Charge collected by the total net assets of all the Subaccounts in the Separate Account.

           KILICO, THE MVA OPTION, THE SEPARATE ACCOUNT AND THE FUNDS

KEMPER INVESTORS LIFE INSURANCE COMPANY

We were organized under the laws of the State of Illinois in 1947 as a stock life insurance company. Our offices are located at 1 Kemper Drive, Long Grove, Illinois 60049. We offer annuity and life insurance products and are admitted to do business in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation, a nonoperating holding company. Kemper Corporation is a majority-owned (71.67 percent) subsidiary of Zurich Holding Company of America ("ZHCA"), which is a wholly-owned subsidiary of Zurich Insurance Company ("Zurich"). Zurich is a wholly-owned subsidiary of Zurich Financial Services ("ZFS"). ZFS was formed in the September, 1998 merger of the Zurich Group with the financial services business of B.A.T. Industries. ZFS is owned by Zurich Allied A.G. and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively.

THE MVA OPTION

You may allocate amounts in the Market Value Adjustment ("MVA") Option to one or more Guarantee Periods with durations of one to ten years during the Accumulation Period. The MVA Option is not available in all states. At our discretion, we may offer additional Guarantee Periods.

The amounts allocated to the MVA Option under the Contracts are invested under the state insurance laws regulating our General Account. Assets supporting the amounts allocated to Guarantee Periods are held in a "non-unitized" separate account. However, our General Account assets are available to fund benefits under the Contracts. A non-unitized separate account is a separate account in which you do not participate in the performance of the assets through unit values. There are no discrete units for this separate account. The assets of the non-unitized separate account are held as reserves for our guaranteed obligations. The assets of the separate account are not chargeable with liabilities arising out of the business conducted by any other separate account or out of any other business we may conduct.

State insurance laws concerning the nature and quality of investments regulate our General Account investments and any non-unitized separate account investments. These laws generally permit investment in federal, state and municipal obligations, preferred and common stocks, corporate bonds, real estate mortgages, real estate and certain other investments. (See "Management's Discussion and Analysis--INVESTMENTS" and "FINANCIAL STATEMENTS" for information on KILICO's investments.) Our affiliate, Scudder Kemper Investments, Inc. ("SKI"), manages our General Account.

We consider the return available on the instruments in which Contract proceeds are invested when establishing Guaranteed Interest Rates. This return is only one of many factors considered in establishing Guaranteed Interest Rates. (See "The Accumulation Period-- Establishment of Guaranteed Interest Rates.")

Our investment strategy for the non-unitized separate account is generally to match Guarantee Period liabilities with assets, such as debt instruments. We expect to invest in debt instruments such as:

     - securities issued by the United States Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the United States Government;

     - debt securities which have an investment grade, at the time of purchase, within the four (4) highest grades assigned by Moody's Investors Services, Inc. ("Moody's") (Aaa, Aa, A or Baa), Standard & Poor's Corporation ("Standard & Poor's") (AAA, AA, A or BBB), or any other nationally recognized rating service;

     - other debt instruments including issues of or guaranteed by banks or bank holding companies and corporations, which obligations, although not rated by Moody's or Standard & Poor's, are deemed by our management to have an investment quality comparable to securities which may be otherwise purchased; and

     - options and futures transactions on fixed income securities.


Our General Account at December 31, 1999 included approximately 83.8 percent in U.S. Treasuries, investment grade corporate, foreign and municipal bonds, and commercial paper, 3.1 percent in below investment grade (high risk) bonds, 3.9 percent in mortgage loans and other real estate-related investments and 9.1 percent in all other investments. (See "Management's Discussion and Analysis--INVESTMENTS.")

We are not obligated to invest the amounts allocated to the MVA Option according to any particular strategy, except as state insurance laws may require. (See "Management's Discussion and Analysis--INVESTMENTS.")

THE SEPARATE ACCOUNT

We established the KILICO Variable Annuity Separate Account on May 29, 1981 pursuant to Illinois law as the KILICO Money Market Separate Account. KILICO Money Market Separate Account was initially registered with the Securities and Exchange Commission ("SEC") as an open-end, diversified management investment company. On November 2, 1989, contract owners approved a Reorganization under which the Separate Account was restructured as a unit investment trust. The SEC does not supervise the management, investment practices or policies of the Separate Account or KILICO.

Benefits provided under the Contracts are our obligations. Although the assets in the Separate Account are our property, they are held separately from our other assets and are not chargeable with liabilities arising out of any other business we may conduct. Income, capital gains and capital losses, whether or not realized, from the assets allocated to the Separate Account are credited to or charged against the Separate Account without regard to the income, capital gains and capital losses arising out of any other business we may conduct.

Twenty-seven Subaccounts of the Separate Account are currently available. Each Subaccount invests exclusively in shares of one of the corresponding Portfolios. We may add or delete Subaccounts in the future.

The Separate Account purchases and redeems shares from the Funds at net asset value. We redeem shares of the Funds as necessary to provide benefits, to deduct Contract charges and to transfer assets from one Subaccount to another as you request. All dividends and capital gains distributions received by the Separate Account from a Portfolio are reinvested in that Portfolio at net asset value and retained as assets of the corresponding Subaccount.

The Separate Account's financial statements appear in the Statement of Additional Information.

THE FUNDS


The Separate Account invests in shares of the following Funds:


     - Kemper Variable Series

     - Scudder Variable Life Investment Fund

     - The Alger American Fund

     - Janus Aspen Series

     - Fidelity Variable Insurance Products Fund

     - Fidelity Variable Insurance Products Fund II

     - American Century Variable Portfolios, Inc.

     - J.P. Morgan Series Trust II

     - Warburg Pincus Trust

     - The Dreyfus Socially Responsible Growth Fund, Inc.

The Funds provide investment vehicles for variable life insurance and variable annuity contracts. Shares of the Funds are sold only to insurance company separate accounts and qualified retirement plans. Shares of the Funds may be sold to separate accounts of other insurance companies, whether or not affiliated with us. It is conceivable that in the future it may be disadvantageous for variable life insurance separate accounts and variable annuity separate accounts of companies unaffiliated with us, or for variable life insurance separate accounts, variable annuity separate accounts and qualified retirement plans to invest simultaneously in the Funds. Currently, we do not foresee disadvantages to variable life insurance owners, variable annuity owners or qualified retirement plans. The Funds monitor events for material conflicts between owners and determine what action, if any, should be taken. In addition, if we believe that the Funds' responses to any of those events insufficiently protects Owners, we will take appropriate action.

The Funds consist of separate Portfolios. The assets of each Portfolio are held separate from the assets of the other Portfolios, and each Portfolio has its own distinct investment objective and policies. Each Portfolio operates as a separate investment fund, and the investment performance of one Portfolio has no effect on the investment performance of any other Portfolio.

The twenty-seven Portfolios are summarized below:

KEMPER VARIABLE SERIES

KEMPER MONEY MARKET PORTFOLIO seeks maximum current income to the extent consistent with stability of principal from a portfolio of high quality money market instruments. The Portfolio seeks to maintain a net asset value of $1.00 per share but there is no assurance that the Portfolio will be able to do so.

KEMPER TECHNOLOGY GROWTH PORTFOLIO seeks growth of capital.

KEMPER TOTAL RETURN PORTFOLIO seeks a high total return, a combination of income and capital appreciation, consistent with reasonable risk.

KEMPER HIGH YIELD PORTFOLIO seeks to provide a high level of current income.

KEMPER GROWTH PORTFOLIO seeks maximum appreciation of capital through diversification of investment securities having potential for capital appreciation.

KEMPER GOVERNMENT SECURITIES PORTFOLIO seeks high current return consistent with preservation of capital.

KEMPER SMALL CAP GROWTH PORTFOLIO seeks maximum appreciation of investors' capital.

KEMPER INVESTMENT GRADE BOND PORTFOLIO seeks high current income.

SCUDDER VARIABLE LIFE INVESTMENT FUND (CLASS A SHARES)


SCUDDER VLIF CAPITAL GROWTH PORTFOLIO seeks to maximize long-term capital growth through a broad and flexible investment program.



SCUDDER VLIF INTERNATIONAL PORTFOLIO seeks long-term growth of capital primarily through diversified holdings of marketable foreign equity investments.



SCUDDER VLIF BOND PORTFOLIO seeks to provide a high level of income consistent with a high quality portfolio of debt securities.


THE ALGER AMERICAN FUND

ALGER AMERICAN GROWTH PORTFOLIO seeks long-term capital appreciation.

ALGER AMERICAN SMALL CAPITALIZATION PORTFOLIO seeks long-term capital appreciation.

ALGER AMERICAN MIDCAP GROWTH PORTFOLIO seeks long-term capital appreciation.


JANUS ASPEN SERIES


JANUS ASPEN GROWTH PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital

JANUS ASPEN AGGRESSIVE GROWTH PORTFOLIO seeks long-term growth of capital.

JANUS ASPEN WORLDWIDE GROWTH PORTFOLIO seeks long-term growth of capital in a manner consistent with the preservation of capital.

JANUS ASPEN BALANCED PORTFOLIO seeks long-term capital growth, consistent with preservation of capital and balanced by current income.


FIDELITY VARIABLE INSURANCE PRODUCTS FUND



FIDELITY VIP EQUITY-INCOME PORTFOLIO (INITIAL CLASS SHARES) seeks reasonable income. The fund will also consider the potential for capital appreciation. The fund seeks a yield which exceeds the composite yield on the securities comprising the S&P 500.



FIDELITY VIP GROWTH PORTFOLIO (INITIAL CLASS SHARES) seeks capital appreciation.

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II



FIDELITY VIP II INDEX 500 PORTFOLIO (SERVICE CLASS 2 SHARES) seeks investment results that correspond to the total return of common stocks publicly traded in the United States, as represented by the S&P 500.



FIDELITY VIP II CONTRAFUND PORTFOLIO (INITIAL CLASS SHARES) seeks long-term capital appreciation.


AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.


AMERICAN CENTURY VP INCOME & GROWTH PORTFOLIO seeks capital growth by investing in common stocks. Income is a secondary objective.



AMERICAN CENTURY VP VALUE PORTFOLIO seeks long-term capital growth. Income is a secondary objective.


J.P. MORGAN SERIES TRUST II

J.P. MORGAN SMALL COMPANY PORTFOLIO seeks to provide a high total return from a portfolio of small company stocks.

WARBURG PINCUS TRUST


WARBURG PINCUS TRUST-EMERGING MARKETS PORTFOLIO seeks long-term growth of capital by investing in equity securities of emerging markets.


THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.


The Fund's primary goal is to provide capital growth with current income as a secondary goal by investing in common stocks of companies which not only meet traditional investment standards, but also conduct their business in a manner that contributes to the enhancement of the quality of life in America.


The Portfolios may not achieve their stated objectives. More detailed information, including a description of risks involved in investing in the Portfolios, is found in the Funds' prospectuses accompanying this Prospectus, and Statements of Additional Information available from us upon request.


Scudder Kemper Investments, Inc., our affiliate, serves as investment manager for each of the available Portfolios of Kemper Variable Series and Scudder Variable Life Investment Fund. Fred Alger Management, Inc. serves as the investment adviser for the available Portfolios of The Alger American Fund. Janus Capital Corporation is the investment adviser for the four available Portfolios of the Janus Aspen Series. Fidelity Management & Research Company is the investment adviser for the available Portfolios of the Fidelity Variable Insurance Products Fund and Fidelity Variable Insurance Products Fund II. Bankers Trust Company, a wholly-owned subsidiary of Bankers Trust New York Corporation, serves as the sub-adviser to the Fidelity VIP II Index 500 Portfolio. American Century Investment Management, Inc. is the investment adviser for the two available Portfolios of the American Century Variable Portfolios, Inc. J.P. Morgan Investment Management, Inc. is the investment adviser for the J.P. Morgan Small Company Portfolio. Credit Suisse Asset Management, LLC is the investment adviser for the Warburg Pincus Trust-Emerging Markets Portfolio. The Dreyfus Corporation serves as the investment adviser, and NCM Capital Management Group, Inc. is the sub-adviser, for The Dreyfus Socially Responsible Growth Fund, Inc. The investment advisers are paid fees for their services by the Funds they manage. We may receive compensation from the investment advisers of the Funds for services related to the Funds. Such compensation will be consistent with the services rendered or the cost savings resulting from the arrangement.


CHANGE OF INVESTMENTS

We reserve the right to make additions to, deletions from, or substitutions for the shares held by the Separate Account or that the Separate Account may purchase. We reserve the right to eliminate the shares of any of the Portfolios and to substitute shares of another Portfolio or of another investment company, if the shares of a Portfolio are no longer available for investment, or if in our judgment further investment in any Portfolio becomes inappropriate in view of the purposes of the Separate Account. We will not substitute any shares attributable to any shares held by a Subaccount without prior notice and the SEC's prior approval, if required. The Separate Account may purchase other securities for other series or classes of policies, or may permit a conversion between series or classes of policies on the basis of requests made by Owners.

We may establish additional subaccounts of the Separate Account, each of which would invest in a new portfolio of the Funds, or in shares of another investment company. New subaccounts may be established when marketing needs or investment conditions warrant. New subaccounts may be made available to existing Owners as we determine. We may also eliminate or combine one or more subaccounts, transfer assets, or substitute one subaccount for another subaccount if marketing, tax, or investment conditions warrant. We will notify all Owners of these changes.

If we deem it to be in the best interests of persons having voting rights under the Contract, the Separate Account may be:

     - operated as a management company under the Investment Company Act of 1940 ("1940 Act");

     - deregistered under that Act in the event such registration is no longer required; or


     - combined with our other separate accounts.



To the extent permitted by law, we may transfer the assets of the Separate Account to another separate account or to the General Account.


PERFORMANCE INFORMATION

The Separate Account may advertise several types of performance information for the Subaccounts. All Subaccounts may advertise standardized "average annual total return" and nonstandardized "total return." The Kemper High Yield Subaccount, Kemper Government Securities Subaccount and Kemper Investment Grade Bond Subaccount may also advertise "yield". The Kemper Money Market Subaccount may advertise "yield" and "effective yield." Each of these figures is based upon historical earnings and is not necessarily representative of Subaccount's future performance.

Standardized average annual total return and nonstandardized total return calculations measure a Subaccount's net income plus the effect of any realized or unrealized appreciation or depreciation of the Subaccount's underlying investments. Standardized average annual total return and nonstandardized total return will be quoted for periods of at least one year, three years, five years and ten years, if applicable. In addition, we will show standardized average annual total return and nonstandardized total return for the life of the Portfolio, meaning the time the underlying Portfolio has been in existence. Standardized average annual total return will be current to the most recent calendar quarter. Nonstandardized total return will be current to most recent calendar month. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount investment over the applicable period. Nonstandardized total return may include annualized and nonannualized (cumulative) figures. Nonannualized figures represent the actual percentage change over the applicable period.

Yield is a measure of the net dividend and interest income earned over a specific one month or 30-day period (seven-day period for the Kemper Money Market Subaccount) expressed as a percentage of the value of the Subaccount's Accumulation Units. Yield is an annualized figure, which means that it is assumed that the Subaccount generates the same level of net income over a one year period, compounded on a semi-annual basis. The effective yield for the Kemper Money Market Subaccount is calculated similarly, but includes the effect of assumed compounding calculated under rules prescribed by the SEC. The Kemper Money Market Subaccount's effective yield will be slightly higher than its yield due to this compounding effect.


The Subaccounts' performance figures and Accumulation Unit values fluctuate. The standardized performance figures reflect the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. The nonstandardized performance figures reflect the deduction of all expenses and fees, excluding a prorated portion of the Records Maintenance Charge.



The Subaccounts may be compared to relevant indices and performance data from independent sources, including the Dow Jones Industrial Average, the Standard & Poor's 500 Stock Index, the Consumer Price Index, the CDA Certificate of Deposit Index, the Salomon Brothers High Grade Corporate Bond Index, the Lehman Brothers Government/Corporate Bond Index, the Merrill Lynch Government/Corporate Master Index, the Lehman Brothers Long Government/Corporate Bond Index, the Lehman Brothers Government/Corporate 1-3 Year Bond Index, the Standard & Poor's Midcap 400 Index, the NASDAQ Composite Index, the Russell 2000 Index and the Morgan Stanley Capital International Europe, Australia, Far East Index. Please note the differences and similarities between the investments which a Subaccount may purchase and the investments measured by the indexes. In particular, the comparative information with regard to the indexes will not reflect the deduction of any Contract charges or portfolio expenses. In addition, certificates of deposit may offer fixed or variable yields and principal is guaranteed and may be insured. The Subaccounts are not insured and the value of their units will fluctuate.

From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY, INSTITUTIONAL INVESTOR, NATIONAL UNDERWRITER, SELLING LIFE INSURANCE, BROKER WORLD, REGISTERED REPRESENTATIVE, INVESTMENT ADVISOR and VARDS.


Additional information concerning a Subaccount's performance is provided in the Statement of Additional Information.



                                 THE CONTRACTS


A. GENERAL INFORMATION.

The minimum initial Purchase Payment is $25,000 and the minimum subsequent payment is $100. Purchase Payments in excess of $1,000,000 require our prior approval.

We may, at any time, amend the Contract in accordance with changes in the law, including applicable tax laws, regulations or rulings, and for other purposes.

You may examine a Contract and return it for a refund during the "free look" period. The length of the free look period depends upon the state in which the Contract is issued. However, it will be at least 10 days from the date you receive the Contract. The amount of the refund depends on the state in which the Contract is issued. Generally, it will be an amount at least equal to the Separate Account Contract Value plus the amounts of purchase payments in the Guarantee Periods on the date we receive the returned Contract, without any deduction for Records Maintenance Charges. Some states require the return of the Purchase Payment. In addition, a special free look period applies in some circumstances to Contracts issued as Individual Retirement Annuities, Simplified Employee Pensions--IRAs or as Roth Individual Retirement Annuities.


During the Accumulation Period, you may change a Beneficiary at any time by signing our form. No Beneficiary change is binding on us until we receive it. We assume no responsibility for the validity of a Beneficiary change.


Amounts payable during the Annuity Period may not be assigned. In addition, to the extent permitted by law, annuity payments are not subject to levy, attachment or other judicial process for the payment of the payee's debts or obligations.

You designate the Beneficiary. If you or the Annuitant dies, and no designated Beneficiary or contingent beneficiary is alive at that time, we will pay you or the Annuitant's estate.

Under a Qualified Contract, the provisions of the applicable plan may prohibit a change of Beneficiary. Generally, an interest in a Qualified Contract may not be assigned.

                            THE ACCUMULATION PERIOD

A. APPLICATION OF PURCHASE PAYMENTS.


You allocate your Purchase Payments to the Subaccount(s) or MVA Option(s). The amount of each Purchase Payment allocated to a Subaccount is based on the value of an Accumulation Unit, as computed after we receive the Purchase Payment. Generally, we determine the value of an Accumulation Unit by 3:00 p.m. Central time on each day that the New York Stock Exchange is open for trading. Purchase Payments allocated to an MVA Option begin earning interest one day after we receive them. However, with respect to initial Purchase Payments, the amount is credited no later than 2 business days after the application for the Contract is complete. After the initial purchase, we determine the number of Accumulation Units credited by dividing the Purchase Payment allocated to a Subaccount by the Subaccount's Accumulation Unit value, as computed after we receive the Purchase Payment.


The number of Accumulation Units will not change due to investment experience. Accumulation Unit value varies to reflect the investment experience of the Subaccount and the assessment of charges against the Subaccount, other than the Records Maintenance Charge. The number of Accumulation Units and Guarantee Period Value is reduced when the Records Maintenance Charge is assessed.

If we are not provided with information sufficient to establish a Contract or to properly credit the initial Purchase Payment, we will promptly request the necessary information. If the requested information is not furnished within 5 business days after we receive the initial Purchase Payment, or if we determine that we cannot issue the Contract within the five 5 day period, we will return the initial Purchase Payment to you, unless you consent to our retaining the Purchase Payment until the application is completed.

B. ACCUMULATION UNIT VALUE.

Each Subaccount has an Accumulation Unit value. When Purchase Payments or other amounts are allocated to a Subaccount, the number of units credited is based on the Subaccount's Accumulation Unit value at the end of the current Valuation Period. When amounts are transferred out of or deducted from a Subaccount, units are canceled in a similar manner.

The Accumulation Unit value for each subsequent Valuation Period is the investment experience factor for that Valuation Period times the Accumulation Unit value for the preceding Valuation Period. Each Valuation Period has a single Accumulation Unit value which applies to each day in the Valuation Period.

Each Subaccount has its own investment experience factor. The investment experience of the Separate Account is calculated by applying the investment experience factor to the Accumulation Unit value in each Subaccount during a Valuation Period.

The investment experience factor of a Subaccount for any Valuation Period is determined by the following formula:

     (a / b) - c, where:

     (a) is the net result of:
         - the net asset value per share of the investment held in the Subaccount determined at the end of the current Valuation Period; plus

         - the per share amount of any dividend or capital gain distributions made by the investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

         - a charge or credit for any taxes reserved for the current Valuation Period which we determine have resulted from the investment operations of the Subaccount;

     (b) is the net asset value per share of the investment held in the Subaccount determined at the end of the preceding Valuation Period;

     (c) is the factor representing the mortality and expense risk and administration charges.

C. GUARANTEE PERIODS OF THE MVA OPTION.

You may allocate Purchase Payments or transfer Contract Value to one or more Guarantee Periods with durations of one to ten years. Each MVA Option has a Guaranteed Interest Rate which will not change during the Guarantee Period. Interest is credited daily at the effective annual rate. The minimum Purchase Payment is $5,000 per MVA Option per allocation.

The following example illustrates how we credit Guarantee Period interest.

                EXAMPLE OF GUARANTEED INTEREST RATE ACCUMULATION

Purchase Payment:                                 $40,000
Guarantee Period:                                 5 Years
Guaranteed Interest Rate:                         4.0% Effective Annual Rate

                                                     INTEREST CREDITED       CUMULATIVE
                      YEAR                              DURING YEAR       INTEREST CREDITED
                      ----                           -----------------    -----------------
1 ...............................................        $1,600.00            $1,600.00
2 ...............................................         1,664.00             3,264.00
3 ...............................................         1,730.56             4,994.56
4 ...............................................         1,799.78             6,794.34
5 ...............................................         1,871.77             8,666.11

Accumulated Value at the end of 5 years is:

                        $40,000 + $8,666.11 = $48,666.11

NOTE: THIS EXAMPLE ASSUMES THAT NO WITHDRAWALS ARE MADE DURING THE FIVE-YEAR PERIOD. IF YOU MAKE WITHDRAWALS OR TRANSFERS DURING THIS PERIOD, MARKET VALUE ADJUSTMENTS APPLY.

THE HYPOTHETICAL INTEREST RATE IS NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES. ACTUAL GUARANTEED INTEREST RATES FOR ANY GUARANTEE PERIOD MAY BE MORE OR LESS THAN THOSE SHOWN.

We send written notice 30 days before the beginning of a new Guarantee Period. If you do not elect a new Guarantee Period, the MVA assets will be transferred automatically to the Kemper Money Market Subaccount on the Guarantee Period maturity date. You may choose a different Guarantee Period by preauthorized telephone instructions or by giving us written notice. (See "Market Value Adjustment" below.)

The amount reinvested at the beginning of a new Guarantee Period is the Guarantee Period Value for the Guarantee Period just ended. The Guaranteed Interest Rate in effect when the new Guarantee Period begins applies for the duration of the new Guarantee Period.

You may call us at 1-888-477-9700 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049 for the new Guaranteed Interest Rates.

D. ESTABLISHMENT OF GUARANTEED INTEREST RATES.

We declare the Guaranteed Interest Rates for each of the ten durations of Guarantee Periods from time to time as market conditions dictate. Once established, rates are guaranteed for the respective Guarantee Periods. We advise you of the Guaranteed Interest Rate for a chosen Guarantee Period when we receive a Purchase Payment, when a transfer is made or when a Guarantee Period renews. Withdrawals of Accumulated Guarantee Period Value are subject to a Market Value Adjustment. (See "Market Value Adjustment" below.)

We have no specific formula for establishing the Guaranteed Interest Rates. The determination may be influenced by, but not necessarily correspond to, the current interest rate environment. (See "The MVA Option".) We may also consider, among other factors, the duration of a Guarantee Period, regulatory and tax requirements, sales commissions and administrative expenses we bear, and general economic trends.

WE MAKE THE FINAL DETERMINATION OF THE GUARANTEED INTEREST RATES TO BE DECLARED.

WE CANNOT PREDICT OR GUARANTEE THE LEVEL OF FUTURE GUARANTEED INTEREST RATES.

E. CONTRACT VALUE.

On any Valuation Date, Contract Value equals the total of:

     - the number of Accumulation Units credited to each Subaccount, times

     - the value of a corresponding Accumulation Unit for each Subaccount, plus

     - Accumulated Guarantee Period Value.

F. TRANSFER DURING ACCUMULATION PERIOD.

During the Accumulation Period, you may transfer your Contract Value among the Subaccounts and the Guarantee Periods, subject to the following provisions:

     - the Contract Value transferred into or out of the Guarantee Periods must be at least $5,000, unless the entire Guarantee Period Value is transferred;

     - we reserve the right to charge $25 for each transfer (that is not part of the Automatic Asset Rebalancing, see p. 22) when there are more than 12 transfers in a Contract Year.

In addition, transfers of Guarantee Period Value before the Guarantee Period end date are subject to Market Value Adjustment. Because a transfer before the end of a Guarantee Period is subject to a Market Value Adjustment, the amount transferred from the Guarantee Period may be more or less than the requested dollar amount.

If you authorize a third party to transact transfers on your behalf as a part of an advisory service, we will reallocate the Contract Value pursuant to an authorized program. However, we do not currently offer or participate in any advisory service program and we take no responsibility for any third party advisory service program. We may suspend or cancel acceptance of a third party's instructions at any time and may restrict the investment options available for transfer under third party authorizations.

We make transfers pursuant to written or telephone instructions specifying in detail the requested changes. Transfers involving a Subaccount are based upon the Accumulation Unit values, as calculated after we receive transfer instructions. We may suspend, modify or terminate the transfer provision. We disclaim all liability if we follow good faith instructions given in accordance with our procedures, including requests for personal identifying information, that are designed to limit unauthorized use of the privilege. Therefore, you bear the risk of loss in the event of a fraudulent telephone transfer.

G. PARTIAL WITHDRAWALS DURING ACCUMULATION PERIOD.


You may redeem some or all of the Contract Value minus previous withdrawals, plus or minus any applicable Market Value Adjustment. Withdrawals will have tax consequences. (See "Federal Tax Matters.") A withdrawal of the entire Contract Value is called a surrender. Your ability to surrender may be limited by the terms of a qualified plan. (See "Federal Tax Matters".)


Partial withdrawals are subject to the following:

In any Contract Year, you may make a partial withdrawal, subject to the following:

     - the partial withdrawal from the Subaccounts must be at least $500,


     - the minimum withdrawal from the MVA Options must be at least $5,000 (before any Market Value Adjustment),


     - at least $5,000 of Contract Value less Debt must remain in the Contract after the withdrawal,

     - if there is an outstanding loan the greater of $5,000 or 20% of Contract Value must be retained in the contract

     - transfers, rollovers, and exchanges are not permitted if there is an outstanding loan.

If Contract Value is allocated to more than one investment option, you must specify the source of the partial withdrawal. If you do not specify the source, we cancel Accumulation Units on a pro rata basis from all investment options in which you have an interest.

Election to withdraw shall be made in writing to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049 and should be accompanied by the Contract if surrender is requested. Withdrawal requests are processed only on days when the New York Stock Exchange is open. The Withdrawal Value attributable to the Subaccounts is determined on the basis on the Accumulation Unit values, as calculated after we receive the request. The Withdrawal Value attributable to the Subaccounts is paid within 7 days after we receive the request. However, we may suspend withdrawals or delay payment:

     - during any period when the New York Stock Exchange is closed,

     - when trading in a Portfolio is restricted or the SEC determines that an emergency exists, or

     - as the SEC by order may permit.

For withdrawal requests from the MVA Option, we may defer any payment for up to six months, as permitted by state law. During the deferral period, we will continue to credit interest at the current Guaranteed Interest Rate for the same Guarantee Period.

H. MARKET VALUE ADJUSTMENT.

Any withdrawal, transfer or annuitization of Guarantee Period Values, unless effected on the Guarantee Period end date or during the "free look" period, may be adjusted up or down by a Market Value Adjustment.

The Market Value Adjustment reflects the relationship between

     - the currently established interest rate ("Current Interest Rate") for a Guarantee Period equal to the remaining length of the Guarantee Period, rounded to the next higher number of complete years, and

     - the Guaranteed Interest Rate applicable to the amount being withdrawn. Generally, if the Guaranteed Interest Rate is the same or lower than the applicable Current Interest Rate, the Market Value Adjustment reduces Market Adjusted Value and results in a lower payment. Thus, if interest rates increase, the withdrawal could be less than the original Purchase Payment or the original amount allocated to a Guarantee Period. Conversely, if the Guaranteed Interest Rate is higher than the applicable Current Interest Rate, the Market Value Adjustment increases Market Adjusted Value and results in a higher payment.

The Market Value Adjustment (MVA) uses this formula:


                         MVA = GPV X .075 X (J - I) X N


Where:

     I is the Guaranteed Interest Rate being credited to the Guarantee Period Value (GPV) subject to the Market Value Adjustment,

     J is the Current Interest Rate we declare, as of the effective date of the application of the Market Value Adjustment, for current allocations to a Guarantee Period the length of which is equal to the balance of the Guarantee Period for the Guarantee Period Amount subject to the Market Value Adjustment, rounded to the next higher number of complete years, and


     N is the number of months remaining in the Guarantee Period.



For an illustration showing an upward and a downward adjustment, see Appendix A.


I. DEATH BENEFIT.


If you (or the Annuitant) die during the Accumulation Period, prior to attaining age 75, the beneficiary will be paid the greatest of:


     - the Contract Value less Debt, or


     - the total amount of Purchase Payments, minus both Debt and the aggregate dollar amount of all previous partial withdrawals, or



     - the amount that would have been payable in the event of a full surrender.



If you (or the Annuitant) die at age 75 or later, the death benefit is the Contract Value minus Debt or, if larger, the amount that would have been paid in the event of a full surrender.


You or the Beneficiary, as appropriate, may elect to have all or a part of the death proceeds paid to the Beneficiary under one of the Annuity Options described under "Annuity Options" below.

For Non-Qualified Contracts, if you are not the Annuitant and you die before the Annuitant, the death benefit will be paid to your designated Beneficiary. The available Annuity Options are limited by the Code, as described under "Annuity Options". The death benefit is determined as stated above, except your age at death is used in determining the amount payable. If the Beneficiary is your surviving spouse, the surviving spouse may elect to be treated as the successor Owner of the Contract and is not required to begin death benefit distribution. The issue age of the deceased Owner applies in computing the death benefit, payable at the death of a spouse who has elected to be treated as the successor Owner.

J. LOANS.

The Owner of a Contract issued as a tax sheltered annuity under Section 403(b) of the Code or with a qualified plan under Code Section 401 may request a loan (if permitted by the ERISA Qualified Plan) any time during the accumulation period. Loans are made from the general account. In general, under the Code loans may not exceed 50% of the Contract Value. If the Contract Value is at least $20,000 or the Contract is part of an ERISA qualified plan, the maximum loan amount is the lesser of:

     - 50% of the Contract Value, or


     - $50,000 reduced by the principal of any outstanding loan, plus loan interest due or accrued ("loan balance") over the prior 12 months.


If the Contract Value is less than $20,000 and is not part of an ERISA qualified plan, the maximum loan amount is the lesser of:

     - $10,000, or

     - 80% of the Contract Value, less Debt.

The minimum loan is $1,000.

For non-ERISA loans, the loan interest rate is 5.5% per year. For loans issued under ERISA plans, the loan interest rate will vary based on current rates. Interest that is not paid when due is added to the loan and will bear interest at the same rate as the loan. While the loan is outstanding, the portion of the General Account Contract Value that equals the debt will earn interest at a rate 2.5% less than the loan rate.

Loans must be repaid in substantially equal quarterly payments within 5 years. Loans used to purchase your principal residence must be repaid within 15 years.

If a loan payment is not made when due, interest will continue to accrue. On 403(b) Contracts, to the extent permitted by law, the amount of the missed payment will be deducted from your Contract and paid to us. Any loan payment which is not made when due, plus interest, will be treated as a distribution of the entire remaining loan balance and will be taxable to the borrower, and may be subject to early withdrawal tax penalty.

If there is an outstanding loan balance when the Contract is surrendered or annuitized, or when a death benefit is paid, the amount payable will be reduced by the amount of the loan outstanding plus accrued interest. Any loans made under a Contract will be subject to Code requirements, our administrative procedures as reflected under our loan agreements, and, if applicable, ERISA.

K. AUTOMATIC ASSET REBALANCING.


You may elect Automatic Asset Rebalancing on a monthly, quarterly, semi-annual or annual basis. Funds held under the DCA or MVA options are not eligible for this option. There is no charge for this service.

                         CONTRACT CHARGES AND EXPENSES


We deduct the following charges and expenses:

     - mortality and expense risk charge,

     - administrative expenses,

     - Records Maintenance Charge, and

     - applicable premium taxes.

Subject to certain expense limitations, you indirectly bear investment management fees and other Fund expenses.

A. CHARGES AGAINST THE SEPARATE ACCOUNT.

1. MORTALITY AND EXPENSE RISK CHARGE.

We assess each Subaccount a daily asset charge for mortality and expense risks at a rate of 1.00% per annum. Variable Annuity payments reflect the investment experience of each Subaccount but are not affected by changes in actual mortality experience or by actual expenses we incur.

The mortality risk we assume arises from two contractual obligations. First, if you or the Annuitant die before you attain age 75, we may, in some cases, pay more than Contract Value. (See "Death Benefit", page 18) Second, when Annuity Options involving life contingencies are selected, we assume the risk that Annuitants will live beyond actuarial life expectancies.

We also assume an expense risk. Actual expenses of administering the Contracts may exceed the amounts we recover from the Records Maintenance Charge or the administrative cost portion of the daily asset charge.

2. ADMINISTRATIVE COSTS.

We assess each Subaccount a daily asset charge for administrative costs at a rate of .25% per annum. We reserve the right to increase this charge to a maximum of .45 per annum. If we increase this charge we will give you 3 months advance notice. These charges reimburse us for expenses incurred for administering the Contracts. These expenses include your inquiries, changes in allocations, reports to you, Contract maintenance costs, and data processing costs. The administrative charge covers the average anticipated administrative expenses incurred while the Contracts are in force. There is not necessarily a direct relationship between the amount of the charge and the administrative costs of the particular Contract.

B. RECORDS MAINTENANCE CHARGE.

We will assess an annual Records Maintenance Charge (assessed ratably each quarter) during the Accumulation Period against each Contract which has participated in one or more of the Subaccounts during the calendar year whether or not any Purchase Payments have been made during the year. The Records Maintenance Charge is:

     - $7.50 quarterly for Contracts with Contract Value under $25,000.

     - $3.75 quarterly for Contracts with Contract Value between $25,000 and $50,000.

     - No Records Maintenance Charge for Contracts with Contract Value over $50,000.

The Record Maintenance Charge is not assessed during the Annuity Period.

The Records Maintenance Charge is to reimburse us for expenses incurred in establishing and maintaining the records relating to a Contract's participation in the Separate Account. The Records Maintenance Charge will be assessed at the end of each calendar quarter and will constitute a reduction in the net assets of each Subaccount.

At any time the Records Maintenance Charge is assessed, the applicable charge will be assessed ratably against each Subaccount in which the Contract is participating and a number of Accumulation Units sufficient to equal the proper portion of the charge will be redeemed from such Subaccount, or from the Guarantee Periods if necessary to meet the assessment.

C. WITHDRAWAL CHARGE.

There is no withdrawal charge.

D. INVESTMENT MANAGEMENT FEES AND OTHER EXPENSES.


Each Portfolio's net asset value may reflect the deduction of investment management fees, Rule 12b-1 fees and general operating expenses. Subject to limitations, you indirectly bear these fees and expenses. (See "Summary of Expenses.") Further detail is provided in the attached prospectuses for the Portfolios and the Funds' Statements of Additional Information.


E. STATE PREMIUM TAXES.

Certain state and local governments impose a premium tax ranging from 0% to 3.5% of Purchase Payments. If we pay state premium taxes, we may charge the amount paid against Contract Value upon annuitization, unless the tax was previously assessed. See "Appendix B--State Premium Tax Chart" in the Statement of Additional Information. It is our current practice under this Contract to pay premium tax directly and not charge you. This practice is subject to change without notice.

F. REDUCTION OR ELIMINATION OF CERTAIN CHARGES.

Contracts may be available for purchase in certain group or sponsored arrangements that qualify for reductions or eliminations of certain charges, the time periods in which such charges apply, or both. Group arrangements include those in which a trustee, an employer or an association purchases Contracts covering a group of individuals. Sponsored arrangements include those in which an employer or association allows us to offer Contracts to its employees or members on an individual basis.

In certain circumstances, the risk of adverse mortality and expense experience for Contracts purchased in certain group or sponsored arrangements may be reduced. Then, the daily asset charge for mortality and expense costs may likewise be reduced. The daily asset charge for administrative costs and the Records Maintenance Charge may also be reduced or eliminated if we anticipate lower administrative expenses. In certain other circumstances, sales expenses in certain group or sponsored arrangements may be reduced or eliminated.

In determining whether a group or sponsored arrangement qualifies for reduced or eliminated charges, we will consider:

     - the size and type of group to which sales are to be made and administrative services provided, and the persistency expected from the group;

     - the total amount of Purchase Payments to be received and the method in which they will be remitted;

     - any prior or existing relationship with us;

     - the level of commission paid to selling broker-dealers;

     - the purpose for which the Contract is being purchased, and whether that purchase makes it likely that sales costs and administrative expenses will be reduced; and

     - the frequency of projected surrenders or distributions.

We make any reductions or eliminations according to objective guidelines in effect when an application for a Contract is approved. We may change these guidelines from time to time. Any variation in the charges will reflect differences in costs or services and will be offered uniformly to all members of the group or sponsored arrangement. In no event will a charge reduction or elimination be permitted if it is unfairly discriminatory to any person or prohibited by law.

We may also decrease the mortality and expense risk charge, the administration charge, and the Records Maintenance Charge without notice. However, beyond what is disclosed above, we guarantee that they will not increase. We bear the risk that such charges will not cover our costs. On the other hand, should such charges exceed our costs, we will not refund any charges. Any profit is available for corporate purposes including, among other things, payment of distribution expenses.

We may also offer reduced fees and charges, including but not limited to, Records Maintenance Charge and mortality and expense risk and administrative charges, for certain sales that may result in cost savings. Reductions in these fees and charges will not unfairly discriminate against any Owner.

                               THE ANNUITY PERIOD


Contracts may be annuitized under one of several Annuity Options, which are available either on a fixed or variable basis. You may annuitize any time after the first contract year but no later than the Annuitant's 90th birthday. We make annuity payments beginning on the Annuity Date under the Annuity Option you select.


1. ANNUITY PAYMENTS.

Annuity payments are based on:

     - the annuity table specified in the Contract,

     - the selected Annuity Option, and

     - the investment performance of the selected Subaccount(s) (if variable annuitization is elected).

Under variable annuitization, the Annuitant receives the value of a fixed number of Annuity Units each month. An Annuity Unit's value reflects the investment performance of the Subaccount(s) selected. The amount of each annuity payment varies accordingly.

2. ANNUITY OPTIONS.


You may elect one of the Contract's Annuity Options. You may decide at any time (subject to the provisions of any applicable retirement plan and state variations) to begin annuity payments. You may change the Annuity Option before, but not after, the Annuity Date. Generally, annuity payments are made in monthly installments. However, we may make a lump sum payment if the net proceeds available to apply under an Annuity Option are less than $5,000. In addition, if the first monthly payment is less than $50 we may change the frequency of payments to quarterly, semiannual or annual intervals so that the initial payment is at least $50.


The amount of periodic annuity payments may depend upon:

     - the Annuity Option you select;

     - the age of the payee;

     - the investment experience of the selected Subaccount(s); and

     - the interest rates at the time of annuitization.

     For example:

        - if Option 1, income for a specified period, is selected, shorter periods result in fewer payments with higher values.

        - if Option 2, life income, is selected, it is likely that each payment will be smaller than would result if income for a short period were specified.

        - if Option 3, life income with installments guaranteed, is selected, each payment will probably be smaller than would result if the life income option were selected.

        - if Option 4, the joint and survivor annuity, is selected, each payment is smaller than those measured by an individual life income option.

The age of the payee also influences the amount of periodic annuity payments because an older payee is expected to have a shorter life span, resulting in larger payments. Finally, if you participate in a Subaccount with higher investment performance, it is likely you will receive a higher periodic payment.

If the Beneficiary is not an individual, the entire interest must be distributed within 5 years of your death. The Death Benefit distribution must begin no later than one year from your death, unless a later date is prescribed by federal regulation.

For Non-Qualified Contracts, if you die before the Annuity Date, available Annuity Options are limited. The Annuity Options available are:

     - Option 2 or

     - Option 1 or 3 for a period no longer than the life expectancy of the Beneficiary (but not less than 5 years from your death).

OPTION 1--INCOME FOR SPECIFIED PERIOD.

Option 1 provides an annuity payable monthly for a selected number of years ranging from five to thirty. Upon the payee's death, if the Beneficiary is an individual, we automatically continue payments to the Beneficiary for the remainder of the period specified. If the Beneficiary is not an individual (e.g., an estate or trust), we pay the discounted value of the remaining payments in the specified period. Although there is no life contingency risk associated with Option 1, we continue to deduct the daily asset charges for mortality and expense risks and administrative costs.


You may elect to surrender the Contract or make partial withdrawals after annuity payments begin under Option 1. We will then pay the discounted value of the remaining payments.


OPTION 2--LIFE INCOME.

Option 2 provides for an annuity over the lifetime of the payee. If Option 2 is elected, annuity payments terminate automatically and immediately on the payee's death without regard to the number or total amount of payments made. Thus, it is possible for an individual to receive only one payment if death occurred prior to the date the second payment was due.

OPTION 3--LIFE INCOME WITH INSTALLMENTS GUARANTEED.

Option 3 provides an annuity payable monthly during the payee's lifetime. However, Option 3 also provides for the automatic continuation of payments for the remainder of the specified period if the Beneficiary is an individual and payments have been made for less than the specified period. The period specified may be five, ten, fifteen or twenty years. If the Beneficiary is not an individual, we pay the discounted value of the remaining payments in the specified period.

OPTION 4--JOINT AND SURVIVOR ANNUITY.

Option 4 provides an annuity payable monthly while both payees are living. Upon either payee's death, the monthly income payable continues over the life of the surviving payee at a percentage specified when Option 4 is elected. Annuity payments terminate automatically and immediately upon the surviving payee's death without regard to the number or total amount of payments received.

3. ALLOCATION OF ANNUITY.


You may elect payments on a fixed or variable basis, or a combination. Any Guarantee Period Value is annuitized on a fixed basis. Any Separate Account Contract Value is annuitized on a variable basis. The MVA Option is not available during the Annuity Period. You may exercise the transfer privilege during the Accumulation Period. Transfers during the Annuity Period are subject to certain limitations. We reserve the right to restrict the number of Subaccounts available during the Annuity Period.


4. TRANSFER DURING ANNUITY PERIOD.

During the Annuity Period, the payee may, by written request, transfer Subaccount Value from one Subaccount to another Subaccount, subject to the following limitations:

     - Transfers to a Subaccount are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

     - All interest in a Subaccount must be transferred.

     - If we receive notice of transfer to a Subaccount more than 7 days before an annuity payment date, the transfer is effective during the Valuation Period after the date we receive the notice.

     - If we receive notice of transfer to a Subaccount less than 7 days before an annuity payment date, the transfer is effective during the Valuation Period after the annuity payment date.

     - Transfers to the General Account are available only on an anniversary of the first Annuity Date. We must receive notice at least 30 days prior to the anniversary.

A Subaccount's Annuity Unit value is determined at the end of the Valuation Period preceding the effective date of the transfer. We may suspend, change or terminate the transfer privilege at any time.

5. ANNUITY UNIT VALUE.

Annuity Unit value is determined independently for each Subaccount.

Annuity Unit value for any Valuation Period is:

     - Annuity Unit value for the preceding Valuation Period, times

     - the net investment factor for the current Valuation Period, times

     - an interest factor which offsets the 2.5% per annum rate of investment earnings assumed by the Contract's annuity tables.

The net investment factor for a Subaccount for any Valuation Period is:

     - the Subaccount's Accumulation Unit value at the end of the current Valuation Period, plus or minus the per share charge or credit for taxes reserved; divided by

     - the Subaccount's Accumulation Unit value at the end of the preceding Valuation Period, plus or minus the per share charge or credit for taxes reserved.

6. FIRST PERIODIC PAYMENT UNDER VARIABLE ANNUITY.

When annuity payments begin, the value of your Contract interest is:

     - Accumulation Unit values at the end of the Valuation Period falling on the 20th or 7th day of the month before the first annuity payment is due, times

     - the number of Accumulation Units credited at the end of the Valuation Period, minus

     - premium taxes.

The first annuity payment is determined by multiplying the benefit per $1,000 of value shown in the applicable annuity table by the number of thousands of dollars of Contract Value.

A 2.5% per annum rate of investment earnings is assumed by the Contract's annuity tables. If the actual net investment earnings rate exceeds 2.5% per annum, payments increase accordingly. Conversely, if the actual rate is less than 2.5% per annum, annuity payments decrease.

7. SUBSEQUENT PERIODIC PAYMENTS UNDER VARIABLE ANNUITY.

Subsequent annuity payments are determined by multiplying the number of Annuity Units by the Annuity Unit value at the Valuation Period before each annuity payment is due. The first annuity payment is divided by the Annuity Unit value as of the Annuity Date to establish the number of Annuity Units representing each annuity payment. This number does not change.

8. FIXED ANNUITY PAYMENTS.

Each Fixed Annuity payment is determined from tables we prepare. These tables show the monthly payment for each $1,000 of Contract Value allocated to a Fixed Annuity. Payment is based on the Contract Value at the date before the annuity payment is due. Fixed Annuity payments do not change regardless of investment, mortality or expense experience.

9. DEATH PROCEEDS.

If the payee dies after the Annuity Date while the Contract is in force, the death benefit, if any, depends upon the form of annuity payment in effect at the time of death. (See "Annuity Options.")

                              FEDERAL INCOME TAXES

A. INTRODUCTION


This discussion is not exhaustive and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of the law to individual circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and the courts.



This discussion does not address state or local tax consequences nor federal estate or gift tax consequences, associated with buying a Contract. In addition, WE MAKE NO GUARANTEE REGARDING ANY TAX TREATMENT--FEDERAL, STATE, OR LOCAL--OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.


B. OUR TAX STATUS

We are taxed as a life insurance company and the operations of the Separate Account are treated as a part of our total operations. The Separate Account is not separately taxed as a "regulated investment company". Investment income and capital gains of the Separate Account are not taxed to the extent they are applied under a Contract. We do not anticipate that we will incur federal income tax liability attributable to the income and gains of the Separate Account, and therefore we do not intend to provide for these taxes. If we are taxed on investment income or capital gains of the Separate Account, then we may impose a charge against the Separate Account to provide for these taxes.

C. TAXATION OF ANNUITIES IN GENERAL

1. TAX DEFERRAL DURING ACCUMULATION PERIOD

Under the Code, except as described below, increases in the Contract Value of a Non-Qualified Contract are generally not taxable to you or the Annuitant until received as annuity payments or otherwise distributed. However, certain requirements must be satisfied for this general rule to apply, including:

     - the Contract must be owned by an individual,

     - Separate Account investments must be "adequately diversified",

     - we, rather than you, must be considered the owner of Separate Account assets for federal tax purposes, and

     - annuity payments must appropriately amortize Purchase Payments and Contract earnings.


NON-NATURAL OWNER. As a general rule, deferred annuity contracts held by "non-natural persons", such as corporations, trusts or similar entities, are not annuity contracts for federal income tax purposes. The investment income on these contracts is taxed each year as ordinary income received or accrued by the non-natural owner. There are exceptions to this general rule for non-natural owners. Contracts are generally treated as held by a natural person if the nominal owner is a trust or other entity holding the contract as an agent for a natural person. However, this special exception does not apply to an employer who is the nominal owner of a contract under a non-qualified deferred compensation plan for its employees.


Additional exceptions to this rule include:


     - certain contracts acquired by a decedent's estate,


     - certain Qualified Contracts,


     - certain contracts used with structured settlement agreements, and



     - certain contracts purchased with a single premium when the annuity starting date is no later than a year from contract purchase and substantially equal periodic payments are made at least annually.



DIVERSIFICATION REQUIREMENTS. For a contract to be treated as an annuity for federal income tax purposes, separate account investments must be "adequately diversified". The Treasury Secretary issued regulations prescribing standards for adequately diversifying separate account investments. If the separate account failed to comply with these diversification standards, the contract would not be treated as an annuity contract for federal income tax purposes and the owner would generally be taxed on the difference between the contract value and the purchase payments.

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Although we do not control Fund investments, we expect that each Portfolio of the Fund will comply with these regulations so that each Subaccount of the Separate Account will be considered "adequately diversified."



OWNERSHIP TREATMENT. In certain circumstances, a variable annuity contract owner may be considered the owner of the assets of the separate account supporting the contract. In those circumstances, income and gains from separate account assets are includible in the owner's gross income. The Internal Revenue Service ("IRS"), in published rulings, stated that a variable contract owner will be considered the owner of separate account assets if the owner possesses the ability to exercise investment control over the assets. As of the date of this Prospectus, no comprehensive guidance has been issued by the IRS clarifying the circumstances when such investment control by a variable contract owner would exist. As a result, your right to allocate the Contract Value among the Subaccounts may cause you to be considered the owner of the assets of the Separate Account.



We do not know what limits may be set forth in any guidance that the IRS may issue, or whether any such limits will apply to existing Contracts. We therefore reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the owner of the Separate Account assets. However there is no assurance that such efforts would be successful.



DELAYED ANNUITY DATES. If the Annuity Date occurs (or is scheduled to occur) when you have reached an advanced age, E.G., past age 85, the Contract might not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includible in your income.


The following discussion assumes that the Contract is treated as an annuity contract for tax purposes and that we are treated as the owner of Separate Account assets.

2. TAXATION OF PARTIAL AND FULL WITHDRAWALS FROM NONQUALIFIED CONTRACTS


Partial withdrawals from a Non-Qualified Contract are includible in income to the extent the Contract Value exceeds the "investment in the contract." This amount is referred to as the "income on the contract". Full withdrawals are also includible in income to the extent they exceed the "investment in the contract." Investment in the contract equals the total of Purchase Payments minus any amounts previously received from the Contract that were not includable in your income.



Any assignment or pledge (or agreement to assign or pledge) of Contract Value, is treated as a withdrawal. Investment in the contract is increased by the amount includible in income with respect to such assignment or pledge. If you transfer a contract interest, without adequate consideration, to someone other than your spouse (or to a former spouse incident to divorce), you will be taxed on the income on the contract. In this case, the transferee's investment in the contract is increased to reflect the increase in your income.



There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another. A tax adviser should be consulted in those situations.


3. TAXATION OF ANNUITY PAYMENTS


Normally, the portion of each annuity payment taxable as income equals the payment minus the exclusion amount. The exclusion amount for variable annuity payments is the "investment in the contract" allocated to the variable annuity option and adjusted for any period certain or refund feature, divided by the number of payments expected to be made. The exclusion amount for fixed annuity payments is the payment times the ratio of the investment in the contract allocated to the fixed annuity option and adjusted for any period certain or refund feature, to the expected value of the fixed annuity payments.


Once the total amount of the investment in the contract is excluded using these ratios, annuity payments will be fully taxable. If annuity payments stop because the annuitant dies before the total amount of the investment in the contract is recovered, the unrecovered amount generally is allowed as a deduction to the annuitant in the last taxable year.

4. TAXATION OF DEATH BENEFITS

Amounts may be distributed upon your or the Annuitant's death. Before the Annuity Date, death benefits are includible in income and:

     - if distributed in a lump sum are taxed like a full withdrawal, or

     - if distributed under an Annuity Option are taxed like annuity payments.

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

After the Annuity Date, where a guaranteed period exists and the Annuitant dies before the end of that period, payments made to the Beneficiary for the remainder of that period are includible in income and:

     - if received in a lump sum are includible in income if they exceed the unrecovered investment, or

     - if distributed in accordance with the selected annuity option are fully excludable from income until the remaining investment in the contract is deemed to be recovered.

Thereafter, all annuity payments are fully includible in income.

5. PENALTY TAX ON PREMATURE DISTRIBUTIONS

A 10% penalty tax applies to a taxable payment from a Non-Qualified Contract unless:

     - received on or after you reach age 59 1/2,

     - attributable to your disability,

     - made to a Beneficiary after your death or, for non-natural Owners, after the primary Annuitant's death,


     - made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and a designated beneficiary (within the meaning of the tax law),


     - made under a Contract purchased with a single premium when the annuity starting date is no later than a year from Contract purchase and substantially equal periodic payments are made at least annually, or


     - made with annuities used with certain structured settlement agreements.


6. AGGREGATION OF CONTRACTS


The taxable amount of an annuity payment or withdrawal from a Non-Qualified Contract may be determined by combining some or all of the Non-Qualified Contracts you own. For example, if you purchase a Contract and also purchase an immediate annuity at approximately the same time, the IRS may treat the two contracts as one contract. Similarly, if a person transfers part of his interest in one annuity contract to purchase another annuity contract, the IRS might treat the two contracts as one contract. In addition, if you purchase two or more deferred annuity contracts from the same company (or its affiliates) during any calendar year, these contracts are treated as one contract. The effects of this aggregation are not always clear. However, it could affect the taxable amount of an annuity payment or withdrawal and the amount which might be subject to the 10% penalty tax.



7. LOSS OF INTEREST DEDUCTION WHERE CONTRACTS ARE HELD BY OR FOR THE BENEFIT OF CERTAIN NON-NATURAL PERSONS



For Contracts issued after June 8, 1997 to a non-natural owner, all or some portion of otherwise deductible interest may not be deductible by the owner. However, this interest deduction disallowance does not affect Contracts where the Owner is taxable each year on the investment income under the Contract. Entities considering purchasing the Contract, or entities that will be beneficiaries under a Contract, should consult a tax adviser.


D. QUALIFIED PLANS

Qualified Contracts are used with retirement plans which receive favorable tax treatment as Individual Retirement Annuities, Simplified Employee Pensions--IRAs, Roth Individual Retirement Annuities, tax sheltered annuities, and certain deferred compensation plans ("qualified plans"). Numerous special tax rules apply to qualified plans and to Qualified Contracts. Therefore, we make no attempt to provide more than general information about use of Qualified Contracts.


Under the Code, qualified plans generally enjoy tax-deferred accumulation of amounts invested in the plan. Therefore, in considering whether or not to purchase a Contract in a qualified plan, you should only consider the Contract's other features, including the availability of lifetime annuity payments and death benefit protection.


The tax rules applicable to qualified plans vary according to the type, terms and conditions of the plan. For example, for both withdrawals and annuity payments under certain Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the permitted contribution, and the corresponding deduction or exclusion, are limited under qualified plans. In Qualified Contracts, the Owner and Annuitant generally are the same individual. Also, if the joint Annuitant is not the
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

Annuitant's spouse, the annuity options may be limited, depending on the difference in their ages. Furthermore, the length of any Guarantee Period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code.


Qualified Contracts are subject to special rules specifying the time at which distributions must begin and the amount that must be distributed each year. In the case of Individual Retirement Annuities, distributions of minimum amounts must generally begin by April 1 of the calendar year following the calendar year in which the owner attains age 70 1/2. An excise tax is imposed for the failure to comply with the minimum distribution requirements. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the accrual distribution.



A 10% penalty tax may apply to the taxable amount of payments from Qualified Contracts. For Individual Retirement Annuities, the penalty tax does not apply to a payment:



     - received after you reach age 55 and have separated from service,



     - received after you reach age 59 1/2,



     - received after your death or because of your disability, or



     - made as a series of substantially equal periodic payments (at least annually) for your life (or life expectancy) or for the joint lives (or joint life expectancies) of you and your designated beneficiary.



In addition, the penalty tax does not apply to certain distributions used for qualified first time home purchases or for higher education expenses. Special conditions must be met to qualify for these exceptions. If you wish to take a distribution for these purposes you should consult your tax adviser. Other exceptions may apply.



Qualified Contracts are amended to conform to plan requirements. However, you are cautioned that the rights of any person to any benefits under qualified plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, we are not bound by terms and conditions of qualified plans if they are inconsistent with the Contract.


1. QUALIFIED PLAN TYPES


We may issue Contracts for the following types of qualified plans.


INDIVIDUAL RETIREMENT ANNUITIES. The Code permits eligible individuals to contribute to an individual retirement annuity known as an "IRA." The Code limits the amounts contributed, the persons eligible and the time when distributions start. Also, subject to direct rollover and mandatory withholding requirements, distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. The Contract may not fund an "Education IRA."


SIMPLIFIED EMPLOYEE PENSIONS (SEP-IRAS). The Code allows employers to establish simplified employee pension plans, using the employees' IRAs. Under these plans the employer may make limited deductible contributions on behalf of the employees to IRAs. Employers and employees intending to use the Contract in connection with these plans should consult a tax adviser.



SIMPLE IRAS. The Code permits certain small employers to establish "SIMPLE retirement accounts," including SIMPLE IRAs, for their employees. Under SIMPLE IRAs, certain deductible contributions are made by both employees and employers. SIMPLE IRAs are subject to various requirements, including limits on the amounts that may be contributed, the persons who may be eligible, and the time when distributions may commence. As discussed above (see Individual Retirement Annuities), there is some uncertainty regarding the proper characterization of the Contract's death benefit for purposes of the tax rules governing IRAs (which would include SIMPLE IRAs). Employers and employees intending to use the Contract with such plans should consult a tax adviser.



ROTH IRAS. The Code permits contributions to an IRA known as a "Roth IRA." Roth IRAs differ from other IRAs in certain respects, including:


     - Roth IRA contributions are never deductible,

     - "qualified distributions" from a Roth IRA are excludable from income,


     - mandatory distribution rules do not apply before death,



     - a rollover to a Roth IRA must be a "qualified rollover contribution," under the Code,


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


     - special eligibility requirements apply, and



     - contributions to a Roth IRA can be made after the Owner reaches age
       70 1/2.



All or part of an IRA may be converted into a Roth IRA without taking an actual distribution. You may convert by notifying the IRA issuer or trustee. You must be eligible for a qualified rollover contribution to convert an IRA to a Roth IRA. A conversion typically results in the inclusion of some or all of the IRA value in gross income, except that the 10% penalty tax does not apply. Persons with adjusted gross incomes in excess of $100,000 or who are married and file a separate return are not eligible to make a qualified rollover contribution or a transfer in a taxable year from a non-Roth IRA to a Roth IRA.



Any "qualified distribution," as defined in Section 408A, from a Roth IRA is excludible from gross income. A qualified distribution includes a distribution made after you reach age 59 1/2, after your death, because of your disability, or made to a first-time homebuyer.



TAX-SHELTERED ANNUITIES. Code Section 403(b) permits public school employees and employees of certain types of charitable, educational and scientific organizations to have their employers purchase annuity contracts for them and, subject to certain limitations, to exclude the amount of purchase payments from gross income for tax purposes. These annuity contracts are commonly referred to as "tax-sheltered annuities". If you purchase a Contract for such purposes, you should seek competent advice as to eligibility, limitations on permissible amounts of purchase payments and other tax consequences associated with the Contracts. In particular, you should consider that the Contract provides a death benefit that in certain circumstances may exceed the greater of the Purchase Payments and the Contract Value. It is possible that such death benefit could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in currently taxable income to you. In addition, there are limitations on the amount of incidental benefits that may be provided under a tax-sheltered annuity. Even if the death benefit under the Contract were characterized as an incidental death benefit, it is unlikely to violate those limits unless you also purchase a life insurance contract as part of your tax-sheltered annuity plan.



Tax-sheltered annuity contracts must contain restrictions on withdrawals of:



     - contributions made pursuant to a salary reduction agreement in years beginning after December 31, 1988,



     - earnings on those contributions, and



     - earnings after December 31, 1988 on amounts attributable to salary reduction contributions held as of December 31, 1988. These amounts can be paid only if you have reached age 59 1/2, separated from service, died, or becomes disabled (within the meaning of the tax law), or in the case of hardship (within the meaning of the tax law). Amounts permitted to be distributed in the event of hardship are limited to actual contributions; earnings thereon cannot be distributed on account of hardship. Amounts subject to the withdrawal restrictions applicable to
       Section 403(b)(7) custodial accounts may be subject to more stringent restrictions. (These limitations on withdrawals generally do not apply to the extent you direct us to transfer some or all of the Contract Value to the issuer of another tax-sheltered annuity or into a Section 403(b)(7) custodial account.) Additional restrictions may be imposed by the plan sponsor.


DEFERRED COMPENSATION PLANS OF STATE AND LOCAL GOVERNMENTS AND TAX-EXEMPT ORGANIZATIONS. The Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. Generally, a Contract purchased by a state or local government or a tax-exempt organization will not be treated as an annuity contract for federal income tax purposes. Those who intend to use the Contracts in connection with such plans should seek competent advice.

2. DIRECT ROLLOVERS


If the Contract is used with a retirement plan that is qualified under Sections 401(a), 403(a), or 403(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to "direct rollover" and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from such a qualified retirement plan, excluding certain amounts such as:



     - minimum distributions required under Section 401(a)(9) of the Code, and



     - certain distributions for life, life expectancy, or for 10 years or more which are part of a "series of substantially equal periodic payments."


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Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain Qualified Plans. Prior to receiving an eligible rollover distribution, a notice will be provided explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct rollover.

E. FEDERAL INCOME TAX WITHHOLDING

We withhold and send to the U.S. Government a part of the taxable portion of each distribution unless the payee notifies us before distribution of an available election not to have any amounts withheld. In certain circumstances, we may be required to withhold tax. The withholding rates for the taxable portion of periodic annuity payments are the same as the withholding rates for wage payments. In addition, the withholding rate for the taxable portion of non-periodic payments (including withdrawals prior to the maturity date and conversions of, or rollovers from, non-Roth IRAs to Roth IRAs) is 10%. The withholding rate for eligible rollover distributions is 20%.


                           DISTRIBUTION OF CONTRACTS


The Contracts are sold by licensed insurance agents in those states where the Contract may be lawfully sold. The agents are also registered representatives of registered broker-dealers who are members of the National Association of Securities Dealers, Inc. Sales commissions may vary, but are not expected to exceed 6.25% of Purchase Payments. In addition to commissions, we may pay additional promotional incentives, in the form of cash or other compensation, to selling broker-dealers. These incentives may be offered to certain licensed broker-dealers that sell or are expected to sell certain minimum amounts during specified time periods. The Contracts are distributed through the principal underwriter for the Separate Account:

                      Investors Brokerage Services, Inc. ("IBS")
                      1 Kemper Drive
                      Long Grove, Illinois, 60049

IBS is our wholly-owned subsidiary. IBS enters into selling group agreements with affiliated and unaffiliated broker-dealers. All of the investment options are not available to all Owners. The investment options are available only under Contracts that are sold or serviced by broker-dealers having a selling group agreement with IBS authorizing the sale of Contracts with the investment options specified in this Prospectus. Other distributors may sell and service contracts with different investment options.

                                 VOTING RIGHTS

Proxy materials in connection with any Fund shareholder meeting are delivered to each Owner with Subaccount interests invested in the Fund as of the record date. Proxy materials include a voting instruction form. We vote all Fund shares proportionately in accordance with instructions received from Owners. We will also vote any Fund shares attributed to amounts we have accumulated in the Subaccounts in the same proportion that Owners vote. A Fund is not required to hold annual shareholders' meetings. Funds hold special meetings as required or deemed desirable for such purposes as electing trustees, changing fundamental policies or approving an investment advisory agreement.

Owners have voting rights in a Portfolio based upon the Owner's proportionate interest in the corresponding Subaccount as measured by units. Owners have voting rights before surrender, the Annuity Date or the death of the Annuitant. Thereafter, the payee entitled to receive Variable Annuity payments has voting rights. During the Annuity Period, Annuitants' voting rights decrease as Annuity Units decrease.

                    REPORTS TO CONTRACT OWNERS AND INQUIRIES

Each quarter, we send you a statement showing amounts credited to each Subaccount and to the Guarantee Period Value. In addition, if you transfer amounts among the investment options or make additional unscheduled payments, you will receive written confirmation of these transactions. We will also send a current statement upon your request. We also send you annual and semi-annual reports for the Portfolios that correspond to the Subaccounts in which you invest and a list of the securities held by that Portfolio.

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

You will have access to Contract information through the Interactive Voice Response System (IVR) at (888) 477-9700. You will also be able to access your account information from our website at www.zurichkemper.com.

You may also direct inquiries to the selling agent or may call 1-888-477-9700 or write to Kemper Investors Life Insurance Company, Customer Service, 1 Kemper Drive, Long Grove, Illinois 60049.

                             DOLLAR COST AVERAGING

DOLLAR COST AVERAGING FOR THE KEMPER MONEY MARKET AND KEMPER GOVERNMENT SECURITIES SUBACCOUNTS


Under our Dollar Cost Averaging program ("DCA"), you designate a portion of the Kemper Money Market or Kemper Government Securities Subaccount Value to be transferred on a monthly or quarterly basis to the other Subaccounts. The DCA program is available only during the Accumulation Period. DCA to the MVA Options are not permitted.


The first DCA will occur on the requested beginning date. If the requested beginning date is a non-business day, the first DCA will occur on the first business day prior to the requested beginning date. If you do not provide a requested beginning date, the first DCA will occur on the first business day following receipt of your request. We will delay the beginning date if information is missing from your request or if your request is deemed not in good order. Subsequent DCA transfers will occur, every one or three months, on the same day of the month as the initial DCA transfer. If a subsequent DCA transfer is scheduled for a non-business day, the transfer will take place on the business day prior to the scheduled DCA transfer date.

DOLLAR COST AVERAGING FROM OUR GENERAL ACCOUNT

Deposits and transfers into our general account will be automatically transferred to the subaccounts on a monthly frequency over a period no greater than seven (7) months from the date of the initial transfer or deposit to the General Account. All assets transferred or deposited to the General Account will be transferred from the General Account by the end of the seven (7) month period. The first DCA transfer will occur one month following the date of the initial deposit or transfer to the DCA account. Subsequent DCA transfers will occur on the same day of the month as the initial DCA transfer. If a subsequent DCA transfer is scheduled for a non-business day, the transfer will take place on the business day prior to the scheduled DCA transfer date.

We reserve the right to offer additional DCA periods at any time. All additional DCA periods will be offered for a limited period of time and may be changed, revoked or canceled at any time for future deposits or transfers.

                           SYSTEMATIC WITHDRAWAL PLAN

We offer a Systematic Withdrawal Plan ("SWP") allowing you to pre-authorize periodic withdrawals during the Accumulation Period. You instruct us to withdraw selected amounts from the Subaccounts or Guarantee Periods on a monthly, quarterly, semi-annual or annual basis. SWP is not available from the MVA accounts or under the DCA Program. WITHDRAWALS TAKEN UNDER THE SWP MAY BE SUBJECT TO THE 10% TAX PENALTY ON EARLY WITHDRAWALS AND TO INCOME TAXES AND MAY BE SUBJECT TO 20% WITHHOLDING. If you are interested in SWP, you may obtain an application and information concerning this program and its restrictions from us or your agent. We give thirty days' notice if we amend the SWP. The SWP may be terminated at any time by the you or us.

                                    EXPERTS


The consolidated balance sheets of KILICO as of December 31, 1999 and 1998 and the related consolidated statements of operations, comprehensive income, stockholder's equity, and cash flows for the years ended December 31, 1999, 1998 and 1997 have been included herein and in the registration statement in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


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

                                 LEGAL MATTERS

Legal matters with respect to our organization, our authority to issue annuity contracts and the validity of the Contract, have been passed upon by Debra P. Rezabek, our Senior Vice President, General Counsel and Corporate Secretary. Jorden Burt Boros Cicchetti Berenson & Johnson, LLP, Washington, D.C., has advised us on certain legal matters concerning federal securities laws applicable to the issue and sale of the Contracts.

                             SPECIAL CONSIDERATIONS

We reserve the right to amend the Contract to meet the requirements of federal or state laws or regulations. We will notify you in writing of these amendments.

Your rights under a Contract may be assigned as provided by law. An assignment will not be binding upon us until we receive a written copy of the assignment. You are solely responsible for the validity or effect of any assignment. You, therefore, should consult a qualified tax advisor regarding the tax consequences, as an assignment may be a taxable event.

                             AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file reports and other information with the SEC. These reports and other information can be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and 500 West Madison, Suite 1400, Northwestern Atrium Center, Chicago, Illinois. Copies also can be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

We have filed registration statements (the "Registration Statements") relating to the Contracts with the SEC under the Securities Act of 1933 and the Investment Company Act of 1940. This Prospectus has been filed as part of the Registration Statements and does not contain all of the information set forth in the Registration Statements. These Registration Statements contain further information about us and the Contracts. The Registration Statements may be inspected and copied, and copies can be obtained at prescribed rates, as mentioned above.

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                                    BUSINESS



CORPORATE STRUCTURE



KILICO was founded in 1947 and is incorporated under the insurance laws of the State of Illinois. We are licensed in the District of Columbia and all states except New York. We are a wholly-owned subsidiary of Kemper Corporation ("Kemper"), a non-operating holding company. KILICO and Kemper are wholly-owned subsidiaries of Zurich Financial Services ("ZFS" or "Zurich"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index. Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.



STRATEGIC INITIATIVES



Our management, operations and strategic directions are integrated with those of several other Kemper subsidiaries:



- Federal Kemper Life Assurance Company ("FKLA"),



- Zurich Life Insurance Company of America ("ZLICA"), and



- Zurich Direct, Inc., ("ZD").



This integration streamlines management, controls costs, improves profitability, increases operating efficiencies and productivity, and helps to expand the companies' distribution capabilities. Headquartered in Long Grove, Illinois, FKLA markets term and interest-sensitive life insurance, as well as certain annuity products through brokerage general agents and other independent distributors. ZLICA markets term life insurance products primarily through ZD. ZD is an affiliated direct marketing life insurance agency currently marketing basic, low-cost term life insurance through various marketing media.



Over the last several years, we increased the competitiveness of our variable annuity products by adding multiple variable subaccount investment options and investment managers to existing variable annuity products. In 1997, we introduced a non-registered individual and group variable bank-owned life insurance contract ("BOLI") and a series of individual variable life insurance contracts. In 1998, we introduced a new registered individual variable annuity product with 37 variable subaccount investment options and various investment managers.



NARRATIVE DESCRIPTION OF BUSINESS



We offer both individual fixed-rate (general account) and individual and group variable (separate account) annuity contracts, as well as individual term life, universal life and individual and group variable life insurance products through various distribution channels. We offer investment-oriented products, guaranteed returns or a combination of both, to help policyholders meet multiple insurance and financial objectives. Financial institutions, securities brokerage firms, insurance agents and financial planners are important distribution channels for our products. Our sales mainly consist of deposits received on certain long duration annuity and variable life insurance contracts as well as reinsurance premiums assumed from FKLA.



Our fixed and variable annuities generally have surrender charges that are a specified percentage of policy values and decline as the policy ages. General account annuity and interest-sensitive life policies are guaranteed to accumulate at specified interest rates but allow for periodic crediting rate changes.



Over the last several years, in part reflecting the current interest rate environment, we have increased our emphasis on marketing our existing and new separate account products. Unlike the fixed-rate annuity business where we manage spread revenue, these variable products pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds. We, in turn, receive administrative fee revenue on these variable products which compensates us for providing death benefits potentially in excess of cash surrender values. In addition, on variable life insurance contracts, cost of insurance charges compensate us for providing death benefit coverage substantially in excess of surrender values.

As a result of this strategy, our separate account assets and related sales of our variable annuity and life products have increased over the last couple of years. KILICO's separate account assets and sales were as follows (in millions):



                                                                       DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Separate account assets.....................................  $9,778.1   $7,099.2   $5,122.0
                                                              ========   ========   ========



                                                                  YEAR ENDED DECEMBER 31
                                                              ------------------------------
                                                                1999       1998       1997
                                                              --------   --------   --------
Variable annuity sales......................................  $  468.9   $  300.4   $  259.8
Variable life sales.........................................   1,661.1    1,523.0    2,708.6
                                                              --------   --------   --------
          Total separate account sales......................  $2,130.0   $1,823.4   $2,968.4
                                                              ========   ========   ========



During mid-1998, we introduced DESTINATIONS, a registered individual variable annuity product. DESTINATIONS offers 37 variable subaccount investment options with various investment managers, ten guarantee period accounts and a fixed account, dollar cost averaging and a guaranteed retirement income benefit option.



During mid-1997, we introduced variable BOLI, a group variable life insurance contract that is primarily marketed to banks and other large corporate entities. Also in 1997, we issued a series of non-registered variable individual universal life insurance contracts that are marketed primarily to high net worth individuals. Significant fluctuations in our sales of the variable life products are due mainly to the nature of the BOLI product--high dollar volume per sale, low frequency of sales--and the uncertainty surrounding BOLI's tax advantaged status since the release of the Clinton Administration's fiscal year budgets, from 1998 through 2001.



Investors Brokerage Services, Inc., ("IBS"), our wholly-owned subsidiary, is the principal underwriter and distributor of our registered variable annuity and variable life products. IBS, Life Insurance Solutions, L.L.C., an affiliate, and Benefit Finance Securities, L.L.C., a non-affiliate, are distributors of our BOLI and high net worth products.



Current crediting rates, a conservative investment strategy and the interest rate environment have impacted our general account fixed annuity sales over the last several years. Our general account fixed annuity sales were as follows (in millions):



                                                                     YEAR ENDED
                                                                    DECEMBER 31
                                                              ------------------------
                                                               1999     1998     1997
                                                              ------   ------   ------
General account fixed annuity sales.........................  $383.8   $179.9   $145.7
                                                              ======   ======   ======



Our general account fixed annuity sales increased $203.9 million in 1999, compared with 1998. This increase is primarily due to strong sales of the new variable annuity product introduced in mid-1998 that offers both a variable and a fixed option, including dollar cost averaging. Dollar cost averaging allows contractholders the option to deposit amounts in the general account and authorize pro-rated amounts to be automatically transferred into the separate account over a specified period of time in order to reduce the effects of significant market fluctuations.



During 1999, 1998 and 1997, we assumed $21.3 million, $21.6 million and $21.1 million, respectively, of term life insurance premiums from FKLA. Excluding the amounts assumed from FKLA, our total term life sales, including new and renewal premiums, net of reinsurance ceded, amounted to $677 thousand in 1999, compared with $846 thousand in 1998 and $1.1 million in 1997.



FEDERAL INCOME TAX DEVELOPMENTS



In early 2000, the Clinton Administration's Fiscal Year 2001 Budget ("Budget") was released and contained certain proposals to change the taxation of BOLI. It is currently unknown whether or not these proposals will be accepted, amended or omitted in the final Budget approved by Congress. If the current Budget proposals are accepted, BOLI contracts may no longer be tax advantaged products and therefore less attractive to those customers who purchase them in recognition of their favorable tax attributes. Additionally, sales of these products during 2000 may also be negatively impacted until the likelihood of the current proposals being enacted into law has been determined.



NAIC RATIOS



The National Association of Insurance Commissioners (the "NAIC") annually calculates certain statutory financial ratios for most insurance companies in the United States. These calculations are known as the Insurance Regulatory Information System ("IRIS") ratios. Currently, twelve IRIS ratios are calculated. The primary purpose of the ratios is to provide an "early warning" of any negative developments. The NAIC reports a company's ratios to state regulators who may then contact the company if three or more ratios fall outside the NAIC's "usual ranges".



Based on statutory financial data as of December 31, 1999, we had three ratios outside the usual ranges; the change in capital and surplus ratios, gross and net, and the change in reserving ratio. Our change in capital and surplus ratios, both gross and net is due to the payment of dividends to Kemper in 1999 of $115.0 million. Our change in reserving ratio primarily reflected the level of interest-sensitive life surrenders and withdrawals during 1999, as well as an increase in individual variable life renewal premiums, as compared to 1998. The increase in individual variable life renewal premiums in 1999 is mainly due to an increase in sales of individual universal life insurance in 1998. Other than certain states requesting quarterly financial reporting and/or explanations of the underlying causes for certain ratios, no state regulators have taken any action due to our IRIS ratios for 1999 or earlier years.



RISK-BASED CAPITAL, ASSET ADEQUACY AND CODIFICATION



Under Illinois' asset adequacy and risk-based capital rules, state regulators may mandate remedial action for inadequately reserved or inadequately capitalized companies. The asset adequacy rules are designed to assure that assets supporting reserves are adequate to cover liabilities under a variety of economic scenarios. The focus of risk-based capital rules is a risk-based formula that applies prescribed factors to various risk elements in an insurer's business and investments to develop a minimum capital requirement designed to be proportional to the amount of risk assumed by the insurer. We have capital levels substantially exceeding any that would mandate action under the risk-based capital rules and are in compliance with applicable asset adequacy rules.



In March 1998, the NAIC approved the codification of statutory accounting principles. Codification is effective January 1, 2001. We have not quantified the impact that codification will have on our statutory financial position or results of operations.



RESERVES AND REINSURANCE



The following table provides a breakdown of our reserves for future policy benefits by product type (in millions):



                                                              DECEMBER 31   DECEMBER 31
                                                                 1999          1998
                                                              -----------   -----------
General account annuities...................................    $2,729        $2,864
Interest-sensitive life insurance and other.................       671           688
Term life reserves..........................................         9             9
Ceded future policy benefits................................       310           345
                                                                ------        ------
          Total.............................................    $3,719        $3,906
                                                                ======        ======



Ceded future policy benefits shown above reflect coinsurance (indemnity reinsurance) transactions where we insured liabilities of approximately $516 million in 1992 and $416 million in 1991 with an affiliate, Fidelity Life Association, A Mutual Legal Reserve Company ("FLA"). FLA shares directors, management, operations and employees with FKLA pursuant to an administrative and management services agreement. FLA produces policies not produced by FKLA or KILICO as well as other policies similar to certain FKLA policies. At December 31, 1999 and 1998, our reinsurance reserve credit from FLA related to these coinsurance transactions totaled approximately $309.7 million and $344.8 million, respectively. Utilizing FKLA's employees, we are the servicing company for this coinsured business and are reimbursed by FLA for the related servicing expenses.

During December 1997, we entered into a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. Under the terms of this agreement, we ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in our separate accounts. As consideration for this reinsurance coverage, we cede separate account fees (cost of insurance charges) to ZICBB and retain a portion in a funds withheld account which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, we modified the reinsurance agreement to increase the reinsurance from 90 percent to 100 percent.



The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):



BANK OWNED LIFE INSURANCE (BOLI)


(IN MILLIONS)



                                                                 YEAR ENDED DECEMBER 31
                                                             ------------------------------
                                                               1999       1998       1997
                                                             --------   --------   --------
Face amount in force.......................................  $ 82,021   $ 66,186   $ 59,338
                                                             ========   ========   ========
Net amount at risk ceded...................................  $(75,979)  $(62,160)  $(51,066)
                                                             ========   ========   ========
Cost of insurance charges ceded............................  $  166.4   $  175.5   $   24.3
                                                             ========   ========   ========
Funds withheld account.....................................  $  263.4   $  170.9   $   23.4
                                                             ========   ========   ========



We have a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Government Bond Division of the KILICO Variable Series I Separate Account. During 1998, we recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, we had also placed assets supporting the FWA in a segmented portion of our General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, we recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.



Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.



In 1996, we assumed, on a yearly renewable term basis, term life insurance from FKLA. As a result of this transaction, we recorded reserves in 1999 and 1998 of approximately $8.0 million and $8.5 million, respectively.



COMPETITION



We are in a highly competitive business. We compete with a large number of other stock and mutual life insurance companies, many of which are larger financially, although none is truly dominant in the industry. With our emphasis on annuity products, we also compete for savings dollars with securities brokerage and investment advisory firms as well as other institutions that manage assets, produce financial products or market other types of investment products.



Our principal methods of competition continue to be innovative products, often designed for selected distribution channels and economic conditions, as well as appropriate product pricing, careful underwriting, expense control and the quality of services provided to policyholders and agents.

To address our competition, we have adopted certain business strategies. These include:



     - systematic review of investment risk and our capital position,



     - customer segmentation and focus,



     - continued focus on existing and new variable annuity and variable life insurance products,



     - distribution through diversified channels, and



     - ongoing efforts to continue as a low-cost provider of insurance products and high-quality services to agents and policyholders through the use of technology.



EMPLOYEES



At December 31, 1999, we used the services of approximately 940 employees of FKLA, which are also shared with FLA and ZLICA.



REGULATION



We are generally subject to regulation and supervision by the insurance departments of Illinois and other jurisdictions where we are licensed to do business. These departments enforce laws and regulations designed to assure that insurance companies maintain adequate capital and surplus, manage investments according to prescribed character, standards and limitations and comply with a variety of operational standards. The departments also make periodic examinations of individual companies and review annual and other reports on the financial condition of each company operating within their respective jurisdictions. Regulations, which often vary from state to state, cover most aspects of the life insurance business, including market practices, policy forms and accounting and financial reporting procedures.



Insurance holding company laws enacted in many states grant additional powers to state insurance commissioners to regulate acquisition of and by domestic insurance companies, to require periodic disclosure of relevant information and to regulate certain transactions with related companies. These laws also impose prior approval requirements for certain transactions with affiliates and generally regulate dividend distributions by an insurance subsidiary to its holding company parent.



In addition, certain of our variable life insurance and annuity products, and the related separate accounts, are subject to regulation by the Securities and Exchange Commission (the "SEC").



We believe we are in compliance in all material respects with all applicable regulations.



INVESTMENTS



A changing marketplace has affected the life insurance industry. To accommodate customers' increased preference for safety over higher yields, we have systematically reduced our investment risk and strengthened our capital position.



We carefully monitor our cash flow and regularly and systematically plan our investment program to provide funds to meet all obligations and to optimize investment return. An affiliated company, Scudder Kemper Investments, Inc. ("SKI") and its subsidiaries and affiliates, manages our securities portfolio. A majority-owned Kemper real estate subsidiary handles our real estate related investments. Our board of directors directs our investment policy. Our investment strategies take into account the nature of each annuity and life insurance product, the respective crediting rates and the estimated future policy benefit maturities.



FORWARD-LOOKING STATEMENTS



All statements, trend analyses and other information contained in this Prospectus and elsewhere (such as in our filings with the SEC, press releases, presentations by KILICO or its management or oral statements) about markets for our products and trends in our operations or financial results, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those contemplated by the forward-looking statements. These factors include, among other things:



- general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to sell our products, the market value of our investments and the lapse rate and profitability of our contracts,



- our ability to achieve anticipated levels of operational efficiencies through certain cost-saving initiatives,



- customer response to new products, distribution channels and marketing initiatives,



- mortality, morbidity, and other factors which may affect the profitability of our insurance products,



- changes in the federal income tax laws and regulations which may affect the relative tax advantages of some of our products,



- increasing competition which could affect the sale of our products,



- regulatory changes or actions, including those relating to regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulations of the sale and underwriting and pricing of insurance products, and



- the risk factors or uncertainties listed from time to time in our filings with the SEC.



                                   PROPERTIES



We primarily share 84,270 sq. ft. of office space leased by FKLA from Lumbermens Mutual Casualty Company, a former affiliate, ("Lumbermens"), located in Long Grove, Illinois. We also share 93,666 sq. ft. of office space leased by FKLA and ZLICA from Zurich American Insurance Company, an affiliate, located in Schaumburg, Illinois.



                               LEGAL PROCEEDINGS



KILICO has been named as defendant in certain lawsuits incidental to our insurance business. Based upon the advice of legal counsel, our management believes that the resolution of these various lawsuits will not result in any material adverse effect on KILICO's consolidated financial position. There are no material legal proceedings pending to which the Separate Account or IBS is a party.

                            SELECTED FINANCIAL DATA



The following table sets forth selected financial information for KILICO for the five years ended December 31, 1999, and for the opening balance sheet as of the acquisition date, January 4, 1996. Such information should be read in conjunction with KILICO's consolidated financial statements and notes thereto included in this Prospectus. All amounts are shown in millions.



                                                                                                    PREACQUISITION
                                                                                                    --------------
                                                                                                     DECEMBER 31
                               DECEMBER 31   DECEMBER 31   DECEMBER 31   DECEMBER 31   JANUARY 4    --------------
                                  1999          1998          1997          1996        1996(2)          1995
                               -----------   -----------   -----------   -----------   ---------    --------------
TOTAL REVENUE................   $   363.4     $   419.7     $   425.5     $  356.2     $  --           $   68.1(1)
                                =========     =========     =========     ========     ========        ========
NET INCOME EXCLUDING REALIZED
  INVESTMENT RESULTS.........   $    51.1     $    31.4     $    31.9     $   25.6     $  --           $   74.2
                                =========     =========     =========     ========     ========        ========
NET INCOME (LOSS)............   $    44.9     $    65.1     $    38.7     $   34.4     $  --           $ (133.0)(1)
                                =========     =========     =========     ========     ========        ========
FINANCIAL SUMMARY
Total separate account
  assets.....................   $ 9,778.1     $ 7,099.2     $ 5,122.0     $2,127.2     $1,761.1        $1,761.1
                                =========     =========     =========     ========     ========        ========
Total assets.................   $14,655.7     $12,239.7     $10,589.7     $7,717.9     $7,682.7        $7,581.7
                                =========     =========     =========     ========     ========        ========
Future policy benefits.......   $ 3,409.1     $ 3,561.6     $ 3,856.9     $4,256.5     $4,585.1        $4,573.2
                                =========     =========     =========     ========     ========        ========
Stockholder's equity.........   $   630.0     $   853.9     $   865.6     $  751.0     $  745.6        $  605.9
                                =========     =========     =========     ========     ========        ========


---------------

(1) Real estate-related investment losses adversely impacted total revenue and net loss for 1995. These losses reflect a change in our strategy with respect to our real estate-related investments resulting from the January 4, 1996 acquisition of Kemper by the Zurich-led investor group.



(2) The consolidated information presented as of the acquisition on January 4, 1996 is accounted for using the purchase method of accounting.

             SUPPLEMENT TO MANAGEMENT'S DISCUSSION AND ANALYSIS OF


                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


                  INCLUDING THREE MONTHS ENDED MARCH 31, 2000



The following discussion supplements the Management's Discussion and Analysis appearing on page 42 of this Prospectus.


RESULTS OF OPERATIONS


We recorded net income of $10.7 million in the first quarter of 2000, compared with net income of $10.6 million in the first quarter of 1999.


The following table reflects the components of net income:

Net income:
(in millions)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31
                                                                ---------------------
                                                                2000            1999
                                                                ----            ----
Operating earnings before amortization of goodwill..........    $15.3           $14.4
Amortization of goodwill....................................     (3.2)           (3.2)
Net realized capital losses.................................     (1.4)            (.6)
                                                                -----           -----
     Net income.............................................    $10.7           $10.6
                                                                =====           =====

The following table reflects the major components of net realized capital gains and losses included in net income.

Net realized capital gains (losses)
(in millions)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31
                                                                ---------------------
                                                                2000            1999
                                                                ----            ----
Fixed maturities............................................    $(2.3)          $(1.0)
Trading account securities-holding losses...................       --            (1.9)
Equity securities...........................................       .1              .7
Real estate-related investments.............................       .1             1.3
                                                                -----           -----
Realized investment losses..................................     (2.1)            (.9)
Income tax benefit..........................................      (.7)            (.3)
                                                                -----           -----
Net realized capital losses.................................    $(1.4)          $ (.6)
                                                                =====           =====

Operating earnings before amortization of goodwill increased to $15.3 million in the first quarter of 2000, compared with $14.4 million in the first quarter of 1999. This increase was primarily due to:

- an increase in spread revenue (net investment income less interest credited to policyholders)

- an increase in non-BOLI separate account fees, offset by

- an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs

- an increase in claims incurred and other policyholder benefits

The following table reflects our sales:

Sales
(in millions)

                                                               THREE MONTHS ENDED
                                                                    MARCH 31
                                                              ---------------------
                                                               2000           1999
                                                               ----           ----
Annuities:
     General account........................................  $123.3         $ 62.5
     Separate account.......................................   179.2           95.6
                                                              ------         ------
       Total annuities......................................   302.5          158.1
                                                              ------         ------
Life insurance:
  Separate account bank-owned life insurance ("BOLI").......   112.8          667.2
  Separate account variable universal life insurance........     5.8           11.0
  Term life.................................................     5.0            5.3
  Interest-sensitive life...................................      .1             --
                                                              ------         ------
          Total life........................................   123.7          683.5
                                                              ------         ------
Total sales.................................................  $426.2         $841.6
                                                              ======         ======


Sales of annuity products consist of total deposits received, which are not recorded as revenue within the consolidated statements of operations. General account fixed annuity sales increased $60.8 million in the first quarter of 2000, compared with the first quarter of 1999. Separate account variable annuity sales increased $83.6 million in the first quarter of 2000, compared with the first quarter of 1999. The increase in general account and separate account sales was primarily due to continued strong sales of our latest variable annuity product that offers both a variable option and a fixed option, including dollar cost averaging.



Sales of variable annuities increase administrative fees earned, and they pose minimal investment risk for us, as policyholders allocate net premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds.


The decrease in BOLI sales in 2000 was primarily due to the nature of the BOLI product -- high dollar volume per sale, low frequency of sales.


Spread revenue increased in the first three months of 2000, compared with the same period in 1999, due to a decrease in interest credited to policyholders and a modest increase in investment income. The increase in investment income is primarily due to the reinvestment of 1999 and 2000 sales proceeds, maturities and prepayments at higher yields due to funds being directed to higher yielding securities, and the overall increasing interest rate environment. This increase is offset by a decrease in cash and invested assets from the 1999 levels, reflecting the surrender and withdrawal activity of 1999 and the dividends paid to Kemper Corporation in 1999. Also contributing to this decrease in cash and invested assets is the ongoing exchanges from the fixed to the variable option of in-force annuity policies, primarily reflecting the dollar cost averaging option mentioned above. The decrease in interest credited was primarily due to a decrease in policyholder liabilities due to surrender and withdrawal activity in 1999 and a decrease in crediting rates in 2000 and 1999.


Separate account fees and charges consist of the following as of March 31, 2000 and 1999:

(in millions)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31
                                                                ---------------------
                                                                 2000           1999
                                                                 ----           ----
Separate account fees on non-BOLI variable life and
  annuities.................................................    $ 15.5         $ 10.7
BOLI cost of insurance charges and fees -- direct(3)........      44.0           46.5
BOLI cost of insurance charges - ceded(1)(3)................     (46.2)         (46.0)
BOLI premium tax expense loads (2)..........................       1.9           11.4
                                                                ------         ------
       Total................................................    $ 15.2         $ 22.6
                                                                ======         ======

---------------
(1) Includes $3.5 million and $(0.8) million of cost of insurance charges ceded related to appreciation (depreciation) of the BOLI funds withheld account during 2000 and 1999, respectively.

(2) There is a corresponding offset in taxes, licenses and fees.

(3) No commissions were paid on BOLI.

Separate account fees on non-BOLI variable life and annuities increased during the first quarter of 2000, compared with 1999, primarily due to new sales during 1999 and 2000.

BOLI cost of insurance charges and fees decreased $2.7 million in the first quarter of 2000, compared with 1999, primarily reflecting a decrease in the net cost of insurance charges on the mortality-rated BOLI contracts.

BOLI premium tax expense loads decreased in 2000, compared with 1999, due to the decrease in BOLI sales in 2000.

Policyholder surrenders, withdrawals and death benefits were as follows:

(in millions)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31
                                                                ---------------------
                                                                 2000           1999
                                                                 ----           ----
General account.............................................    $157.1         $135.5
Separate account............................................     104.9          115.0
                                                                ------         ------
Total.......................................................    $262.0         $250.5
                                                                ======         ======


Reflecting the current interest rate environment and other competitive market factors, we adjust our crediting rates on interest-sensitive products over time in order to manage spread revenue and policyholder surrender and withdrawal activity. We can also improve spread revenue over time by increasing investment income.


General account surrenders, withdrawals and death benefits increased $21.6 million in the first quarter of 2000, compared with the first quarter of 1999, reflecting an increase in claims as well as an increase in overall surrenders and withdrawals.

Separate account surrenders, withdrawals and death benefits decreased $10.1 million in the first quarter of 2000, compared with the first quarter of 1999. Contributing to this decrease is a partial withdrawal on a BOLI contract in the first quarter of 1999 of $27.8 million.

Claims and other policyholder benefits increased $1.8 million in the first quarter of 2000, compared with 1999, primarily due to increased death benefits in excess of account values on universal life products.


Taxes, licenses and fees decreased during the first quarter of 2000, compared with 1999, primarily reflecting premium taxes on BOLI. We received a corresponding expense load related to these premium taxes in separate account fees and other charges during the first quarter of 1999 and 2000. Excluding the taxes due on BOLI, taxes, licenses and fees amounted to $1.0 million for the first quarter of 2000, compared with $1.3 million for the same period in 1999.


Commissions expense and the deferral of insurance acquisition costs increased in the first quarter of 2000, compared with the first quarter of 1999, due to the higher level of sales, excluding BOLI.

Operating expenses increased $3.7 million in the first quarter of 2000, compared with the same period in 1999. The primary reason for this increase was an increase in salaries and related benefits due to continued staffing needs for various new business initiatives.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF


                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS



RESULTS OF OPERATIONS



We recorded net income of $44.9 million in 1999, compared with net income of $65.1 million in 1998 and $38.7 million in 1997. The decrease in net income in 1999, compared with 1998, was due to a significant decrease in net realized investment results, offset by an increase in operating earnings before amortization of goodwill.



The following table reflects the components of net income:



                NET INCOME


                (in millions)



                                           YEAR ENDED DECEMBER 31
                                       ------------------------------
                                        1999        1998        1997
                                       ------      ------      ------
Operating earnings before
  amortization of goodwill..........   $ 63.8      $ 44.1      $ 47.2
Amortization of goodwill............    (12.7)      (12.7)      (15.3)
Net realized investment gains
  (losses)..........................     (6.2)       33.7         6.8
                                       ------      ------      ------
     Net income.....................   $ 44.9      $ 65.1      $ 38.7
                                       ======      ======      ======



The following table reflects the major components of net realized investment results included in net income above.



                REALIZED INVESTMENT RESULTS, AFTER TAX


                (in millions)



                                           YEAR ENDED DECEMBER 31
                                       ------------------------------
                                        1999        1998        1997
                                       ------      ------      ------
Real estate-related gains...........   $  2.7      $ 26.9      $ 12.8
Fixed maturities and write-downs....     (6.3)        1.4        (6.7)
Trading account securities..........     (4.7)        1.7        --
Other gains, net....................      2.1         3.7         0.7
                                       ------      ------      ------
     Total..........................   $ (6.2)     $ 33.7      $  6.8
                                       ======      ======      ======



The real estate-related gains over the last three years reflect our adoption of Zurich's strategy for disposition of real estate-related investments. This strategy to reduce exposure to real estate-related investments, as well as improving real estate market conditions in most areas of the country, generated the real estate-related gains during the last three years. Net realized investment losses on fixed maturities in 1999 were primarily the result of rising interest rates throughout the year leading to lower market values in fixed maturity investments. Net realized investment gains on fixed maturities in 1998 were offset by other-than-temporary declines in value of certain U.S. dollar denominated fixed maturity investments which had significant exposure to countries in Southeast Asia, as well as other U.S. dollar denominated securities that had other-than-temporary declines in value in 1998. The net realized investment losses on fixed maturities generated in 1997 arose primarily from the sales of lower yielding U.S. Treasury bonds, collateralized mortgage obligations and corporate bonds, related to ongoing repositionings of our fixed maturity investment portfolio. We reinvested the proceeds from the repositionings, together with cash and short-term investments, into higher yielding corporate bonds and asset-backed securities in 1997.



We used trading account securities to manage our reinsurance strategy on the BOLI product. Effective November 1, 1998, we changed the methodology used to determine the increase to the FWA and a substantial portion of this liability was marked-to-market based predominately upon the total return of the Government Bond Division of KILICO's Variable Series I Separate Account. We also placed assets supporting the FWA in a segmented portfolio and classified this asset segment as "trading" under Statement of Financial Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. During 1998, we recorded a net realized capital gain of $2.8 million upon transfer of these assets to the trading portfolio as required by FAS 115. we recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair values of this portfolio during 1999 and 1998, respectively. Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, we no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.



Other realized investment gains, net, relate primarily to the sale of equity securities as we took advantage of favorable market conditions.



Operating earnings before the amortization of goodwill increased to $63.8 million in 1999, compared with $44.1 million in 1998, primarily due to:



     - an increase in spread revenue (investment income earned less interest credited),



     - an increase in separate account fees and charges,



     - a decrease in claims incurred and other policyholder benefits,



     - a decrease in the amortization of insurance acquisition costs and value of business acquired, offset by



     - an increase in commissions and operating expenses, net of the deferral of insurance acquisition costs.



Operating earnings before the amortization of goodwill decreased to $44.1 million in 1998, compared with $47.2 million in 1997, primarily due to:



     - a decrease in separate account fees and charges,



     - an increase in commissions and operating expenses,



     - an increase in the amortization of insurance acquisition costs, offset by



     - a decrease in taxes, licenses and fees,



     - an increase in the deferral of insurance acquisition costs, and



     - a decrease in the amortization of the value of business acquired.



The following table reflects our sales.



           SALES


           (in millions)



                                                YEAR ENDED DECEMBER 31
                                            ------------------------------
                                              1999       1998       1997
                                            --------   --------   --------
Annuities:
  General account.........................  $  383.8   $  179.9   $  145.7
  Separate account........................     468.9      300.4      259.8
                                            --------   --------   --------
     Total annuities......................     852.7      480.3      405.5
                                            --------   --------   --------
Life Insurance:
  Separate account bank-owned variable
     universal life ("BOLI")..............   1,622.0    1,501.0    2,700.0
  Separate account variable universal
     life.................................      39.1       22.0        8.6
  Term life...............................      21.9       22.4       22.2
  Interest-sensitive life.................       0.7         .2      --
                                            --------   --------   --------
     Total life...........................   1,683.7    1,545.6    2,730.8
                                            --------   --------   --------
               Total sales................  $2,536.4   $2,025.9   $3,136.3
                                            ========   ========   ========



Sales of annuity products consist of total deposits received, which are not recorded as revenue within the consolidated statements of operations. Our general account annuity sales increased $203.9 million in 1999 when compared with 1998. This increase is primarily due to strong sales of the new variable annuity product introduced in the second half of 1998 that offers both a variable and a fixed option, including dollar cost averaging.



Total separate account annuity (variable) sales increased $168.5 million in 1999, compared with 1998, also due to strong sales of the new variable annuity product mentioned earlier. The increase in variable annuity sales in 1998, compared with 1997, was due, in part, to the addition of new separate account investment fund options, the addition of new investment fund managers, a strong overall underlying stock and bond market and the new variable annuity product introduced during 1998.

Sales of variable annuities increase administrative fees earned. In addition, they pose minimal investment risk for us, as policyholders direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We believe that the increase in our financial strength and performance ratings in 1999, together with our association with Zurich, will continue to assist in our future sales efforts.



In 1997, we introduced several non-registered variable universal life insurance contracts, BOLI and a series of individual universal life insurance contracts. Sales of BOLI increased $121.0 million to $1,622.0 million in 1999, compared with $1,501.0 million in 1998. Sales of individual variable universal life insurance increased $17.1 million to $39.1 in 1999, compared with $22.0 million in 1998. Strong sales for these products continue due to favorable tax treatment afforded these products as well as the opportunity for potentially higher returns for contractholders. Sales of these separate account variable products, like variable annuities, pose minimal investment risk for us as policyholders also direct their premium to one or more subaccounts that invest in underlying investment funds which invest in stocks and bonds. We receive premium tax and DAC tax expense loads from certain contractholders, as well as administrative fees and cost of insurance charges. These fees and charges compensate us for providing life insurance coverage to the contractholders potentially in excess of their cash surrender values. Face amount of new variable universal life insurance business issued amounted to $16.6 billion in 1999, compared with $7.7 billion in 1998 and $59.6 billion in 1997. The decrease in face amount issued in 1999 and 1998, compared with 1997 is due to a significant portion of renewal premiums in 1999 and 1998 and higher funded policies issued in 1999 and 1998, compared to those issued in 1997.



In 1999, 1998 and 1997 we assumed $21.3 million, $21.6 million and $21.1 million, respectively, of term life insurance premiums from FKLA. Excluding the amounts assumed from FKLA, our total term life sales, including new and renewal premiums, amounted to $677 thousand in 1999, compared with $846 thousand in 1998 and $1.1 million in 1997.



Spread revenue increased in 1999 compared with 1998 and 1997 due to a more modest decrease in investment income than in interest credited. Investment income decreased in 1999, compared with 1998 and 1997 due to several factors. These factors include a decrease in cash and invested assets from the 1998 and 1997 levels, reflecting the surrender and withdrawal activity during the last three years, dividends paid to Kemper during 1999 and 1998 and the reinvestment of 1998 sales proceeds and collateralized mortgage obligation ("CMO") prepayments at lower yields due to the lower interest rate environment in 1998. Net investment income was also negatively impacted by the placement of a real estate-related investment on non-accrual status effective January 1, 1999. With overall interest rates increasing during 1999, sales proceeds, maturities and prepayments were reinvested at higher yields during 1999.



The decrease in interest credited in 1999, compared with 1998 and 1997, was primarily due to a decrease in policyholder liabilities resulting from surrender and withdrawal activity over the last three years and a decrease in crediting rates during 1999 and 1998.



Investment income was also reduced over the last three years reflecting purchase accounting adjustments related to the amortization of premiums on fixed maturity investments. Under purchase accounting, the fair value of our fixed maturity investments as of January 4, 1996, the date Kemper was acquired by Zurich, became our new cost basis in the investments. The difference between the new cost basis and original par is then amortized against investment income over the remaining effective lives of the fixed maturity investments. As a result of the interest rate environment as of January 4, 1996, the market value of our fixed maturity investments was approximately $133.9 million greater than original par. Premium amortization decreased investment income by approximately $7.8 million in 1999, compared with $14.4 million in 1998 and $15.3 million in 1997.



Administrative fees received from our separate account products of $46.1 million in 1999, compared with $38.3 million and $31.0 million in 1998 and 1997, respectively, are included in separate account fees and charges. Administrative fee revenue increased in each of the last three years due to growth in average separate account assets.



Cost of insurance ("COI") charges related to variable universal life insurance, primarily BOLI, of $167.9 million, $167.6 million and $27.6 million in 1999, 1998 and 1997, respectively, are also included in separate account fees and charges. Of these COI charges, $166.4 million, $175.5 million and $24.3 million were ceded, respectively, to a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. In 1998, we ceded in excess of 100 percent of the COI charges received due to changes to the reinsurance agreement. Separate account fees and charges in 1999, 1998 and 1997 also include BOLI-related premium tax expense loads of $26.8 million, $29.1 million and $51.1 million, respectively.



Other income includes surrender charge revenue of $5.0 million in 1999, compared with $4.0 million and $5.2 million in 1998 and 1997, respectively. The increase in surrender charge revenue in 1999, compared with

1998, reflects the increased policyholder surrender and withdrawal activity in the separate accounts during 1999, compared with 1998. Similarly, the decrease in surrender charge revenue in 1998, compared with 1997, reflects the decrease in total general account policyholder surrenders and withdrawals during 1998, compared with 1997.



           POLICYHOLDER SURRENDERS, WITHDRAWALS AND DEATH BENEFITS
           (in millions)



                                         1999           1998           1997
                                        ------         ------         ------
General account.....................    $564.2         $645.5         $703.1
Separate account....................     399.8          260.9          236.2
                                        ------         ------         ------
     Total..........................    $964.0         $906.4         $939.3
                                        ======         ======         ======



Reflecting the current interest rate environment and other competitive market factors, we adjust our crediting rates on interest-sensitive products over time in order to manage spread revenue and policyholder surrender and withdrawal activity. We can also improve spread revenue over time by increasing investment income.



General account surrenders, withdrawals and death benefits decreased $81.3 million in 1999, compared with 1998, reflecting a decrease in death benefits as well as a decrease in overall surrenders and withdrawals.



Separate account surrenders, withdrawals and death benefits increased $138.9 million in 1999, compared with 1998. A partial withdrawal on a BOLI contract of $39.8 million in 1999 contributed to this increase. The remaining increase is primarily due to the growth of assets under management in the separate account and a related increase in surrenders and withdrawals as contractholders seek alternative investment options during a period of strong market performance.



The trend of decreasing policyholder surrenders, withdrawals and death benefits in the general account and increasing in the separate account reflects a shift in assets under management from the general account to the separate account over the past three years. This shift, in turn, reflects our increased emphasis on marketing our existing and new separate account products.



Taxes, licenses and fees primarily reflect premium taxes on BOLI. Excluding the taxes due on BOLI, for which we received a corresponding expense load in separate account fees and other charges, taxes, licenses and fees amounted to $3.4 million in 1999, compared with $1.5 million in 1998 and $1.5 million in 1997.



Commission expense was higher in 1999, compared with both 1998 and 1997, due to an increase in total sales.



Operating expenses increased slightly in 1999, to $46.0 million, compared with $44.6 million and $36.8 million in 1998 and 1997, respectively. Operating expenses increased in 1998, compared with 1997, as a result of staffing for new business initiatives, an increase in various outside consulting fees, an increase in printing and stationary expenses for sales materials and an increase in data processing expenses.



Data processing expenses related to bringing our systems in compliance with the year 2000 amounted to $0.6 million in 1999 and $1.3 million in 1998.



The deferral of insurance acquisition costs in 1999, 1998 and 1997 positively impacted our data processing expenses. The deferral of insurance acquisition costs increased in 1999, compared with both 1998 and 1997, reflecting an increase in commissions expense and operating expenses related directly to the increased production of new business over the last several years.



A decrease in the amortization of deferred insurance acquisition costs in 1999, compared with 1998, positively impacted our operating earnings. This decrease was primarily due to significant appreciation in our separate account assets due to rising equity markets during 1999, as well as realized capital losses on post-purchase investments during 1999, compared with realized capital gains on post-purchase investments during 1998. Appreciation in separate account assets increases estimated future gross profits, shifting amortization to later years. Realized capital losses on post-purchase investments decreases current gross profits and defers amortization into future periods. Realized capital gains on post-purchase investments increases current gross profits and accelerates amortization in the current period. The lower amortization in 1997 reflects a smaller deferred insurance acquisition cost asset in 1997. The deferred insurance acquisition cost asset was $159.7 million, $91.5 million and $59.5 million at December 31, 1999, 1998 and 1997, respectively.



Deferred insurance acquisition costs, and their related amortization, for policies sold prior to January 4, 1996 have been replaced under purchase accounting by the value of business acquired. The value of business acquired reflects the present value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. The amortization of the value of business acquired is calculated assuming an interest rate equal to the liability or contract rate on the value of the business acquired. Deferred insurance acquisition costs are established on all new policies sold after January 4, 1996.



The amortization of the value of business acquired decreased in 1999, compared with 1998, as a result of:



     - significant appreciation in separate account assets, which increases estimated future gross profits and shifts amortization to later years,



     - a decreasing block of business previously acquired, resulting in less amortization as gross profits on this business decrease, and



     - a significant decrease in realized investment results on pre-purchase investments.



The significant realized capital gains in 1998 increased gross profits for that period and accelerated the amortization of the value of business acquired during 1998.



The difference between the cost of acquiring KILICO and the net fair value of our assets and liabilities as of January 4, 1996 was recorded as goodwill. During 1996, we began to amortize goodwill on a straight-line basis over twenty-five years. In December of 1997, we changed our amortization period to twenty years in order to conform to Zurich's accounting practices and policies. As a result of the change in amortization periods, we recorded an increase in amortization expense of $5.1 million during 1997.



OPERATIONS BY BUSINESS SEGMENT



In June 1997, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. FAS 131 establishes standards for how to report information about operating segments. It also establishes standards for related disclosures about products and services, geographic areas and major customers.



KILICO, FKLA, ZLICA, and FLA operate under the trade name Zurich Kemper Life. Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). Our SBU concept has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. For purposes of operating segment disclosure, Zurich Kemper Life includes the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.



Zurich Kemper Life is segregated into the Life Brokerage, Financial, Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level. Since Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity, this Prospectus discusses results of operations related solely to KILICO. The vast majority of our business is derived from the Financial and RSG SBUs. The contributions of Zurich Kemper Life's SBUs to combined revenues, operating results and certain balance sheet data pertaining thereto, are shown in the Notes to Consolidated Financial Statements.



The principal products and markets of the Financial and RSG SBUs are as follows:



FINANCIAL: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (included in FKLA).



RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets fixed and variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.

INVESTMENTS



Our principal investment strategy is to maintain a balanced, well-diversified portfolio supporting the insurance contracts written. We make shifts in our investment portfolio depending on, among other factors:



     - our evaluation of risk and return in various markets,



     - consistency with our business strategy and investment guidelines approved by the board of directors,



     - the interest rate environment,



     - liability durations, and



     - changes in market and business conditions.



INVESTED ASSETS AND CASH
(in millions)



                                                                  DECEMBER 31              DECEMBER 31
                                                                      1999                     1998
                                                               ------------------       ------------------
Cash and short-term investments............................    $   54         1.4%      $   72         1.7%
Fixed maturities:
  Investment-grade:
     NAIC(1) Class 1.......................................     2,164        56.5        2,663        63.7
     NAIC(1) Class 2.......................................       994        25.9          724        17.3
  Below investment grade (NAIC classes 3 through 6):
     Performing............................................       118         3.1           96         2.3
Trading account securities.................................      --          --            102         2.4
Joint venture mortgage loans...............................        67         1.8           66         1.6
Third-party mortgage loans.................................        64         1.7           76         1.8
Other real estate-related investments......................        21         0.5           22         0.5
Policy loans...............................................       262         6.8          271         6.5
Equity securities..........................................        62         1.6           67         1.6
Other......................................................        25         0.7           24         0.6
                                                               ------       -----       ------       -----
          Total(2).........................................    $3,831       100.0%      $4,183       100.0%
                                                               ======       =====       ======       =====



---------------


(1) National Association of Insurance Commissioners ("NAIC").


    -- Class 1 = A- and above


    -- Class 2 = BBB- through BBB+



(2) See the note captioned "Financial Instruments--Off-Balance-Sheet Risk" in the notes to the consolidated financial statements.



FIXED MATURITIES



We are carrying our fixed maturity investment portfolio, which we consider available for sale, at estimated fair value. The aggregate unrealized appreciation or depreciation is recorded as a component of accumulated other comprehensive income, net of any applicable income tax expense. The aggregate unrealized depreciation on fixed maturities at December 31, 1999 was $121.2 million, compared with unrealized appreciation of $61.3 million at December 31, 1998. We do not record tax benefits related to aggregate unrealized depreciation on investments. Fair values are sensitive to movements in interest rates and other economic developments and can be expected to fluctuate, at times significantly, from period to period.



At December 31, 1999, investment-grade fixed maturities, cash and short-term investments accounted for 83.8 percent of our invested assets and cash, compared with 82.7 percent at December 31, 1998. Approximately 45.9 percent of our NAIC Class 1 bonds were rated AAA or equivalent at year-end 1999, compared with 53.4 percent at December 31, 1998.



Approximately 20.0 percent of our investment-grade fixed maturities at December 31, 1999 were mortgage-backed securities, down from 28.0 percent at December 31, 1998, due to sales and paydowns during 1999. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage

Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. We have not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. Our mortgage-backed investments are generally of AAA credit quality, and the markets for these investments have been and are expected to remain liquid. We plan to continue to reduce our holding of such investments over time.



Approximately 16.8 percent and 15.4 percent of our investment-grade fixed maturities at December 31, 1999 and 1998, respectively, consisted of corporate asset-backed securities. Home equity loans (24.0%), commercial mortgage-backed securities (22.8%), manufactured housing loans (12.5%), other commercial assets (11.3%), and collateralized loan and bond obligations (10.6%) backed the majority of our investment in asset-backed securities.



Future investment income from mortgage-backed securities and other asset-backed securities may be affected by the timing of principal payments and the yields on reinvestment alternatives available at the time of such payments. As a result of purchase accounting adjustments to fixed maturities, we carry most of our mortgage-backed securities at a premium over par. Prepayment activity, resulting from a decline in interest rates on such securities purchased at a premium, would accelerate the amortization of the premiums. Accelerated amortization would result in reductions of investment income related to mortgage-backed securities.



At December 31, 1999 and 1998, we had unamortized premiums and discounts related to mortgage-backed and asset-backed securities as follows (in millions):



                                                                   DECEMBER 31
                                                                -----------------
                                                                1999        1998
                                                                -----       -----
Unamortized premiums........................................    $11.6       $15.8
                                                                =====       =====
Unamortized discounts.......................................    $ 6.5       $ 4.6
                                                                =====       =====



Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method. This method considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of these securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income.



The table below provides information about our mortgage-backed and asset-backed securities that are sensitive to changes in interest rates. The expected maturity dates have been calculated on a security by security basis using prepayment assumptions obtained from a survey conducted by a securities information service. These assumptions are consistent with the current interest rate and economic environment.



                            CARRYING                                                                             FAIR VALUE
                            VALUE AT                            EXPECTED MATURITY DATE                               AT
                          DECEMBER 31,    -------------------------------------------------------------------   DECEMBER 31,
      (IN MILLIONS)           1999        2000       2001       2002        2003        2004       THEREAFTER       1999
      -------------       ------------    -----      -----      -----      ------      ------      ----------   ------------
Fixed Maturities:
  Mortgage-backed
     bonds...............   $  630.4      $19.6      $21.6      $47.3      $149.5      $135.2        $257.2       $  630.4
     Average yield.......       6.61%      6.61%      6.63%      6.63%       6.67%       7.09%         7.14%          6.61%
  Asset-backed bonds.....   $  409.8      $11.4      $27.0      $33.6      $ 48.8      $ 39.0        $250.0       $  409.8
     Average yield.......       7.11%      7.17%      7.25%      7.18%       7.16%       7.34%         7.60%          7.11%
  CMBs...................   $  120.7      $  --      $  --      $  --      $   --      $   --        $120.7       $  120.7
     Average yield.......       6.75%      6.75%      6.75%      6.75%       6.75%       6.75%         6.73%          6.75%
                            --------                                                                              --------
                            $1,160.9                                                                              $1,160.9
                            ========                                                                              ========

                             CARRYING                                                                          FAIR VALUE
                             VALUE AT                           EXPECTED MATURITY DATE                             AT
                           DECEMBER 31,    ----------------------------------------------------------------   DECEMBER 31,
      (IN MILLIONS)            1998         1999       2000       2001       2002        2003    THEREAFTER       1998
      -------------        ------------    ------      -----      -----      -----      ------   ----------   ------------
Fixed Maturities:
  Mortgage-backed bonds...   $  946.7      $137.2      $85.7      $48.3      $47.7      $149.6     $478.2       $  946.7
     Average yield........       6.45%       6.46%      6.42%      6.43%      6.42%       6.42%      6.42%          6.45%
  Asset-backed bonds......   $  407.4      $ 17.9      $36.1      $49.8      $36.1      $ 31.9     $235.6       $  407.4
     Average yield........       6.67%       6.73%      6.75%      6.82%      6.90%       6.90%      6.95%          6.67%
  CMBs....................   $  115.5      $  1.3      $ 1.2      $ 1.4      $ 1.5      $ 12.3     $ 97.8       $  115.5
     Average yield........       6.25%       6.28%      6.28%      6.28%      6.28%       6.28%      6.28%          6.25%
                             --------                                                                           --------
                             $1,469.6                                                                           $1,469.6
                             ========                                                                           ========



The current weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1999, is 4.5 years. A 200 basis point increase in interest rates would extend the weighted average maturity by approximately .26 of a year, while a 200 basis point decrease in interest rates would decrease the weighted average maturity by approximately .93 of a year.



The weighted average maturity of the mortgage-backed and asset-backed securities at December 31, 1998, was 4.0 years. A 200 basis point increase in interest rates would have extended the weighted average maturity by approximately .65 of a year, while a 200 basis point decrease in interest rates would have decreased the weighted average maturity by approximately 1.45 years.



Below investment-grade securities holdings (NAIC classes 3 through 6), representing securities of 48 issuers at December 31, 1999, totaled 3.1 percent of cash and invested assets at December 31, 1999 and 2.3 percent at December 31, 1998. Below investment-grade securities are generally unsecured and often subordinated to other creditors of the issuers. These issuers may have relatively higher levels of indebtedness and be more sensitive to adverse economic conditions than investment-grade issuers. Our strategy of limiting exposure to below investment-grade securities takes into account the more conservative nature of today's consumer and the resulting demand for higher-quality investments in the life insurance and annuity marketplace.



REAL ESTATE-RELATED INVESTMENTS



Our $151.6 million real estate-related portfolio consists of joint venture and third-party mortgage loans and other real estate-related investments. The real estate-related portfolio constituted 3.9 percent of cash and invested assets at December 31, 1999, compared with $164.4 million, or 3.9 percent, at December 31, 1998. The decrease in real estate-related investments during 1999 was primarily due to sales and loan paydowns.



As reflected in the "Real estate portfolio" table below, we have continued to fund both existing projects and legal commitments. The future legal commitments were $29.8 million at December 31, 1999. This amount represented a net decrease of $34.6 million since December 31, 1998, primarily due to the cancellation of several standby financing commitments in 1999. As of December 31, 1999, we expect to fund approximately $0.1 million of these legal commitments, along with providing capital to existing projects. The disparity between total legal commitments and the amount expected to be funded relates principally to standby financing arrangements that provide credit enhancements to certain tax-exempt bonds. We do not currently expect to fund these commitments. We consider total legal commitments, along with estimated working capital requirements, in our evaluation of reserves and write-downs.



Excluding the $0.9 million of net equity investments in joint ventures, our real estate loans totaled $150.7 million at December 31, 1999, after reserves and write-downs. Of this amount, $74.4 million are on accrual status with a weighted average interest rate of approximately 7.85 percent. Of these accrual loans:



     - 15.6 percent have terms requiring current periodic payments of their full contractual interest and



     - 84.4 percent require only partial payments or payments to the extent of borrowers' cash flow.



The equity investments in real estate at December 31, 1999 consisted of our other equity investments in joint ventures. These equity investments include KILICO's share of periodic operating results. As an equity owner or affiliate of an equity owner, we have the ability to fund, and historically has elected to fund, operating requirements of certain joint ventures.

REAL ESTATE PORTFOLIO


(in millions)



                                                                     OTHER REAL ESTATE-
                                                 MORTGAGE LOANS     RELATED INVESTMENTS
                                                ----------------   ----------------------
                                                 JOINT    THIRD-    OTHER       EQUITY
                                                VENTURE   PARTY    LOANS(2)   INVESTMENTS   TOTAL
                                                -------   ------   --------   -----------   ------
Balance at December 31, 1998..................   $65.8    $76.5     $20.9        $ 1.2      $164.4(1)
Additions (deductions):
Fundings......................................     0.3     --        --          --            0.3
Interest added to principal...................     3.5      0.4      --          --            3.9
Sales/paydowns/distributions..................    (2.4)   (13.0)     (4.2)        (0.5)      (20.1)
Operating gain................................    --       --        --            0.1         0.1
Net realized investments gains................     0.8      3.3      --            0.1         4.2(3)
Other transactions, net.......................    (0.8)    (3.3)      2.9        --           (1.2)(3)
                                                 -----    ------    -----        -----      ------
Balance at December 31, 1999..................   $67.2    $63.9     $19.6        $ 0.9      $151.6(4)
                                                 =====    ======    =====        =====      ======



---------------


(1) Net of $25.3 million reserve and write-downs. Excludes $8.7 million of real estate-related accrued interest.



(2) The other real estate loans were notes receivable evidencing financing, primarily to joint ventures. We issued these loans generally to provide financing for Kemper's or KILICO's joint ventures for various purposes.



(3) Included in this amount is $2.9 million of contingent interest payments related to a 1995 real estate sale. These payments were recorded as realized investment gains and then deducted from other transactions because they did not affect the carrying value.



(4) Net of $23.7 million reserve and write-downs. Excludes $0.6 million of real estate-related accrued interest.



REAL ESTATE CONCENTRATIONS AND OUTLOOK



Our real estate portfolio is distributed by geographic location and property type. However, we have concentration exposures in certain states and in certain types of properties. In addition to these exposures, we also have exposures to certain real estate developers and partnerships.



As a result of our ongoing strategy to reduce our exposure to real estate-related investments, as of December 31, 1999, we had investments in three projects that accounted for approximately 92.3 percent of our $151.6 million real estate-related portfolio.



The largest of these investments at December 31, 1999 amounted to $63.9 million and consisted of second mortgages on nine hotel properties, one office building, and one retail property. Patrick M. Nesbitt or his affiliates, a third-party real estate developer, have ownership interests in these properties. These properties are geographically dispersed and the current market values of the underlying properties substantially exceed the balances due on our mortgages. These loans are on accrual status.



Our loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens, amounted to $55.4 million at December 31, 1999. The MLP's underlying investment primarily consists of a water development project located in California's Sacramento River Valley. This project is currently in the final stages of a permit process with various Federal and California State agencies which will impact the long-term economic viability of the project. Loans to the MLP were placed on non-accrual status at the beginning of 1999 to ensure that book value of the MLP did not increase over net realizable value.



The remaining significant real estate-related investment amounted to $20.7 million at December 31, 1999 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, we have placed these real estate-related investments on nonaccrual status. We are currently pursuing the zoning of all remaining unzoned properties, as well as pursuing steps to sell all remaining zoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, we anticipate that it could be several additional years until we completely dispose of all investments in Hawaii.

We evaluate our real estate-related investments (including accrued interest) using an estimate of the investments observable market price, net of estimated selling costs. Because our real estate review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time. Our real estate-related investments are expected to continue to decline further through future sales and paydowns. Our net income could be reduced in future periods if:



     - real estate market conditions worsen in areas where our portfolio is located,



     - Kemper's and KILICO's plans with respect to certain projects change, or



     - necessary construction or zoning permits are not obtained.



Our only troubled real estate-related investments were loans on nonaccrual status, before reserves and write-downs, totaling $98.3 million and $37.4 million at December 31, 1999 and 1998, respectively. We do not accrue interest on real estate-related investments when we judge that the likelihood of interest collection is doubtful. Loans on nonaccrual status after reserves and write-downs amounted to $76.3 million and $31.8 million at December 31, 1999 and 1998, respectively. The increase in nonaccrual loans in 1999, compared with 1998, is due to the previously discussed placement of loans to the MLP on nonaccrual status at the beginning of 1999.



NET INVESTMENT INCOME



Our pre-tax net investment income totaled $264.6 million in 1999, compared with $273.5 million in 1998 and $296.2 million in 1997. This includes our share of the operating losses from equity investments in real estate consisting of other income less depreciation, interest and other expenses. Such operating results exclude interest expense on loans that are on nonaccrual status. As previously discussed, purchase accounting adjustments negatively impacted our net investment income in 1999, 1998 and 1997.



Our total foregone investment income before tax on both nonperforming fixed maturity investments and nonaccrual real estate-related investments was as follows:



           FOREGONE INVESTMENT INCOME


           (dollars in millions)



                                                   YEAR ENDED DECEMBER 31
                                               -------------------------------
                                               1999          1998         1997
                                               -----         ----         ----
Fixed maturities...........................    $ --          $0.3         $0.5
Real estate-related investments............     9.9           3.2          3.9
                                               -----         ----         ----
       Total...............................    $9.9          $3.5         $4.4
                                               =====         ====         ====



Foregone investment income from the nonaccrual of real estate-related investments is net of our share of interest expense on these loans excluded from our share of joint venture operating results. Any increase in nonperforming securities, and either worsening or stagnant real estate conditions, would increase the expected adverse effect on our future investment income and realized investment results.



REALIZED INVESTMENT RESULTS



Net income reflects after-tax realized investment losses of $6.2 million in 1999, and after-tax realized investment gains of $33.7 million and $6.8 million in 1998 and 1997, respectively. Trading account security losses of $4.7 million in 1999 are included in the after-tax realized investment losses. As previously discussed, we segregated a portion of our General Account investment portfolio in the first eleven months of 1999 into a "trading" account under FAS 115. FAS 115 requires that assets held in a trading account must be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. Also, as previously discussed, effective December 1, 1999, we no longer segregated our General Account investment portfolio as "trading". As a result, all investments previously designated as "trading" are currently classified as available for sale and changes in fair value to the FWA and the assets supporting the FWA no longer flow through our operating results.



Unrealized gains and losses on fixed maturity investments that are available for sale are not reflected in our net income. These changes in unrealized value are recorded as a component of accumulated other comprehensive income, net of any applicable income taxes. However, and to the extent, a fixed maturity investment suffers an other-than-temporary decline in value, the security is written down to net realizable value, and the write-down adversely impacts net income.



We regularly monitor our investment portfolio and as part of this process review our assets for possible impairments of carrying value. Because the review process includes estimates involving changing economic conditions and other factors, there can be no assurance that current estimates will prove accurate over time.



We have established a valuation allowance to reduce the deferred tax asset for investment losses to a net realizable amount. The valuation allowance is evaluated as of each balance sheet date.



INTEREST RATES



Interest rates remained relatively stable during 1997, before declining in 1998. During 1998, the Federal Open Market Committee lowered interest rates three times. This trend was reversed in 1999 when the Federal Open Market Committee raised rates three times over the course of the year, resulting in a flatter yield curve due to higher short-term interest rates.



When maturing or sold investments are reinvested at lower yields in a low interest rate environment, we can adjust our crediting rates on fixed annuities and other interest-bearing liabilities. However, competitive conditions and contractual commitments do not always permit the reduction in crediting rates to fully or immediately reflect reductions in investment yield. This can result in narrower spreads.



A rising interest rate environment can increase net investment income as well as contribute to both realized and unrealized fixed maturity investment losses. A declining interest rate environment can decrease net investment income as well as contribute to both realized and unrealized fixed maturity investment gains. Also, lower renewal crediting rates on annuities, compared with competitors' higher new money crediting rates, have influenced certain annuity holders to seek alternative products. We mitigate this risk somewhat by charging surrender fees, which decrease over time, when annuity holders withdraw funds prior to maturity on certain annuity products. However, approximately 36 percent of our fixed and variable annuity liabilities as of December 31, 1999, were no longer subject to significant surrender fees.



LIQUIDITY AND CAPITAL RESOURCES



We carefully monitor cash and short-term investments to maintain adequate balances for timely payment of policyholder benefits, expenses, taxes and policyholder's account balances. In addition, regulatory authorities establish minimum liquidity and capital standards. The major ongoing sources of our liquidity are deposits for fixed annuities, premium income, investment income, separate account fees, other operating revenue and cash provided from maturing or sold investments.



RATINGS



Ratings are an important factor in establishing the competitive position of life insurance companies. Rating organizations continue to review the financial performance and condition of life insurers and their investment portfolios, including us. Any reductions in our claims-paying ability or financial strength ratings could result in our products being less attractive to consumers. Any reductions in our parent's ratings could also adversely impact our financial flexibility.



Ratings reductions for Kemper or its subsidiaries and other financial events can also trigger obligations to fund certain real estate-related commitments to take out other lenders. In such events, those lenders can be expected to renegotiate their loan terms, although they are not contractually obligated to do so.



Each rating is subject to revision or withdrawal at any time by the assigning organization and should be evaluated independently of any other rating.



During 1999, we received rating upgrades from both A.M. Best and Standard & Poor's, primarily due to the perceived long-term strategic benefit of the merger and the increased financial strength of Zurich and Zurich Kemper Life.



STOCKHOLDER'S EQUITY



Stockholder's equity totaled $630.0 million at December 31, 1999, compared with $853.9 million at December 31, 1998 and $865.6 million at December 31, 1997. The decrease in stockholder's equity in 1999 was primarily due to a decrease in accumulated other comprehensive income (loss) of $153.8 million and dividends of $115.0 million paid to Kemper, offset by net income of $44.9 million. The decrease in accumulated other comprehensive income (loss) was primarily related to unrealized depreciation of our fixed maturity investment portfolio due to rising interest rates during 1999. The decrease in stockholder's equity in 1998 was primarily due to dividends of $95.0 million paid to Kemper during 1998. This decrease was offset by 1998 net income of $65.1 million and an increase of $20.3 million in accumulated other comprehensive income. The increase in accumulated other comprehensive income was primarily related to the increase in unrealized appreciation of our fixed maturity investment portfolio due to falling interest rates during 1998.



EMERGING ISSUE



In June 1998, the FASB issued Statement of Financial Accounting Standard 133, ("FAS 133") ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES. In June 1999, the FASB issued Statement of Financial Accounting Standard 137, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES--DEFERRAL OF THE EFFECTIVE DATE OF FASB STATEMENT NO. 133. This statement defers the effective date of FAS 133 to fiscal quarters of fiscal years beginning after June 15, 2000. We have not determined the impact that implementation of FAS 133 would have on our results of operations or financial position. However, we expect that the impact of implementation will not be material.

                   KILICO'S DIRECTORS AND EXECUTIVE OFFICERS



            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
Gale K. Caruso (42)                    President and Chief Executive Officer of Federal Kemper Life
President and Chief Executive Officer  Assurance Company ("FKLA"), Fidelity Life Association
since June 1999. Director since July   ("FLA"), Zurich Life Insurance Company of America ("ZLICA")
1999.                                  and Zurich Direct, Incorporated ("ZD") since June 1999.
                                       Director of FKLA, FLA and ZLICA since July 1999. Chairman,
                                       President and Chief Executive Officer of Scudder Canada
                                       Investor Services, Ltd. from 1995 to June 1999. Managing
                                       Director of Scudder Kemper Investments, Inc. from July 1986 to June 1999.

Eliane C. Frye (52)                    Executive Vice President of FKLA and FLA since March 1995.
Executive Vice President since March   Executive Vice President of ZLICA and ZD since March 1996.
1995. Director since May 1998.         Director of FLA since December 1997. Director of FKLA and
                                       ZLICA since May 1998. Director of ZD from March 1996 to
                                       March 1997. Director of IBS and IBSIA since 1995. Senior
                                       Vice President of KILICO, FKLA and FLA from 1993 to 1995.
                                       Vice President of FKLA and FLA from 1988 to 1993.

Frederick L. Blackmon (48)             Senior Vice President and Chief Financial Officer of FKLA
Senior Vice President and Chief        since December 1995. Senior Vice President and Chief
Financial Officer since December       Financial Officer of FLA since January 1996. Senior Vice
1995.                                  President and Chief Financial Officer of ZLICA and ZD since
                                       March 1996. Director of FLA since May 1998. Director of ZD from March 1996 to March 1997. Treasurer and Chief Financial
                                       Officer of Kemper since January 1996. Chief Financial
                                       Officer of Alexander Hamilton Life Insurance Company from
                                       April 1989 to November 1995.

Russell M. Bostick (43)                Senior Vice President and Chief Information Officer of FKLA,
Senior Vice President and Chief        FLA, ZLICA and ZD since March 1999. Vice President and Chief
Information Officer since March 1999.  Information Officer of FKLA, FLA, KILICO, ZLICA and ZD from
                                       April 1998 to March 1999. Chief Technology Officer of
                                       Corporate Software & Technology from June 1997 to April
                                       1998. Vice President, Information Technology Department of
                                       CNA Insurance Companies from January 1995 to June 1997.

James C. Harkensee (41)                Senior Vice President of FKLA and FLA since January 1996.
Senior Vice President since January    Senior Vice President of ZLICA and ZD since 1995. Director
1996.                                  of ZD from April 1993 to March 1997 and since March 1998.
                                       Vice President of ZLICA from 1992 to 1995. Vice President of
                                       ZD from 1994 to 1995.

James E. Hohmann (44)                  Senior Vice President of FKLA since December 1995. Chief
Senior Vice President since December   Actuary of FKLA and KILICO from December 1995 to January
1995. Director since May 1998.         1999. Senior Vice President of FLA since January 1996. Chief
                                       Actuary of FLA from January 1996 to January 1999. Senior
                                       Vice President of ZLICA and ZD since March 1996. Chief
                                       Actuary of ZLICA and ZD from March 1996 to January 1999.
                                       Director of FLA since June 1997. Director of FKLA and ZLICA since May 1998. Director of ZD from March 1996 to March
                                       1997. Managing Principal (Partner) of Tillinghast-Towers
                                       Perrin from January 1991 to December 1995.

Edward K. Loughridge (45)              Senior Vice President and Corporate Development Officer of
Senior Vice President and Corporate    FKLA and FLA since January 1996. Senior Vice President and
Development Officer since January      Corporate Development Officer for ZLICA and ZD since March
1996.                                  1996. Senior Vice President of Human Resources of
                                       Zurich-American Insurance Group from February 1992 to March
                                       1996.

            NAME AND AGE
        POSITION WITH KILICO
          YEAR OF ELECTION                OTHER BUSINESS EXPERIENCE DURING PAST 5 YEARS OR MORE
        --------------------              -----------------------------------------------------
Debra P. Rezabek (44)                  Senior Vice President of FKLA and FLA since March 1996.
Senior Vice President since 1996.      Corporate Secretary of FKLA and FLA since January 1996.
General Counsel since 1992. Corporate  Director of FLA since May 1998. Vice President of KILICO,
Secretary since January 1996.          FKLA and FLA since 1995. General Counsel and Director of
                                       Government Affairs of FKLA and FLA since 1992 and of KILICO since 1993. Senior Vice President, General Counsel and
                                       Corporate Secretary of ZLICA and ZD since March 1996.
                                       Director of ZD from March 1996 to March 1997. Secretary of
                                       IBS and IBSIA since 1993. Director of IBS and IBSIA from
                                       1993 to 1996. General Counsel and Assistant Secretary of
                                       KILICO, FKLA and FLA from 1992 to 1996. Assistant Secretary of Kemper since January 1996.

Edward L. Robbins (60)                 Senior Vice President and Chief Actuary of FKLA, FLA, ZLICA
Senior Vice President and Chief        and ZD since March 1999. Senior Actuary of FKLA, FLA,
Actuary since March 1999.              KILICO, ZLICA and ZD from July 1998 to March 1999. Principal of KPMG Peat Marwick LLP from May 1984 to July 1998.

Kenneth M. Sapp (54)                   Senior Vice President of FKLA, FLA and ZLICA since January
Senior Vice President since January    1998. Senior Vice President of ZD since March 1998. Director
1998.                                  of IBS since May 1998. Director of IBSIA since September
                                       1998. Vice President--Aetna Life Brokerage of Aetna Life &
                                       Annuity Company from February 1992 to January 1998.

George Vlaisavljevich (57)             Senior Vice President of FKLA, FLA and ZLICA since October
Senior Vice President since October    1996. Senior Vice President of ZD since March 1997. Director
1996.                                  of IBS and IBSIA since October 1996. Executive Vice
                                       President of The Copeland Companies from April 1983 to
                                       September 1996.

William H. Bolinder (56)               Director of FKLA and FLA since January 1996. Director of
Chairman of the Board from             ZLICA and ZD since March 1995. Chairman of the Board of FKLA
January 1996 to June 1999              and FLA from January 1996 to June 1999 and since April 2000.
and since April 2000.                  Chairman of the Board of ZLICA and ZD from March 1995 to
Director since January 1996.           June 1999 and since April 2000. Chairman of the Board and
                                       Director of Kemper since January 1996. Director of SKI since
                                       January 1996. Vice Chairman of SKI from January 1996 to
                                       1998. Member of the Group Executive Board of Zurich
                                       Financial Services Group since 1998. Member of the Corporate
                                       Executive Board of Zurich Insurance Group from October 1994 to 1998. Chairman of Zurich American Insurance Company since
                                       1998. Chairman of the Board of American Guarantee and
                                       Liability Insurance Company, Zurich American Insurance
                                       Company of Illinois, American Zurich Insurance Company and
                                       Steadfast Insurance Company since 1995. Chief Executive
                                       Officer of American Guarantee and Liability Insurance
                                       Company, Zurich American Insurance Company of Illinois and
                                       American Zurich Insurance Company from 1986 to June 1995.
                                       President of Zurich Holding Company of America ("ZHCA")
                                       since 1995. Vice Chairman of ZHCA since 1996. Underwriter
                                       for Zurich American Lloyds since 1986.

David A. Bowers (53)                   Director of FKLA and ZLICA since May 1997. Director of FLA
Director since May 1997.               since June 1997. Executive Vice President, Corporate
                                       Secretary and General Counsel of Zurich U.S. since August
                                       1985. Vice President, General Counsel and Secretary of
                                       Kemper since January 1996.

Gunther Gose (55)                      Director of FKLA, FLA and ZLICA since November 1998. Chief
Director since November 1998.          Financial Officer and Member of the Group Executive Board of
                                       Zurich Financial Services since October 1998. Member of the
                                       Corporate Executive Board of Zurich Insurance Group from
                                       April 1990 to October 1998.

                             EXECUTIVE COMPENSATION



                           SUMMARY COMPENSATION TABLE



                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                    ANNUAL COMPENSATION                    AWARDS
                                         ------------------------------------------------------------
                                                                          OTHER          LONG TERM
                                                                          ANNUAL       INCENTIVE PLAN     ALL OTHER
           NAME AND                                                    COMPENSATION       PAYOUTS        COMPENSATION
      PRINCIPAL POSITION         YEAR    SALARY ($)    BONUS ($)(2)       ($)(3)           ($)(2)           ($)(4)
---------------------------------------------------------------------------------------------------------------------
Gale K. Caruso.................  1999     $ 91,636       $ 81,120        $23,088          $117,600         $--
Chief Executive Officer(1)
John B. Scott..................  1999      225,960        145,200         --               270,720          --
Chairman of the Board(1)(5)      1998      171,000        134,140         --               213,750          38,326
                                 1997      171,000        112,100         --               239,400          64,089
Frederick L. Blackmon..........  1999      113,420         62,805         20,545            90,630          --
Senior Vice President and Chief  1998       94,160         63,800         --                78,540           8,977
  Financial Officer(1)           1997       96,300         54,225         --               112,500          19,543
George Vlaisavljevich..........  1999      260,000        152,500         --               208,000          --
Senior Vice President(1)         1998      260,000        146,000         --               216,600          23,236
                                 1997      252,500        146,000         39,922           243,000           9,165
James E. Hohmann...............  1999      237,650        141,620         --               190,120          --
Senior Vice President(1)         1998       88,400         71,175         --                79,560           7,823
                                 1997       79,333         45,500         --                80,150           1,063



---------------


(1) Also served in same positions for FKLA, ZLICA and FLA. An allocation of the time devoted to duties as executive officer of KILICO has been made. All compensation items reported in the Summary Compensation Table reflect this allocation.



(2) Annual bonuses are paid pursuant to annual incentive plans.



(3) The amounts disclosed in this column include:



    (a) The taxable benefit from personal use of an employer-provided automobile and certain estate planning services facilitated for executives.



    (b) Relocation expense reimbursements of $18,574 in 1999 for Ms. Caruso and $24,498 for Mr. Vlaisavljevich in 1997.



(4) The amounts in this column include:



    (a) The amounts of employer contributions allocated to the accounts of the named persons under profit sharing plans or under supplemental plans maintained to provide benefits in excess of applicable ERISA limitations. The amounts of the contributions for the 1999 plan year were not available as of the date of this Prospectus.



    (b) Distributions from the Kemper and FKLA supplemental plans.



(5) Served as Chief Executive Officer until June 15, 1999.

             TABLE OF CONTENTS--STATEMENT OF ADDITIONAL INFORMATION


The Statement of Additional Information, Table of Contents is: Services to the Separate Account; Performance Information of Subaccounts; State Regulation; Experts; Financial Statements; Report of Independent Accountants; Financial Statements of the Separate Account; Appendix A Table of Historical Hypothetical Accumulation Unit Values and Performance Information; and Appendix B State Premium Tax Chart. The Statement of Additional Information should be read in conjunction with this Prospectus.


                              FINANCIAL STATEMENTS


The financial statements of KILICO that are included in this Prospectus should be considered primarily as bearing on our ability to meet our obligations under the Contracts. The Contracts are not entitled to participate in our earnings, dividends or surplus.



The unaudited financial statements as of March 31, 2000, appearing on pages 58-63 of this Prospectus, supplement the audited financial statements of Kemper Investors Life Insurance Company and Subsidiaries as of December 31, 1999, appearing on pages 64-88 of this Prospectus.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS


                       (in thousands, except share data)



                                                                 MARCH 31
                                                                   2000       DECEMBER 31
                                                                (UNAUDITED)      1999
                                                                -----------   -----------
ASSETS
Investments:
  Fixed maturities, available for sale, at fair value
     (amortized cost: March 31, 2000, $3,321,201; December
     31, 1999, $3,397,188)..................................    $3,192,585    $ 3,276,017
  Equity securities (cost: March 31, 2000, $65,466; December
     31, 1999, $65,235).....................................        62,546         61,592
  Short-term investments....................................        19,980         42,391
  Joint venture mortgage loans..............................        67,291         67,242
  Third-party mortgage loans................................        63,787         63,875
  Other real estate-related investments.....................        19,541         20,506
  Policy loans..............................................       258,576        261,788
  Other invested assets.....................................        26,008         25,621
                                                                -----------   -----------
          Total investments.................................     3,710,314      3,819,032
Cash........................................................        29,168         12,015
Accrued investment income...................................       129,511        127,219
Goodwill....................................................       200,721        203,907
Value of business acquired..................................       115,340        119,160
Deferred insurance acquisition costs........................       180,565        159,667
Deferred income taxes.......................................        85,045         93,502
Reinsurance recoverable.....................................       299,579        309,696
Receivable on sales of securities...........................         3,500          3,500
Other assets and receivables................................        32,131         29,950
Assets held in separate accounts............................    10,124,499      9,778,068
                                                                -----------   -----------
          Total assets......................................    $14,910,373   $14,655,716
                                                                ===========   ===========
LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
Future policy benefits......................................    $3,624,968    $ 3,718,833
Other policyholder benefits and funds payable...............       464,328        457,328
Other accounts payable and liabilities......................        62,303         71,482
Liabilities related to separate accounts....................    10,124,499      9,778,068
                                                                -----------   -----------
          Total liabilities.................................    14,276,098     14,025,711
                                                                -----------   -----------
Commitments and contingent liabilities
STOCKHOLDER'S EQUITY
Capital stock--$10 par value,
  authorized 300,000 shares; outstanding 250,000 shares.....         2,500          2,500
Additional paid-in capital..................................       804,347        804,347
Accumulated other comprehensive loss........................      (127,202)      (120,819)
Retained deficit............................................       (45,370)       (56,023)
                                                                -----------   -----------
          Total stockholder's equity........................       634,275        630,005
                                                                -----------   -----------
          Total liabilities and stockholder's equity........    $14,910,373   $14,655,716
                                                                ===========   ===========



See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                 (in thousands)


                                  (unaudited)



                                                               THREE MONTHS ENDED
                                                                    MARCH 31
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
REVENUE
Net investment income.......................................  $ 66,259    $ 65,693
Realized investment losses..................................    (2,120)       (965)
Premium income..............................................     5,003       5,688
Separate account fees and charges...........................    15,154      22,646
Other income................................................     3,352       2,584
                                                              --------    --------
          Total revenue.....................................    87,648      95,646
                                                              --------    --------
BENEFITS AND EXPENSES
Interest credited to policyholders..........................    37,236      41,546
Claims incurred and other policyholder benefits.............     4,991       3,173
Taxes, licenses and fees....................................     2,805      12,731
Commissions.................................................    23,369      12,693
Operating expenses..........................................    14,429      10,766
Deferral of insurance acquisition costs.....................   (25,024)    (14,325)
Amortization of insurance acquisition costs.................     4,148       2,813
Amortization of value of business acquired..................     4,140       4,960
Amortization of goodwill....................................     3,186       3,186
                                                              --------    --------
          Total benefits and expenses.......................    69,280      77,543
                                                              --------    --------
Income before income tax expense............................    18,368      18,103
Income tax expense (benefit)
  Current...................................................      (623)     32,830
  Deferred..................................................     8,338     (25,322)
                                                              --------    --------
          Total income tax expense..........................     7,715       7,508
                                                              --------    --------
          Net income........................................  $ 10,653    $ 10,595
                                                              ========    ========



See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



             CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)


                                 (in thousands)


                                  (unaudited)



                                                               THREE MONTHS ENDED
                                                                    MARCH 31
                                                              --------------------
                                                               2000         1999
                                                              -------     --------
NET INCOME..................................................  $10,653     $ 10,595
OTHER COMPREHENSIVE INCOME (LOSS), BEFORE TAX:
  Unrealized holding gains (losses) on investments arising
     during period:
     Unrealized holding gains (losses) on investments.......   (9,113)     (40,358)
     Adjustment to value of business acquired...............      213        4,251
     Adjustment to deferred insurance acquisition costs.....     (959)       2,139
                                                              -------     --------
          Total unrealized holding gains (losses) on
           investments arising during period................   (9,859)     (33,968)
                                                              -------     --------
  Less reclassification adjustments for items included in
     net income:
     Adjustment for (gains) losses included in realized
      investment gains (losses).............................   (1,155)       2,115
     Adjustment for amortization of premium on fixed
      maturities included in net investment income..........   (1,353)      (3,674)
     Adjustment for (gains) losses included in amortization
      of value of business acquired.........................     (106)        (311)
     Adjustment for (gains) losses included in amortization
      of insurance acquisition costs........................     (982)         (22)
                                                              -------     --------
          Total reclassification adjustments for items
           included in net income...........................   (3,596)      (1,892)
                                                              -------     --------
Other comprehensive loss, before related income tax expense
  (benefit).................................................   (6,263)     (32,076)
  Related income tax expense (benefit)......................      120      (11,226)
                                                              -------     --------
          Other comprehensive loss, net of tax..............   (6,383)     (20,850)
                                                              -------     --------
          Comprehensive income (loss).......................  $ 4,270     $(10,255)
                                                              =======     ========



See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (in thousands)


                                  (unaudited)



                                                               THREE MONTHS ENDED
                                                                    MARCH 31
                                                              ---------------------
                                                                2000        1999
                                                              ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................  $  10,653   $  10,595
  Reconcilement of net income to net cash provided (used):
     Realized investment (gains) losses.....................      2,120         965
     Net change in trading account securities...............     --         (18,011)
     Interest credited and other charges....................     37,180      40,957
     Deferred insurance acquisition costs, net..............    (20,876)    (11,512)
     Amortization of value of business acquired.............      4,140       4,960
     Amortization of goodwill...............................      3,186       3,186
     Amortization of discount and premium on investments....      1,455       3,833
     Deferred income taxes..................................      8,336     (25,323)
     Net change in current Federal income taxes.............    (17,897)      6,708
     Benefits and premium taxes due related to separate
      account bank-owned life insurance.....................     15,152      36,897
     Other, net.............................................    (10,579)        142
                                                              ---------   ---------
          Net cash flow from operating activities...........     32,870      53,397
                                                              ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash from investments sold or matured:
     Fixed maturities held to maturity......................     26,759     128,690
     Fixed maturities sold prior to maturity................    209,812     158,279
     Equity securities......................................      1,104         732
     Mortgage loans, policy loans and other invested
      assets................................................     12,969      16,586
  Cost of investments purchased or loans originated:
     Fixed maturities.......................................   (164,218)   (300,295)
     Equity securities......................................     (1,257)     --
     Mortgage loans, policy loans and other invested
      assets................................................     (8,261)    (11,786)
  Short-term investments, net...............................     22,411      26,262
  Net change in receivable and payable for securities
     transactions...........................................     --            (742)
  Net change in other assets................................     (1,279)     --
                                                              ---------   ---------
          Net cash from investing activities................     98,040      17,726
                                                              ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Policyholder account balances:
     Deposits...............................................    122,128      62,848
     Withdrawals............................................   (243,055)   (141,344)
  Other.....................................................      7,170       4,091
                                                              ---------   ---------
          Net cash from financing activities................   (113,757)    (74,405)
                                                              ---------   ---------
NET INCREASE (DECREASE) IN CASH.............................     17,153      (3,282)
CASH at the beginning of period.............................     12,015      13,486
                                                              ---------   ---------
CASH at the end of the period...............................  $  29,168   $  10,204
                                                              =========   =========



See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



1. Kemper Investors Life Insurance Company ("KILICO") is incorporated under the insurance laws of the State of Illinois. KILICO is licensed in the District of Columbia and all states, except New York. KILICO is a wholly-owned subsidiary of Kemper Corporation ("Kemper"), a nonoperating holding company.



  The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles.



2. In the opinion of management, all necessary adjustments consisting of normal recurring accruals have been made for a fair statement of the results of KILICO for the periods included in these financial statements. These financial statements should be read in conjunction with the financial statements and related notes in the 1999 Annual Report on Form 10-K.



3. KILICO, along with its affiliates Federal Kemper Life Assurance Company, Zurich Life Insurance Company of America, Fidelity Life Association (A Mutual Legal Reserve Company) ("FLA") and Zurich Direct, Inc. operate under the trade name Zurich Kemper Life ("ZKL"). ZKL is segregated by Strategic Business Unit ("SBU"). The SBU concept has each SBU concentrate on a specific customer market. The SBU is the focal point of ZKL because it is at the SBU level that ZKL can clearly identify customer segments and then work to understand and satisfy the needs of each customer. The contributions of ZKL's SBUs to consolidated revenues, operating results and certain balance sheet data pertaining thereto, are shown in the following tables on the basis of generally accepted accounting principles. For purposes of this disclosure, ZKL excludes FLA, as it is owned by its policyholders.



  ZKL is segregated into the Life Brokerage, Financial, Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the ZKL level. ZKL's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity.



  Summarized financial information for ZKL's SBUs are as follows:



  As of and for the period ending March 31, 2000:


   (in thousands)



                                          LIFE
                                       BROKERAGE     FINANCIAL       RSG        DIRECT       TOTAL
                                       ----------   -----------   ----------   --------   -----------
    Total revenues..................   $   85,902   $    53,925   $   36,550   $ 18,707   $   195,084
                                       ==========   ===========   ==========   ========   ===========
    Net income......................   $    4,895   $     4,788   $    3,704   $  1,816   $    15,203
                                       ==========   ===========   ==========   ========   ===========
    Total assets....................   $3,024,406   $10,619,740   $4,752,614   $165,744   $18,562,504
                                       ==========   ===========   ==========   ========   ===========



                                                                             NET
                                                             REVENUE    INCOME (LOSS)     ASSETS
                                                             --------   -------------   -----------
    Total revenue, net income (loss) and assets,
      respectively, from above: ..........................   $195,084      $15,203      $18,562,504
    Less:
      Revenue, net income & assets of FKLA................     80,032        3,694        3,186,847
      Revenue, net income & assets of ZLICA...............     13,553        1,794          458,777
      Revenue, net (loss) & assets of Zurich Direct.......     13,851         (938)           6,507
                                                             --------      -------      -----------
      Totals per KILICO's consolidated financial
         statements.......................................   $ 87,648      $10,653      $14,910,373
                                                             ========      =======      ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



    As of and for the period ending March 31, 1999:



         (in thousands)



                                             LIFE
                                          BROKERAGE    FINANCIAL       RSG       DIRECT       TOTAL
                                          ----------   ----------   ----------   -------   -----------
      Total revenues...................   $   90,520   $   57,285   $   33,743   $ 8,955   $   190,503
                                          ==========   ==========   ==========   =======   ===========
      Net income (loss)................   $    4,781   $    6,716   $    2,139   $(1,617)  $    12,019
                                          ==========   ==========   ==========   =======   ===========
      Total assets.....................   $3,134,465   $8,946,914   $4,234,473   $54,234   $16,370,086
                                          ==========   ==========   ==========   =======   ===========



                                                                              NET
                                                              REVENUE    INCOME (LOSS)     ASSETS
                                                              --------   -------------   -----------
      Total revenue, net income (loss) and assets,
        respectively, from above:..........................   $190,503      $12,019      $16,370,086
      Less:
        Revenue, net income & assets of FKLA...............     75,584        3,060        2,968,386
        Revenue, net income & assets of ZLICA..............     13,208        1,233          414,970
        Revenue, net (loss) & assets of Zurich Direct......      6,065       (2,869)           3,059
                                                              --------      -------      -----------
        Total per KILICO's consolidated financial
           statements......................................   $ 95,646      $10,595      $12,983,671
                                                              ========      =======      ===========



4. On March 31, 2000, KILICO purchased, for $5.5 million, the following related entities, all privately held New York corporations:



     - PMG Securities Corporation


     - PMG Asset Management, Inc.


     - PMG Life Agency, Inc., and


     - PMG Marketing, Inc.



These companies were primarily purchased for their specialization in the target market of the RSG SBU.

                       REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Stockholder of


Kemper Investors Life Insurance Company:



In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, comprehensive income, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Kemper Investors Life Insurance Company and subsidiaries (the "Company") at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



                           PricewaterhouseCoopers LLP


Chicago, Illinois


March 17, 2000

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                          CONSOLIDATED BALANCE SHEETS


                       (in thousands, except share data)



                                                                DECEMBER 31   DECEMBER 31
                                                                   1999          1998
                                                                -----------   -----------
ASSETS
Fixed maturities, available for sale, at fair value
  (amortized cost: December 31, 1999, $3,397,188, December
  31, 1998, $3,421,535).....................................    $3,276,017    $ 3,482,820
Trading account securities at fair value (amortized cost:
  December 31, 1998, $99,095)...............................        --            101,781
Equity securities (cost: December 31, 1999, $65,235;
  December 31, 1998, $66,776)...............................        61,592         66,854
Short-term investments......................................        42,391         58,334
Joint venture mortgage loans................................        67,242         65,806
Third-party mortgage loans..................................        63,875         76,520
Other real estate-related investments.......................        20,506         22,049
Policy loans................................................       261,788        271,540
Other invested assets.......................................        25,621         23,645
                                                                -----------   -----------
          Total investments.................................     3,819,032      4,169,349
Cash........................................................        12,015         13,486
Accrued investment income...................................       127,219        124,213
Goodwill....................................................       203,907        216,651
Value of business acquired..................................       119,160        118,850
Deferred insurance acquisition costs........................       159,667         91,543
Deferred income taxes.......................................        93,502         35,059
Reinsurance recoverable.....................................       309,696        344,837
Receivable on sales of securities...........................         3,500          3,500
Other assets and receivables................................        29,950         23,029
Assets held in separate accounts............................     9,778,068      7,099,204
                                                                -----------   -----------
          Total assets......................................    $14,655,716   $12,239,721
                                                                ===========   ===========
LIABILITIES
Future policy benefits......................................    $3,718,833    $ 3,906,391
Other policyholder benefits and funds payable...............       457,328        318,369
Other accounts payable and liabilities......................        71,482         61,898
Liabilities related to separate accounts....................     9,778,068      7,099,204
                                                                -----------   -----------
          Total liabilities.................................    14,025,711     11,385,862
                                                                -----------   -----------
Commitments and contingent liabilities
STOCKHOLDER'S EQUITY
Capital stock--$10 par value,
  authorized 300,000 shares; outstanding 250,000 shares.....         2,500          2,500
Additional paid-in capital..................................       804,347        804,347
Accumulated other comprehensive income (loss)...............      (120,819)        32,975
Retained earnings (deficit).................................       (56,023)        14,037
                                                                -----------   -----------
          Total stockholder's equity........................       630,005        853,859
                                                                -----------   -----------
          Total liabilities and stockholder's equity........    $14,655,716   $12,239,721
                                                                ===========   ===========



See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                 (in thousands)



                                                                   YEAR ENDED DECEMBER 31
                                                              --------------------------------
                                                                1999         1998       1997
                                                              --------     --------   --------
REVENUE
Net investment income.......................................  $264,640     $273,512   $296,195
Realized investment gains (losses)..........................    (9,549)      51,868     10,546
Premium income..............................................    21,990       22,346     22,239
Separate account fees and charges...........................    74,715       61,982     85,413
Other income................................................    11,623       10,031     11,087
                                                              --------     --------   --------
          Total revenue.....................................   363,419      419,739    425,480
                                                              --------     --------   --------
BENEFIT AND EXPENSES
Interest credited to policyholders..........................   162,243      176,906    199,782
Claims incurred and other policyholder benefits.............    18,185       28,029     28,372
Taxes, licenses and fees....................................    30,234       30,292     52,608
Commissions.................................................    67,555       39,046     32,602
Operating expenses..........................................    45,989       44,575     36,837
Deferral of insurance acquisition costs.....................   (69,814)     (46,565)   (38,177)
Amortization of insurance acquisition costs.................     5,524       12,082      3,204
Amortization of value of business acquired..................    12,955       17,677     24,948
Amortization of goodwill....................................    12,744       12,744     15,295
                                                              --------     --------   --------
          Total benefits and expenses.......................   285,615      314,786    355,471
                                                              --------     --------   --------
Income before income tax expense............................    77,804      104,953     70,009
Income tax expense..........................................    32,864       39,804     31,292
                                                              --------     --------   --------
          Net income........................................  $ 44,940     $ 65,149   $ 38,717
                                                              ========     ========   ========



See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME


                                 (in thousands)



                                                                     YEAR ENDED DECEMBER 31
                                                                ---------------------------------
                                                                  1999         1998        1997
                                                                ---------    --------    --------
NET INCOME..................................................    $  44,940    $ 65,149    $ 38,717
                                                                ---------    --------    --------
OTHER COMPREHENSIVE INCOME (LOSS), BEFORE TAX:
  Unrealized holding gains (losses) on investments arising
     during period:
  Unrealized holding gains (losses) on investments..........     (180,267)     25,372      60,802
  Adjustment to value of business acquired..................       12,811      (9,332)    (28,562)
  Adjustment to deferred insurance acquisition costs........        5,726      (2,862)     (2,680)
                                                                ---------    --------    --------
          Total unrealized holding gains (losses) on
            investments arising during period...............     (161,730)     13,178      29,560
                                                                ---------    --------    --------
  Less reclassification adjustments for items included in
     net income:
     Adjustment for (gains) losses included in realized
       investment gains (losses)............................       16,651       6,794      (9,016)
     Adjustment for amortization of premium on fixed
       maturities included in net investment income.........      (10,533)    (17,064)    (17,866)
     Adjustment for (gains) losses included in amortization
       of value of business acquired........................         (454)     (7,378)     (2,353)
     Adjustment for (gains) losses included in amortization
       of insurance acquisition costs.......................        1,892        (463)       (355)
                                                                ---------    --------    --------
          Total reclassification adjustments for items
            included in net income..........................        7,556     (18,111)    (29,590)
                                                                ---------    --------    --------
Other comprehensive income (loss), before related income tax
  expense (benefit).........................................     (169,286)     31,289      59,150
Related income tax expense (benefit)........................      (15,492)     10,952        (985)
                                                                ---------    --------    --------
          Other comprehensive income (loss), net of tax.....     (153,794)     20,337      60,135
                                                                ---------    --------    --------
          Comprehensive income (loss).......................    $(108,854)   $ 85,486    $ 98,852
                                                                =========    ========    ========



See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY


                                 (in thousands)



                                                                          DECEMBER 31
                                                              -----------------------------------
                                                                1999          1998         1997
                                                              ---------     --------     --------
CAPITAL STOCK, beginning and end of period..................  $   2,500     $  2,500     $  2,500
                                                              ---------     --------     --------

ADDITIONAL PAID-IN CAPITAL, beginning of period.............    804,347      806,538      761,538
Capital contributions from parent...........................     --            4,261       45,000
Adjustment to prior period capital contribution from
  parent....................................................     --           (6,452)       --
                                                              ---------     --------     --------
          End of period.....................................    804,347      804,347      806,538
                                                              ---------     --------     --------

ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS), beginning of
  period....................................................     32,975       12,637      (47,498)
Other comprehensive income (loss), net of tax...............   (153,794)      20,338       60,135
                                                              ---------     --------     --------
          End of period.....................................   (120,819)      32,975       12,637
                                                              ---------     --------     --------

RETAINED EARNINGS, beginning of period......................     14,037       43,888       34,421
Net income..................................................     44,940       65,149       38,717
Dividends to parent.........................................   (115,000)     (95,000)     (29,250)
                                                              ---------     --------     --------
          End of period.....................................    (56,023)      14,037       43,888
                                                              ---------     --------     --------

          Total stockholder's equity........................  $ 630,005     $853,859     $865,563
                                                              =========     ========     ========



See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                 (in thousands)



                                                                        YEAR ENDED DECEMBER 31
                                                                --------------------------------------
                                                                   1999           1998         1997
                                                                -----------    -----------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income................................................    $    44,940    $    65,149   $  38,717
  Reconcilement of net income to net cash provided:
     Realized investment (gains) losses.....................          9,549        (51,868)    (10,546)
     Net change in trading account securities...............        (51,239)        (6,727)     --
     Interest credited and other charges....................        158,557        173,958     198,206
     Deferred insurance acquisition costs, net..............        (64,290)       (34,483)    (34,973)
     Amortization of value of business acquired.............         12,955         17,677      24,948
     Amortization of goodwill...............................         12,744         12,744      15,295
     Amortization of discount and premium on investments....         11,157         17,353      17,866
     Deferred income taxes..................................        (42,952)       (12,469)    (99,370)
     Net change in current federal income taxes.............        (10,594)       (73,162)     97,386
     Benefits and premium taxes due related to separate
       account bank-owned life insurance....................        149,477        123,884     180,546
     Other, net                                                     (11,901)       (41,477)     17,168
                                                                -----------    -----------   ---------
          Net cash provided from operating activities.......        218,403        190,579     445,243
                                                                -----------    -----------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Cash from investments sold or matured:
     Fixed maturities held to maturity......................        335,735        491,699     229,208
     Fixed maturities sold prior to maturity................      1,269,290        882,596     633,872
     Equity securities......................................         11,379        107,598      --
     Mortgage loans, policy loans and other invested
       assets...............................................         75,389        180,316     131,866
  Cost of investments purchased or loans originated:
     Fixed maturities.......................................     (1,455,496)    (1,319,119)   (606,028)
     Equity securities......................................         (8,703)       (83,303)     --
     Mortgage loans, policy loans and other invested
       assets...............................................        (43,665)       (66,331)    (76,350)
  Short-term investments, net...............................         15,943        177,723    (164,361)
  Net change in receivable and payable for securities
     transactions...........................................        --                (677)     29,746
  Net change in other assets................................         (2,725)       --              244
                                                                -----------    -----------   ---------
          Net cash provided from investing activities.......        197,147        370,502     178,197
                                                                -----------    -----------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Policyholder account balances:
     Deposits...............................................        383,874        180,124     145,687
     Withdrawals............................................       (694,848)      (649,400)   (745,510)
  Capital contributions from parent.........................        --               4,261      45,000
  Dividends to parent.......................................       (115,000)       (95,000)    (29,250)
  Other.....................................................          8,953        (11,448)    (18,275)
                                                                -----------    -----------   ---------
          Net cash used in financing activities.............       (417,021)      (571,463)   (602,348)
                                                                -----------    -----------   ---------
               Net increase (decrease) in cash..............         (1,471)       (10,382)     21,092
CASH, beginning of period...................................         13,486         23,868       2,776
                                                                -----------    -----------   ---------
CASH, end of period.........................................    $    12,015    $    13,486   $  23,868
                                                                ===========    ===========   =========



See accompanying notes to consolidated financial statements.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES



BASIS OF PRESENTATION



Kemper Investors Life Insurance Company and subsidiaries (the "Company") issues fixed and variable annuity products, variable life, term life and interest-sensitive life insurance products marketed primarily through a network of financial institutions, securities brokerage firms, insurance agents and financial planners. The Company is licensed in the District of Columbia and all states except New York. The Company is a wholly-owned subsidiary of Kemper Corporation ("Kemper"). Kemper and the Company are wholly-owned subsidiaries of Zurich Financial Services ("ZFS" or "Zurich"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index. Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.



The financial statements include the accounts of the Company on a consolidated basis. All significant intercompany balances and transactions have been eliminated. Certain reclassifications have been made to the 1998 and 1997 consolidated financial statements in order for them to conform to the 1999 presentation. The accompanying consolidated financial statements of the Company as of and for the years ended December 31, 1999, 1998 and 1997, have been prepared in conformity with accounting principles generally accepted in the United States.



ESTIMATES



The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent assets or liabilities at the date of the financial statements. As a result, actual results reported as revenue and expenses could differ from the estimates reported in the accompanying financial statements. As further discussed in the accompanying notes to the consolidated financial statements, significant estimates and assumptions affect goodwill, deferred insurance acquisition costs, the value of business acquired, provisions for real estate-related losses and reserves, other-than-temporary declines in values for fixed maturities, the valuation allowance for deferred income taxes and the calculation of fair value disclosures for certain financial instruments.



GOODWILL



The Company reviews goodwill to determine if events or changes in circumstances may have affected the recoverability of the outstanding goodwill as of each reporting period. In the event that the Company determines that goodwill is not recoverable, it would amortize such amounts as additional goodwill expense in the accompanying financial statements. As of December 31, 1999, the Company believes that no such adjustment is necessary.



In December of 1997, the Company changed its amortization period from twenty-five years to twenty years in order to conform to Zurich's accounting practices and policies. As a result of the change in amortization periods, the Company recorded an increase in goodwill amortization expense of $5.1 million during 1997.



VALUE OF BUSINESS ACQUIRED



The value of business acquired reflects the estimated fair value of the Company's life insurance business in force and represents the portion of the cost to acquire the Company that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the date of acquisition. Such value is the present value of the actuarially determined projected cash flows for the acquired policies.



The value of the business acquired is amortized over the estimated contract life of the business acquired in relation to the present value of estimated gross profits using current assumptions based on an interest rate equal to

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


the liability or contract rate on the value of business acquired. The estimated amortization and accretion of interest for the value of business acquired for each of the years through December 31, 2004 are as follows:



                                                                                            PROJECTED
                (IN THOUSANDS)                    BEGINNING                  ACCRETION OF    ENDING
            YEAR ENDED DECEMBER 31                 BALANCE    AMORTIZATION     INTEREST      BALANCE
-----------------------------------------------   ---------   ------------   ------------   ---------
1997 (actual)..................................    168,692       (34,906)        9,958       143,744
1998 (actual)..................................    143,744       (26,807)        9,129       126,066
1999 (actual)..................................    126,066       (20,891)        7,936       113,111
2000...........................................    113,111       (23,418)        6,971        96,664
2001...........................................     96,664       (21,493)        5,890        81,061
2002...........................................     81,061       (17,805)        4,970        68,226
2003...........................................     68,226       (16,160)        4,185        56,251
2004...........................................     56,251       (14,625)        3,438        45,064



The projected ending balance of the value of business acquired will be further adjusted to reflect the impact of unrealized gains or losses on fixed maturities held as available for sale in the investment portfolio. Such adjustments are not recorded in the Company's net income but rather are recorded as a credit or charge to accumulated other comprehensive income, net of income tax. This adjustment increased the value of business acquired by $6.0 million as of December 31, 1999 and decreased the value of business acquired by $7.2 million as of December 31, 1998. Accumulated other comprehensive income increased by approximately $3.9 million as of December 31, 1999 due to this adjustment and decreased accumulated other comprehensive income by $4.7 million as of December 31, 1998.



LIFE INSURANCE REVENUE AND EXPENSES



Revenue for annuities, variable life insurance and interest-sensitive life insurance products consists of investment income, and policy charges such as mortality, expense and surrender charges and expense loads for premium taxes on certain contracts. Expenses consist of benefits and interest credited to contracts, policy maintenance costs and amortization of deferred insurance acquisition costs.



Premiums for term life policies are reported as earned when due. Profits for such policies are recognized over the duration of the insurance policies by matching benefits and expenses to premium income.



REINSURANCE



In the ordinary course of business, the Company enters into reinsurance agreements to diversify risk and limit its overall financial exposure to certain blocks of fixed-rate annuities and to individual death claims. The Company generally cedes 100 percent of the related annuity liabilities under the terms of the reinsurance agreements. Although these reinsurance agreements contractually obligate the reinsurers to reimburse the Company, they do not discharge the Company from its primary liabilities and obligations to policyholders. As such, these amounts paid or deemed to have been paid are recorded on the Company's consolidated balance sheet as reinsurance recoverables and ceded future policy benefits.



DEFERRED INSURANCE ACQUISITION COSTS



The costs of acquiring new business, principally commission expense and certain policy issuance and underwriting expenses, have been deferred to the extent they are recoverable from estimated future gross profits on the related contracts and policies. The deferred insurance acquisition costs for annuities, separate account business and interest-sensitive life insurance products are being amortized over the estimated contract life in relation to the present value of estimated gross profits. Deferred insurance acquisition costs related to such interest-sensitive products also reflect the estimated impact of unrealized gains or losses on fixed maturities held as available for sale

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

in the investment portfolio, through a credit or charge to accumulated other comprehensive income, net of income tax. The deferred insurance acquisition costs for term-life insurance products are being amortized over the premium paying period of the policies.



FUTURE POLICY BENEFITS



Liabilities for future policy benefits related to annuities and interest-sensitive life contracts reflect net premiums received plus interest credited during the contract accumulation period and the present value of future payments for contracts that have annuitized. Current interest rates credited during the contract accumulation period range from 3.0 percent to 10.0 percent. Future minimum guaranteed interest rates vary from 3.0 percent to 4.0 percent. For contracts that have annuitized, interest rates used in determining the present value of future payments range principally from 2.5 percent to 12.0 percent.



Liabilities for future term life policy benefits have been computed principally by a net level premium method. Anticipated rates of mortality are based on the 1975-1980 Select and Ultimate Table modified by Company experience, including withdrawals. Estimated future investment yields are a level 7.1 percent.



GUARANTY FUND ASSESSMENTS



The Company is liable for guaranty fund assessments related to certain unaffiliated insurance companies that have become insolvent during the years 1999 and prior. The Company's financial statements include provisions for all known assessments that are expected to be levied against the Company as well as an estimate of amounts (net of estimated future premium tax recoveries) that the Company believes it will be assessed in the future for which the life insurance industry has estimated the cost to cover losses to policyholders.



INVESTED ASSETS AND RELATED INCOME



Investments in fixed maturities and equity securities are carried at fair value. Short-term investments are carried at cost, which approximates fair value.



The amortized cost of fixed maturities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed and asset-backed securities, over the estimated life of the security. Such amortization is included in net investment income. Amortization of the discount or premium from mortgage-backed and asset-backed securities is recognized using a level effective yield method which considers the estimated timing and amount of prepayments of the underlying loans and is adjusted to reflect differences which arise between the prepayments originally anticipated and the actual prepayments received and currently anticipated. To the extent that the estimated lives of such securities change as a result of changes in prepayment rates, the adjustment is also included in net investment income. The Company does not accrue interest income on fixed maturities deemed to be impaired on an other-than-temporary basis, or on mortgage loans and other real estate loans where the likelihood of collection of interest is doubtful.



Mortgage loans are carried at their unpaid balance, net of unamortized discount and any applicable reserves or write-downs. Other real estate-related investments, net of any applicable reserves and write-downs, include notes receivable from real estate ventures and investments in real estate ventures, adjusted for the equity in the operating income or loss of such ventures. Real estate reserves are established when declines in collateral values, estimated in light of current economic conditions, indicate a likelihood of loss.



Investments in policy loans and other invested assets, consisting primarily of venture capital investments and a leveraged lease, are carried primarily at cost.



Realized gains or losses on sales of investments, determined on the basis of identifiable cost on the disposition of the respective investment, recognition of other-than-temporary declines in value and changes in real estate-related reserves and write-downs are included in revenue. Net unrealized gains or losses on revaluation of investments are credited or charged to accumulated other comprehensive income (loss). Such unrealized gains are recorded net of deferred income tax expense, while unrealized losses are not tax benefitted.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SEPARATE ACCOUNT BUSINESS



The assets and liabilities of the separate accounts represent segregated funds administered and invested by the Company for purposes of funding variable annuity and variable life insurance contracts for the exclusive benefit of variable annuity and variable life insurance contract holders. The Company receives administrative fees from the separate account and retains varying amounts of withdrawal charges to cover expenses in the event of early withdrawals by contract holders. The assets and liabilities of the separate accounts are carried at fair value.



INCOME TAX



The Company files a separate Federal income tax return. Deferred taxes are provided on the temporary differences between the tax and financial statement basis of assets and liabilities.



(2) CASH FLOW INFORMATION



The Company defines cash as cash in banks and money market accounts. The Company paid federal income taxes of $83.8 million, $126.0 million and $29.0 million directly to the United States Treasury Department during 1999, 1998 and 1997, respectively.



(3) INVESTED ASSETS AND RELATED INCOME



The Company is carrying its fixed maturity investment portfolio at estimated fair value as fixed maturities are considered available for sale. The carrying value of fixed maturities compared with amortized cost, adjusted for other-than-temporary declines in value, were as follows:



                                                                                      ESTIMATED
                                                                                     UNREALIZED
                                                        CARRYING    AMORTIZED    -------------------
                                                         VALUE         COST       GAINS     LOSSES
                   (in thousands)                      ----------   ----------   -------   ---------
DECEMBER 31, 1999
U.S. treasury securities and obligations of U.S.
  government agencies and authorities................  $    6,516   $    6,631   $ --      $    (115)
Obligations of states and political subdivisions,
  special revenue and nonguaranteed..................      21,656       22,107        --        (451)
Debt securities issued by foreign governments........      23,890       24,749       380      (1,239)
Corporate securities.................................   2,063,054    2,147,606     2,750     (87,302)
Mortgage and asset-backed securities.................   1,160,901    1,196,095       450     (35,644)
                                                       ----------   ----------   -------   ---------
       Total fixed maturities........................  $3,276,017   $3,397,188   $ 3,580   $(124,751)
                                                       ==========   ==========   =======   =========
DECEMBER 31, 1998
U.S. treasury securities and obligations of U.S.
  government agencies and authorities................  $    7,951   $    7,879   $    81   $      (9)
Obligations of states and political subdivisions,
  special revenue and nonguaranteed..................      27,039       26,768       362         (91)
Debt securities issued by foreign governments........      69,357       67,239     2,266        (148)
Corporate securities.................................   1,908,850    1,866,372    46,664      (4,186)
Mortgage and asset-backed securities.................   1,469,623    1,453,277    19,063      (2,717)
                                                       ----------   ----------   -------   ---------
       Total fixed maturities........................  $3,482,820   $3,421,535   $68,436   $  (7,151)
                                                       ==========   ==========   =======   =========



The carrying value and amortized cost of fixed maturity investments, by contractual maturity at December 31, 1999, are shown below. Actual maturities will differ from contractual maturities because borrowers may have the

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)

right to call or prepay obligations with or without call or prepayment penalties and because mortgage-backed and asset-backed securities provide for periodic payments throughout their life.



                                                                 CARRYING     AMORTIZED
                                                                  VALUE          COST
                       (in thousands)                           ----------    ----------
One year or less............................................    $   49,221    $   48,953
Over one year through five years............................       747,086       765,064
Over five years through ten years...........................     1,022,850     1,073,468
Over ten years..............................................       295,959       313,608
Securities not due at a single maturity date, primarily
  mortgage and asset-backed securities(1)...................     1,160,901     1,196,095
                                                                ----------    ----------
       Total fixed maturities...............................    $3,276,017    $3,397,188
                                                                ==========    ==========



---------------


(1) Weighted average maturity of 4.9 years.



Proceeds from sales of investments in fixed maturities prior to maturity were $1,269.3 million, $882.6 million and $633.9 million during 1999, 1998 and 1997, respectively. Gross gains of $7.9 million, $10.1 million and $3.1 million and gross losses of $17.7 million, $8.0 million and $13.7 million were realized on sales and write-downs of fixed maturities in 1999, 1998 and 1997, respectively. Excluding agencies of the U.S. government, there were no individual investments that exceeded ten percent of stockholder's equity at December 31, 1999.



At December 31, 1999, securities carried at approximately $6.2 million were on deposit with governmental agencies as required by law.



Upon default or indication of potential default by an issuer of fixed maturity securities, the issue(s) of such issuer would be placed on nonaccrual status and, since declines in fair value would no longer be considered by the Company to be temporary, would be analyzed for possible write-down. Any such issue would be written down to its net realizable value during the fiscal quarter in which the impairment was determined to have become other than temporary. Thereafter, each issue on nonaccrual status is regularly reviewed, and additional write-downs may be taken in light of later developments.



The Company's computation of net realizable value involves judgments and estimates, so such value should be used with care. Such value determination considers such factors as the existence and value of any collateral security; the capital structure of the issuer; the level of actual and expected market interest rates; where the issue ranks in comparison with other debt of the issuer; the economic and competitive environment of the issuer and its business; the Company's view on the likelihood of success of any proposed issuer restructuring plan; and the timing, type and amount of any restructured securities that the Company anticipates it will receive.



The Company's $151.6 million real estate portfolio at December 31, 1999 consists of joint venture and third-party mortgage loans and other real estate-related investments. At December 31, 1999 and 1998, total impaired real estate-related loans were as follows:



                                                                DECEMBER 31     DECEMBER 31
                                                                    1999            1998
                       (in millions)                            ------------    ------------
Impaired loans without reserves--gross......................       $ 74.9          $ 83.9
Impaired loans with reserves--gross.........................         23.4            25.0
                                                                   ------          ------
       Total gross impaired loans...........................         98.3           108.9
Reserves related to impaired loans..........................        (18.5)          (18.5)
Write-downs related to impaired loans.......................         (3.5)           (3.5)
                                                                   ------          ------
       Net impaired loans...................................       $ 76.3          $ 86.9
                                                                   ======          ======



Impaired loans without reserves include loans in which the deficit in equity investments in real estate-related investments is considered in determining reserves and write-downs. The Company had an average balance of

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES



                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)

$100.0 million and $54.6 million in impaired loans for 1999 and 1998, respectively. Cash payments received on impaired loans are generally applied to reduce the outstanding loan balance.



At December 31, 1999 and 1998, loans on nonaccrual status, before reserves and write-downs, amounted to $98.3 million and $37.4 million, respectively. The Company's nonaccrual loans are generally included in impaired loans.



NET INVESTMENT INCOME



The sources of net investment income were as follows:



                                                                  1999           1998           1997
                       (in thousands)                           --------       --------       --------
Interest and dividends on fixed maturities..................    $231,176       $232,707       $250,170
Dividends on equity securities..............................       4,618          2,143          2,123
Income from short-term investments..........................       3,568          5,391          4,128
Income from mortgage loans..................................       6,296         14,964         16,283
Income from policy loans....................................      20,131         21,096         20,549
Income from other real estate-related investments...........         155            352          6,631
Income from other loans and investments.....................       2,033          2,223          2,045
                                                                --------       --------       --------
       Total investment income..............................    $267,977       $278,876       $301,929
Investment expense..........................................      (3,337)        (5,364)        (5,734)
                                                                --------       --------       --------
       Net investment income................................    $264,640       $273,512       $296,195
                                                                ========       ========       ========



NET REALIZED INVESTMENT GAINS (LOSSES)



Net realized investment gains (losses) for the years ended December 31, 1999, 1998 and 1997, were as follows:



                                                                       REALIZED GAINS (LOSSES)
                                                                -------------------------------------
                                                                 1999           1998           1997
                       (in thousands)                           -------       --------       --------
Real estate-related.........................................    $ 4,201       $ 41,362       $ 19,758
Fixed maturities............................................     (9,755)         2,158        (10,656)
Trading account securities--gross gains.....................        491          3,254          --
Trading account securities--gross losses....................     (7,794)          (417)         --
Trading account securities--holding losses..................      --              (151)         --
Equity securities...........................................      1,039          5,496            914
Other.......................................................      2,269            166            530
                                                                -------       --------       --------
  Realized investment gains (losses) before income tax
     expense (benefit)......................................    $(9,549)      $ 51,868       $ 10,546
Income tax expense (benefit)................................     (3,342)        18,154          3,691
                                                                -------       --------       --------
  Net realized investment gains (losses)....................    $(6,207)      $ 33,714       $  6,855
                                                                =======       ========       ========



Unrealized gains (losses) are computed below as follows: fixed maturities--the difference between fair value and amortized cost, adjusted for other-than-temporary declines in value; equity and other securities--the difference

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3) INVESTED ASSETS AND RELATED INCOME (CONTINUED)

between fair value and cost. The change in net unrealized investment gains (losses) by class of investment for the years ended December 31, 1999, 1998 and 1997 were as follows:



                                                             CHANGE IN UNREALIZED GAINS (LOSSES)
                                                          -----------------------------------------
                                                          DECEMBER 31    DECEMBER 31    DECEMBER 31
                                                              1999           1998          1997
                     (in thousands)                       ------------   ------------   -----------
Fixed maturities........................................   $(182,456)      $36,717       $ 87,787
Equity and other securities.............................      (3,929)       (1,075)          (103)
Adjustment to deferred insurance acquisition costs......       3,834        (2,399)        (2,325)
Adjustment to value of business acquired................      13,265        (1,954)       (26,209)
                                                           ---------       -------       --------
  Unrealized gain (loss) before income tax expense
     (benefit)..........................................    (169,286)       31,289         59,150
Income tax expense (benefit)............................     (15,492)       10,952           (985)
                                                           ---------       -------       --------
       Net unrealized gain (loss) on investments........   $(153,794)      $20,337       $ 60,135
                                                           =========       =======       ========



(4) UNCONSOLIDATED INVESTEES



At December 31, 1999 and 1998 the Company, along with other Kemper subsidiaries, directly held partnership interests in a number of real estate joint ventures. The Company's direct and indirect real estate joint venture investments are accounted for utilizing the equity method, with the Company recording its share of the operating results of the respective partnerships. The Company, as an equity owner, has the ability to fund, and historically has elected to fund, operating requirements of certain of the joint ventures. Consolidation accounting methods are not utilized as the Company, in most instances, does not own more than 50 percent in the aggregate, and in any event, major decisions of the partnership must be made jointly by all partners.



As of December 31, 1999 and 1998, the Company's net equity investment in unconsolidated investees amounted to $0.9 million and $1.2 million, respectively. The Company's share of net income related to such unconsolidated investees amounted to $155 thousand, $241 thousand and $835 thousand in 1999, 1998 and 1997, respectively.



(5) CONCENTRATION OF CREDIT RISK



The Company generally strives to maintain a diversified invested asset portfolio; however, certain concentrations of credit risk exist in mortgage and asset-backed securities and real estate.



Approximately 20.0 percent of the Company's investment-grade fixed maturities at December 31, 1999 were mortgage-backed securities, down from 28.0 percent at December 31, 1998, due to sales and paydowns during 1999. These investments consist primarily of marketable mortgage pass-through securities issued by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other investment-grade securities collateralized by mortgage pass-through securities issued by these entities. The Company has not made any investments in interest-only or other similarly volatile tranches of mortgage-backed securities. The Company's mortgage-backed investments are generally AAA credit quality.



Approximately 16.8 percent and 15.4 percent of the Company's investment-grade fixed maturities at December 31, 1999 and 1998, respectively, consisted of corporate asset-backed securities. The majority of the Company's investments in asset-backed securities were backed by home equity loans (24.0%), commercial mortgage-backed securities (22.8%), manufactured housing loans (12.5%), other commercial assets (11.3%) and collateralized loan and bond obligations (10.6%).



The Company's real estate portfolio is distributed by geographic location and property type. The geographic distribution of a majority of the real estate portfolio as of December 31, 1999 was as follows: California (36.8%), Hawaii (13.6%), Washington (10.9%) and Colorado (10.1%). The property type distribution of a majority of the real estate portfolio as of December 31, 1999 was as follows: hotels (36.3%), land (36.1%) and residential (13.5%).

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(5) CONCENTRATION OF CREDIT RISK (CONTINUED)


To maximize the value of certain land and other projects, additional development has been proceeding or has been planned. Such development of existing projects would continue to require funding, either from the Company or third parties. In the present real estate markets, third-party financing can require credit enhancing arrangements (e.g., standby financing arrangements and loan commitments) from the Company. The values of development projects are dependent on a number of factors, including Kemper's and the Company's plans with respect thereto, obtaining necessary construction and zoning permits and market demand for the permitted use of the property. There can be no assurance that such permits will be obtained as planned or at all, nor that such expenditures will occur as scheduled, nor that Kemper's and the Company's plans with respect to such projects may not change substantially.



Slightly more than half of the Company's real estate mortgage loans are on properties or projects where the Company, Kemper, or their affiliates have taken ownership positions in joint ventures with a small number of partners.



At December 31, 1999, loans to and investments in joint ventures in which Patrick M. Nesbitt or his affiliates ("Nesbitt"), a third-party real estate developer, have ownership interests constituted approximately $63.9 million, or
42.2 percent, of the Company's real estate portfolio. The Nesbitt ventures consist of nine hotel properties, one office building and one retail property. At December 31, 1999, the Company did not have any Nesbitt-related off-balance-sheet legal funding commitments outstanding.



At December 31, 1999, loans to a master limited partnership (the "MLP") between subsidiaries of Kemper and subsidiaries of Lumbermens Mutual Casualty Company ("Lumbermens"), a former affiliate, constituted approximately $55.4 million, or
36.5 percent, of the Company's real estate portfolio. Kemper's interest in the MLP is 75.0 percent at December 31, 1999. Loans to the MLP were placed on non-accrual status at the beginning of 1999 due to management's desire not to increase book value of the MLP over net realizable value, as interest on these loans has historically been added to principal. At December 31, 1999, MLP-related commitments accounted for approximately $0.1 million of the Company's off-balance-sheet legal commitments.



The remaining significant real estate-related investments amounted to $20.7 million at December 31, 1999 and consisted of various zoned and unzoned residential and commercial lots located in Hawaii. Due to certain negative zoning restriction developments in January 1997 and a continuing economic slump in Hawaii, the Company has placed these real estate-related investments on nonaccrual status as of December 31, 1996. The Company is currently pursuing the zoning of all remaining unzoned properties, as well as pursuing steps to sell all remaining zoned properties. However, due to the state of Hawaii's economy, which has lagged behind the economic expansion of most of the rest of the United States, the Company anticipates that it could be several additional years until it completely disposes of all of its investments in Hawaii. At December 31, 1999, off-balance sheet legal commitments related to Hawaiian properties totaled $4.0 million.



At December 31, 1999, the Company no longer had any outstanding loans or investments in projects with the Prime Group, Inc. or its affiliates, as all such investments have been sold. However, the Company continues to have Prime Group-related commitments, which accounted for $25.7 million of the Company's off-balance-sheet legal commitments at December 31, 1999.



(6) INCOME TAXES



Income tax expense (benefit) was as follows for the years ended December 31, 1999, 1998 and 1997:



                                                              1999          1998          1997
                      (in thousands)                        --------      --------      --------
Current...................................................  $ 75,816      $ 52,273      $130,662
Deferred..................................................   (42,952)      (12,469)      (99,370)
                                                            --------      --------      --------
          Total...........................................  $ 32,864      $ 39,804      $ 31,292
                                                            ========      ========      ========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES (CONTINUED)

Additionally, the deferred income tax (benefit) expense related to items included in other comprehensive income was as follows for the years ended December 31, 1999, 1998 and 1997:



                                                                1999         1998         1997
                       (in thousands)                         --------      -------      -------
Unrealized gains and losses on investments..................  $(21,477)     $12,476      $ 9,002
Value of business acquired..................................     4,643         (684)      (9,173)
Deferred insurance acquisition costs........................     1,342         (840)        (814)
                                                              --------      -------      -------
          Total.............................................  $(15,492)     $10,952      $  (985)
                                                              ========      =======      =======



The actual income tax expense for 1999, 1998 and 1997 differed from the "expected" tax expense for those years as displayed below. "Expected" tax expense was computed by applying the U.S. federal corporate tax rate of 35 percent in 1999, 1998, and 1997 to income before income tax expense.



                                                               1999         1998         1997
                       (in thousands)                         -------      -------      -------
Computed expected tax expense...............................  $27,232      $36,734      $24,503
Difference between "expected" and actual tax expense:
  State taxes...............................................    1,608         (434)       1,801
  Amortization of goodwill..................................    4,460        4,460        5,353
  Dividend received deduction...............................    --            (540)       --
  Foreign tax credit........................................     (306)        (250)        (278)
  Other, net................................................     (130)        (166)         (87)
                                                              -------      -------      -------
          Total actual tax expense..........................  $32,864      $39,804      $31,292
                                                              =======      =======      =======



Deferred tax assets and liabilities are generally determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company only records deferred tax assets if future realization of the tax benefit is more likely than not, with a valuation allowance recorded for the portion that is not likely to be realized. The valuation allowance is subject to future adjustments based upon, among other items, the Company's estimates of future operating earnings and capital gains.



The Company has established a valuation allowance to reduce the deferred federal tax asset related to real estate and unrealized losses on investments to a realizable amount. This amount is based on the evidence available and management's judgment. Any reversals of the valuation allowance are contingent upon the recognition of future capital gains in the Company's federal income tax return or a change in circumstances which causes the recognition of the benefits to become more likely than not. The change in the valuation allowance is related solely to the change in the net deferred federal tax asset or liability from unrealized gains or losses on investments.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6) INCOME TAXES (CONTINUED)

The tax effects of temporary differences that give rise to significant portions of the Company's net deferred federal tax assets or liabilities were as follows:



                                                       DECEMBER 31    DECEMBER 31    DECEMBER 31
                                                          1999           1998           1997
                   (in thousands)                      -----------    -----------    -----------
Deferred federal tax assets:
  Deferred insurance acquisition costs ("DAC Tax")...   $121,723       $ 86,332       $ 75,522
  Unrealized losses on investments...................     43,758         --             --
  Life policy reserves...............................     43,931         27,240         43,337
  Unearned revenue...................................     59,349         42,598         37,243
  Real estate-related................................      7,103         13,944         13,400
  Other investment-related...........................        928          5,770          3,298
  Other..............................................      3,133          4,923          4,371
                                                        --------       --------       --------
     Total deferred federal tax assets...............    279,925        180,807        177,171
  Valuation allowance................................    (58,959)       (15,201)       (15,201)
                                                        --------       --------       --------
     Total deferred federal tax assets after
       valuation allowance...........................    220,966        165,606        161,970
                                                        --------       --------       --------
Deferred federal tax liabilities:
  Value of business acquired.........................     55,884         41,598         48,469
  Deferred insurance acquisition costs...............     41,706         32,040         20,811
  Depreciation and amortization......................     19,957         19,111         20,201
  Other investment-related...........................      7,670         14,337         18,774
  Unrealized gains on investments....................     --             21,477          9,002
  Other..............................................      2,247          1,984          4,720
                                                        --------       --------       --------
     Total deferred federal tax liabilities..........    127,464        130,547        121,977
                                                        --------       --------       --------
Net deferred federal tax assets......................   $ 93,502       $ 35,059       $ 39,993
                                                        ========       ========       ========



The net deferred tax assets relate primarily to unearned revenue and the DAC Tax associated with $1.6 billion and $1.5 billion of new and renewal sales in 1999 and 1998, respectively, from a non-registered individual and group variable bank-owned life insurance contract ("BOLI"). Management believes that it is more likely than not that the results of future operations will generate sufficient taxable income over the ten year amortization period of the unearned revenue and DAC Tax to realize such deferred tax assets.



The tax returns through the year 1993 have been examined by the Internal Revenue Service ("IRS"). Changes proposed are not material to the Company's financial position. The tax returns for the years 1994 through 1996 are currently under examination by the IRS.



(7) RELATED-PARTY TRANSACTIONS



The Company received capital contributions from Kemper of $4.3 million and $45.0 million during 1998 and 1997, respectively. The Company paid cash dividends of $115.0 million, $95.0 million and $29.3 million to Kemper during 1999, 1998 and 1997, respectively.



The Company has loans to joint ventures, consisting primarily of mortgage loans on real estate, in which the Company and/or one of its affiliates has an ownership interest. At December 31, 1999 and 1998, joint venture mortgage loans totaled $67.2 million and $65.8 million, respectively, and during 1999, 1998 and 1997, the Company earned interest income on these joint venture loans of $0.6 million, $6.8 million and $7.5 million, respectively.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(7) RELATED-PARTY TRANSACTIONS (CONTINUED)

All of the Company's personnel are employees of Federal Kemper Life Assurance Company ("FKLA"), an affiliated company. The Company is allocated expenses for the utilization of FKLA employees and facilities, the investment management services of Scudder Kemper Investments, Inc. ("SKI") an affiliated company, and the information systems of Kemper Service Company ("KSvC"), an SKI subsidiary, based on the Company's share of administrative, legal, marketing, investment management, information systems and operation and support services. During 1999 and 1998, expenses allocated to the Company from SKI amounted to $17 thousand and $43 thousand, respectively. During 1997, expenses allocated to the Company from SKI and KSvC amounted to $114 thousand. The Company also paid to SKI investment management fees of $1.8 million, $3.1 million and $3.5 million during 1999, 1998 and 1997, respectively. In addition, expenses allocated to the Company from FKLA during 1999, 1998 and 1997 amounted to $34.1 million, $35.5 million and $30.0 million, respectively. The Company also paid to Kemper real estate subsidiaries fees of $1.0 million, $1.5 million and $2.2 million in 1999, 1998 and 1997, respectively, related to the management of the Company's real estate portfolio.



(8) REINSURANCE



As of December 31, 1999 and 1998, the reinsurance recoverable related to fixed-rate annuity liabilities ceded to an affiliate amounted to $309.7 million and $344.8 million, respectively.



In 1996, the Company assumed, on a yearly renewable term basis, term life insurance from FKLA. Premiums assumed during 1999 under the terms of the treaty amounted to $21.3 million and the face amount which remained outstanding at December 31, 1999 amounted to $10.4 billion.



Effective January 1, 1997, the Company ceded 90 percent of all new direct life insurance premiums to outside reinsurers. Life reserves ceded to outside reinsurers on the Company's direct business amounted to approximately $595 thousand and $413 thousand as of December 31, 1999 and 1998, respectively.



During December 1997, the Company entered into a funds withheld reinsurance agreement with a Zurich affiliated company, Zurich Insurance Company, Bermuda Branch ("ZICBB"), formerly ZC Life Reinsurance Limited. Under the terms of this agreement, the Company ceded, on a yearly renewable term basis, 90 percent of the net amount at risk (death benefit payable to the insured less the insured's separate account cash surrender value) related to BOLI, which is held in the Company's separate accounts. As consideration for this reinsurance coverage, the Company cedes separate account fees (cost of insurance charges) to ZICBB and retains a portion of such funds under the terms of the reinsurance agreement in a funds withheld account which is included as a component of benefits and funds payable in the accompanying consolidated balance sheets. During 1998, the Company modified the reinsurance agreement to increase the reinsurance from ninety percent to one hundred percent.



The following table contains amounts related to the BOLI funds withheld reinsurance agreement (in millions):



BANK OWNED LIFE INSURANCE (BOLI)


(in millions)



                                                                     YEAR ENDED DECEMBER 31
                                                                --------------------------------
                                                                  1999        1998        1997
                                                                --------    --------    --------
Face amount in force........................................    $ 82,021    $ 66,186    $ 59,338
                                                                ========    ========    ========
Net amount at risk ceded....................................    $(75,979)   $(62,160)   $(51,066)
                                                                ========    ========    ========
Cost of insurance charges ceded.............................    $  166.4    $  175.5    $   24.3
                                                                ========    ========    ========
Funds withheld account......................................    $  263.4    $  170.9    $   23.4
                                                                ========    ========    ========



The Company has a funds withheld account ("FWA") supporting reserve credits on reinsurance ceded on the BOLI product. Amendments to the reinsurance contracts during 1998 changed the methodology used to determine increases to the FWA. A substantial portion of the FWA was marked-to-market based predominantly upon the total return of the Governmental Bond Division of the KILICO Variable Series I Separate Account.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(8) REINSURANCE (CONTINUED)


During 1998, the Company recorded a $2.5 million increase to the FWA related to this mark-to-market. In November 1998, to properly match revenue and expenses, the Company had also placed assets supporting the FWA in a segmented portion of its General Account. This portfolio was classified as "trading" under Statement of Financial Accounting Standards No. 115 ("FAS 115") at December 31, 1998 and through November 30, 1999. FAS 115 mandates that assets held in a trading account be valued at fair value, with changes in fair value flowing through the income statement as realized capital gains and losses. During 1998, the Company recorded a realized capital gain of $2.8 million upon transfer of these assets from "available for sale" to the trading portfolio as required by FAS 115. In addition, the Company recorded realized capital losses of $7.3 million and $0.2 million related to the changes in fair value of this portfolio during 1999 and 1998, respectively.



Due to a change in the reinsurance strategy related to the BOLI product, effective December 1, 1999, the Company no longer marked-to-market a portion of the FWA liability and therefore no longer designated the related portion of assets as "trading". As a result, changes in fair value to the FWA and the assets supporting the FWA no longer flow through the Company's operating results.



(9) POSTRETIREMENT BENEFITS OTHER THAN PENSIONS



FKLA sponsors a health and welfare benefit plan that provides insurance benefits covering substantially all eligible, active and retired employees of FKLA and their covered dependents and beneficiaries. The Company is allocated a portion of the costs of providing such benefits. The Company is self insured with respect to medical benefits, and the plan is not funded except with respect to certain disability-related medical claims. The medical plan provides for medical insurance benefits at retirement, with eligibility based upon age and the participant's number of years of participation attained at retirement. The plan is contributory for pre-Medicare retirees, and will be contributory for all retiree coverage for most current employees, with contributions generally adjusted annually. Postretirement life insurance benefits are noncontributory and are limited to $10,000 per participant.



The allocated accumulated postretirement benefit obligation accrued by the Company amounted to $1.2 million and $2.0 million at December 31, 1999 and 1998, respectively.



The discount rate used in determining the allocated postretirement benefit obligation was 8.0 percent and 7.0 percent for 1999 and 1998, respectively. The assumed health care trend rate used was based on projected experience for 1999,
7.2 percent for 2000, gradually declining to 5.6 percent by the year 2004 and gradually declining thereafter.



A one percentage point increase in the assumed health care cost trend rate for each year would increase the accumulated postretirement benefit obligation as of December 31, 1999 and 1998 by $190 thousand and $312 thousand, respectively.



(10) COMMITMENTS AND CONTINGENT LIABILITIES



The Company is involved in various legal actions for which it establishes liabilities where appropriate. In the opinion of the Company's management, based upon the advice of legal counsel, the resolution of such litigation is not expected to have a material adverse effect on the consolidated financial statements.



Although neither the Company nor its joint venture projects have been identified as a "potentially responsible party" under Federal environmental guidelines, inherent in the ownership of, or lending to, real estate projects is the possibility that environmental pollution conditions may exist on or near or relate to properties owned or previously owned on properties securing loans. Where the Company has presently identified remediation costs, they have been taken into account in determining the cash flows and resulting valuations of the related real estate assets. Based on the Company's receipt and review of environmental reports on most of the projects in which it is involved, the Company believes its environmental exposure would be immaterial to its consolidated results of operations. However, the Company may be required in the future to take actions to remedy environmental exposures, and there can be no assurance that material environmental exposures will not develop or be identified in the future. The amount of future environmental costs is impossible to estimate due to, among other factors, the unknown magnitude of possible exposures, the unknown timing and extent of corrective actions that may be

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10) COMMITMENTS AND CONTINGENT LIABILITIES (CONTINUED)

required, the determination of the Company's liability in proportion to others and the extent such costs may be covered by insurance or various environmental indemnification agreements.



(11) FINANCIAL INSTRUMENTS--OFF-BALANCE-SHEET RISK



At December 31, 1999, the Company had future legal loan commitments and stand-by financing agreements totaling $29.8 million to support the financing needs of various real estate investments. To the extent these arrangements are called upon, amounts loaned would be collateralized by assets of the joint ventures, including first mortgage liens on the real estate. The Company's criteria in making these arrangements are the same as for its mortgage loans and other real estate investments. These commitments are included in the Company's analysis of real estate-related reserves and write-downs. The fair values of loan commitments and standby financing agreements are estimated in conjunction with and using the same methodology as the fair value estimates of mortgage loans and other real estate-related investments.



(12) FAIR VALUE OF FINANCIAL INSTRUMENTS



Fair value estimates are made at specific points in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. A significant portion of the Company's financial instruments are carried at fair value. Fair value estimates for financial instruments not carried at fair value are generally determined using discounted cash flow models and assumptions that are based on judgments regarding current and future economic conditions and the risk characteristics of the investments. Although fair value estimates are calculated using assumptions that management believes are appropriate, changes in assumptions could significantly affect the estimates and such estimates should be used with care.



Fair value estimates are determined for existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and certain liabilities that are not considered financial instruments. Accordingly, the aggregate fair value estimates presented do not represent the underlying value of the Company. For example, the Company's subsidiaries are not considered financial instruments, and their value has not been incorporated into the fair value estimates. In addition, tax ramifications related to the realization of unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates.



The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:



FIXED MATURITIES AND EQUITY SECURITIES: Fair values were determined by using market quotations, or independent pricing services that use prices provided by market makers or estimates of fair values obtained from yield data relating to instruments or securities with similar characteristics, or fair value as determined in good faith by the Company's portfolio manager, SKI.



CASH AND SHORT-TERM INVESTMENTS: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values.



MORTGAGE LOANS AND OTHER REAL ESTATE-RELATED INVESTMENTS: Fair values were estimated based upon the investments observable market price, net of estimated costs to sell. The estimates of fair value should be used with care given the inherent difficulty in estimating the fair value of real estate due to the lack of a liquid quotable market.



OTHER LOANS AND INVESTMENTS: The carrying amounts reported in the consolidated balance sheets for these instruments approximate fair values. The fair values of policy loans were estimated by discounting the expected future cash flows using an interest rate charged on policy loans for similar policies currently being issued.



LIFE POLICY BENEFITS: Fair values of the life policy benefits regarding investment contracts (primarily deferred annuities) and universal life contracts were estimated by discounting gross benefit payments, net of contractual premiums, using the average crediting rate currently being offered in the marketplace for similar contracts with maturities consistent with those remaining for the contracts being valued. The Company had projected its future

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(12) FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)


average crediting rate in 1999 and 1998 to be 4.78 percent and 4.75 percent, respectively, while the assumed average market crediting rate was 5.0 percent in both 1999 and 1998.



The carrying values and estimated fair values of the Company's financial instruments at December 31, 1999 and 1998 were as follows:



                                                        DECEMBER 31, 1999         DECEMBER 31, 1998
                                                     -----------------------   -----------------------
                                                      CARRYING       FAIR       CARRYING       FAIR
                                                       VALUE        VALUE        VALUE        VALUE
                  (in thousands)                     ----------   ----------   ----------   ----------
Financial instruments recorded as assets:
  Fixed maturities.................................  $3,276,017   $3,276,017   $3,482,820   $3,482,820
  Trading account securities.......................      --           --          101,781      101,781
  Cash and short-term investments..................      54,406       54,406       71,820       71,820
  Mortgage loans and other real estate-related
     assets........................................     151,623      151,623      164,375      164,375
  Policy loans.....................................     261,788      261,788      271,540      271,540
  Equity securities................................      61,592       61,592       66,854       66,854
  Other invested assets............................      25,620       26,226       23,645       27,620
Financial instruments recorded as liabilities:
  Life policy benefits, excluding term life
     reserves......................................   3,399,299    3,299,254    3,551,050    3,657,510
  Funds withheld account...........................     263,428      263,428      170,920      170,920



(13) STOCKHOLDER'S EQUITY--RETAINED EARNINGS



The maximum amount of dividends which can be paid by insurance companies domiciled in the State of Illinois to shareholders without prior approval of regulatory authorities is restricted. The maximum amount of dividends which can be paid by the Company without prior approval in 2000 is $59.1 million. The Company paid cash dividends of $115.0 million, $95.0 million and $29.3 million to Kemper during 1999, 1998 and 1997, respectively.



The Company's net income and capital and surplus as determined in accordance with statutory accounting principles were as follows:



                                                                  1999          1998          1997
                       (in thousands)                           --------      --------      --------
Net income..................................................    $ 59,116      $ 64,871      $ 58,372
                                                                ========      ========      ========
Statutory capital and surplus...............................    $394,966      $455,213      $476,924
                                                                ========      ========      ========



In March 1998, the National Association of Insurance Commissioners approved the codification of statutory accounting principles. Codification is effective January 1, 2001. The Company has not quantified the impact that codification will have on its statutory financial position or results of operations.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(14) UNAUDITED INTERIM FINANCIAL INFORMATION



The following table sets forth the Company's unaudited quarterly financial information:



(in thousands)



                                         MARCH 31    JUNE 30     SEPTEMBER 30    DECEMBER 31      YEAR
QUARTER ENDED                            --------    --------    ------------    -----------    --------
1999 OPERATING SUMMARY
  Revenues...........................    $95,646     $ 86,164      $78,301        $103,308      $363,419
                                         =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains (losses).........    $11,222     $ 14,385      $11,568        $ 13,971      $ 51,147
  Net realized investment gains
     (losses)........................       (627)      (1,286)      (5,098)            805        (6,207)
                                         -------     --------      -------        --------      --------
          Net income.................    $10,595     $ 13,099      $ 6,470        $ 14,776      $ 44,940
                                         =======     ========      =======        ========      ========
1998 OPERATING SUMMARY
  Revenues...........................    $98,026     $110,003      $98,752        $112,958      $419,739
                                         =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains..................    $ 8,025     $  5,700      $ 7,169        $ 10,541      $ 31,435
  Net realized investment gains......      1,205       10,187        5,818          16,504        33,714
                                         -------     --------      -------        --------      --------
          Net income.................    $ 9,230     $ 15,887      $12,987        $ 27,045      $ 65,149
                                         =======     ========      =======        ========      ========
1997 OPERATING SUMMARY
  Revenues...........................    $89,055     $ 99,293      $86,071        $151,061      $425,480
                                         =======     ========      =======        ========      ========
  Net operating income, excluding
     realized gains(losses)..........    $ 9,590     $  7,701      $ 6,075        $  8,496      $ 31,862
  Net realized investment gains
     (losses)........................        578        5,305       (1,971)          2,943         6,855
                                         -------     --------      -------        --------      --------
          Net income.................    $10,168     $ 13,006      $ 4,104        $ 11,439      $ 38,717
                                         =======     ========      =======        ========      ========



(15) OPERATING SEGMENTS AND RELATED INFORMATION



In June 1997, the Financial Accounting Standards Board ("the FASB") issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. FAS 131 established standards for how to report information about operating segments. It also established standards for related disclosures about products and services, geographic areas and major customers. The Company adopted FAS 131 as of December 31, 1998 and the impact of implementation did not affect the Company's consolidated financial position, results of operations or cash flows. In the initial year of adoption, FAS 131 requires comparative information for earlier years to be restated, unless impracticable to do so.



The Company, FKLA, Zurich Life Insurance Company of America, ("ZLICA"), and Fidelity Life Association ("FLA"), a Mutual Legal Reserve Company, owned by its policyholders, operate under the trade name Zurich Kemper Life. For purposes of this operating segment disclosure, Zurich Kemper Life will also include the operations of Zurich Direct, Inc., an affiliated direct marketing life insurance agency and excludes FLA, as it is owned by its policyholders.



Zurich Kemper Life is segregated by Strategic Business Unit ("SBU"). The SBU concept employed by ZFS has each SBU concentrate on a specific customer market. The SBU is the focal point of Zurich Kemper Life, because it is at the SBU level that Zurich Kemper Life can clearly identify customer segments and then work to understand and satisfy the needs of each customer. The contributions of Zurich Kemper Life's SBUs to consolidated revenues, operating results and certain balance sheet data pertaining thereto, are shown in the following tables on the basis of accounting principles generally accepted in the United States.



Zurich Kemper Life is segregated into the Life Brokerage, Financial, Retirement Solutions Group ("RSG") and Direct SBUs. The SBUs are not managed at the legal entity level, but rather at the Zurich Kemper Life level.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)


Zurich Kemper Life's SBUs cross legal entity lines, as certain similar products are sold by more than one legal entity. The vast majority of the Company's business is derived from the Financial and RSG SBUs.



Each SBU's revenue is derived from geographically dispersed areas as Zurich Kemper Life is licensed in the District of Columbia and all states except New York. During 1999, 1998 and 1997, Zurich Kemper Life did not derive net revenue from one customer that exceeded 10 percent of the total revenue of Zurich Kemper Life.



The principal products and markets of Zurich Kemper Life's SBUs are as follows:



LIFE BROKERAGE: The Life Brokerage SBU develops low cost term and universal life insurance, as well as fixed annuities, to market through independent agencies and national marketing organizations.



FINANCIAL: The Financial SBU focuses on a wide range of products that provide for the accumulation, distribution and transfer of wealth and primarily includes variable and fixed annuities, variable universal life and bank-owned life insurance. These products are distributed to consumers through financial intermediaries such as banks, brokerage firms and independent financial planners. Institutional business includes BOLI and funding agreements (included in FKLA).



RSG: The RSG SBU has a sharp focus on its target customer. This SBU markets variable annuities to K-12 schoolteachers, administrators, and healthcare workers, along with college professors and certain employees of selected non-profit organizations. This target market is eligible for what the IRS designates as retirement-oriented savings or investment plans that qualify for special tax treatment.



DIRECT: The Direct SBU is a direct marketer of basic, low-cost term life insurance through various marketing media.

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)

Summarized financial information for ZKL's SBU's are as follows:



As of and for the period ending December 31, 1999:


(in thousands)



                                            LIFE
                                         BROKERAGE      FINANCIAL        RSG         DIRECT        TOTAL
          INCOME STATEMENT               ----------    -----------    ----------    --------    -----------
REVENUE
  Premium income.....................    $  145,533    $       410    $   --        $  8,038    $   153,981
  Net investment income..............       137,106        175,590       101,202       1,297        415,195
  Realized investment gains
     (losses)........................           976         (6,980)          (98)      --            (6,102)
  Fees and other income..............        70,477         48,873        35,742      44,528        199,620
                                         ----------    -----------    ----------    --------    -----------
          Total revenue..............       354,092        217,893       136,846      53,863        762,694
                                         ----------    -----------    ----------    --------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits..............       200,161        112,869        68,801       3,529        385,360
  Intangible asset amortization......        54,957         12,053        13,989       --            80,999
  Net deferral of insurance
     acquisition costs...............       (37,433)       (43,664)      (20,624)    (41,412)      (143,133)
  Commissions and taxes, licenses and
     fees............................        21,881         66,702        26,700      17,411        132,694
  Operating expenses.................        56,179         25,101        23,611      71,194        176,085
                                         ----------    -----------    ----------    --------    -----------
          Total benefits and
            expenses.................       295,745        173,061       112,477      50,722        632,005
                                         ----------    -----------    ----------    --------    -----------
Income before income tax expense.....        58,347         44,832        24,369       3,141        130,689
Income tax expense...................        25,707         19,235        10,966       1,114         57,022
                                         ----------    -----------    ----------    --------    -----------
          Net income.................    $   32,640    $    25,597    $   13,403    $  2,027    $    73,667
                                         ==========    ===========    ==========    ========    ===========
BALANCE SHEET
  Total assets.......................    $3,066,956    $10,311,850    $4,755,437    $144,189    $18,278,432
                                         ==========    ===========    ==========    ========    ===========



                                                                           NET
                                                                         INCOME
                                                              REVENUE    (LOSS)       ASSETS
                                                              --------   -------   -------------
Total revenue, net income and assets, respectively, from
  above:....................................................  $762,694   $73,667    $18,278,432
                                                              --------   -------    -----------
Less:
  Revenue, net income and assets of FKLA....................   305,334    24,801      3,162,048
  Revenue, net income and assets of ZLICA...................    49,460     8,528        456,283
  Revenue, net loss and assets of Zurich Direct.............    44,481    (4,602)         4,385
                                                              --------   -------    -----------
  Totals per the Company's consolidated financial
     statements.............................................  $363,419   $44,940    $14,655,716
                                                              ========   =======    ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)

As of and for the period ending December 31, 1998:


(in thousands)



                                             LIFE
                                          BROKERAGE     FINANCIAL        RSG         DIRECT        TOTAL
INCOME STATEMENT                          ----------    ----------    ----------    --------    -----------
REVENUE
  Premium income......................    $  160,067    $       56    $   --        $  5,583    $   165,706
  Net investment income...............       141,171       180,721       100,695         271        422,858
  Realized investment gains...........        20,335        33,691        15,659          30         69,715
  Fees and other income...............        80,831        40,421        31,074      23,581        175,907
                                          ----------    ----------    ----------    --------    -----------
       Total revenue..................       402,404       254,889       147,428      29,465        834,186
                                          ----------    ----------    ----------    --------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits...............       243,793       117,742        73,844       2,110        437,489
  Intangible asset amortization.......        58,390        15,669        15,703       --            89,762
  Net deferral of insurance
     acquisition costs................       (55,569)       (9,444)      (22,964)    (22,765)      (110,742)
  Commissions and taxes, licenses and
     fees.............................        29,539        43,919        22,227      11,707        107,392
  Operating expenses..................        61,659        24,924        20,279      35,593        142,455
                                          ----------    ----------    ----------    --------    -----------
       Total benefits and expenses....       337,812       192,810       109,089      26,645        666,356
                                          ----------    ----------    ----------    --------    -----------
Income before income tax expense......        64,592        62,079        38,339       2,820        167,830
Income tax expense....................        26,774        24,340        14,794       1,001         66,909
                                          ----------    ----------    ----------    --------    -----------
       Net income.....................    $   37,818    $   37,739    $   23,545    $  1,819    $   100,921
                                          ==========    ==========    ==========    ========    ===========
BALANCE SHEET
  Total assets........................    $3,194,530    $8,232,927    $4,172,828    $ 46,254    $15,646,539
                                          ==========    ==========    ==========    ========    ===========



                                                                              NET
                                                                             INCOME
                                                                REVENUE      (LOSS)       ASSETS
                                                                --------    --------    -----------
Total revenue, net income and assets, respectively, from
  above:....................................................    $834,186    $100,921    $15,646,539
                                                                --------    --------    -----------
Less:
  Revenue, net income and assets of FKLA....................     336,841      35,953      2,986,381
  Revenue, net loss and assets of ZLICA.....................      54,058      (1,066)       416,115
  Revenue, net income and assets of Zurich Direct...........      23,548         885          4,322
                                                                --------    --------    -----------
       Totals per the Company's consolidated financial
          statements........................................    $419,739    $ 65,149    $12,239,721
                                                                ========    ========    ===========

            KEMPER INVESTORS LIFE INSURANCE COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(15) OPERATING SEGMENTS AND RELATED INFORMATION (CONTINUED)

As of and for the period ending December 31, 1997:


(in thousands)



                                              LIFE
                                           BROKERAGE     FINANCIAL        RSG        DIRECT        TOTAL
           INCOME STATEMENT                ----------    ----------    ----------    -------    -----------
REVENUE
  Premium income.......................    $  167,439    $   --        $   --        $ 4,249    $   171,688
  Net investment income................       155,885       212,767        91,664        455        460,771
  Realized investment gains............         2,503         7,744         2,692         50         12,989
  Fees and other income................        78,668        73,823        23,663      8,007        184,161
                                           ----------    ----------    ----------    -------    -----------
       Total revenue...................       404,495       294,334       118,019     12,761        829,609
                                           ----------    ----------    ----------    -------    -----------
BENEFITS AND EXPENSES
  Policyholder benefits................       247,878       153,327        60,061      2,234        463,500
  Intangible asset amortization........        58,534        25,593        15,589      --            99,716
  Net deferral of insurance acquisition
     costs.............................       (50,328)      (18,222)      (13,033)    (5,242)       (86,825)
  Commissions and taxes, licenses and
     fees..............................        39,477        66,552        16,668      3,518        126,215
  Operating expenses...................        55,859        20,282        14,320     19,472        109,933
                                           ----------    ----------    ----------    -------    -----------
       Total benefits and expenses.....       351,420       247,532        93,605     19,982        712,539
                                           ----------    ----------    ----------    -------    -----------
Income (loss) before income tax expense
  (benefit)............................        53,075        46,802        24,414     (7,221)       117,070
Income tax expense (benefit)...........        25,554        21,144        10,545     (2,528)        54,715
                                           ----------    ----------    ----------    -------    -----------
       Net income (loss)...............    $   27,521    $   25,658    $   13,869    $(4,693)   $    62,355
                                           ==========    ==========    ==========    =======    ===========
BALANCE SHEET
  Total assets.........................    $2,877,854    $7,416,791    $3,759,173    $41,669    $14,095,487
                                           ==========    ==========    ==========    =======    ===========



                                                                              NET
                                                                            INCOME
                                                                REVENUE     (LOSS)       ASSETS
                                                                --------    -------    -----------
Total revenue, net income and assets, respectively, from
  above:....................................................    $829,609    $62,355    $14,095,487
Less:
  Revenue, net income and assets of FKLA....................     338,854     24,740      3,105,396
  Revenue, net income and assets of ZLICA...................      57,233      2,193        398,786
  Revenue, net loss and assets of Zurich Direct.............       8,042     (3,295)         1,655
                                                                --------    -------    -----------
       Totals per the Company's consolidated financial
          statements........................................    $425,480    $38,717    $10,589,650
                                                                ========    =======    ===========



(16) SUBSEQUENT EVENT



In February 2000, the Company announced that it had entered into an agreement to purchase for $5.5 million the following related entities, all privately held New York corporations:



     - PMG Securities Corporation


     - PMG Asset Management, Inc.


     - PMG Life Agency, Inc., and


     - PMG Marketing, Inc.



These companies were primarily purchased for their specialization in the target market of the RSG SBU. The acquisition is expected to close at the end of the first quarter 2000.

APPENDIX A

                   ILLUSTRATION OF A MARKET VALUE ADJUSTMENT

Purchase Payment:           $40,000
Guarantee Period:           5 Years
Guaranteed Interest Rate:   5% Annual Effective Rate


The following examples illustrate how the Market Value Adjustment may affect the values of a Contract upon a withdrawal. The 5% assumed Guaranteed Interest Rate is the rate required to be used in the "Summary of Expenses." In these examples, the withdrawal occurs one year after the Date of Issue. The Market Value Adjustment operates in a similar manner for transfers.


The Guarantee Period Value for this $40,000 Purchase Payment is $51,051.26 at the end of the five-year Guarantee Period. After one year, when the withdrawals occur in these examples, the Guarantee Period Value is $42,000.00. It is also assumed, for the purposes of these examples, that no prior partial withdrawals or transfers have occurred.


The Market Value Adjustment will be based on the rate we are then crediting (at the time of the withdrawal) on new Contracts with the same Guarantee Period as the time remaining in your Guarantee Period rounded to the next higher number of complete years. One year after the Purchase Payment there would have been four years remaining in your Guarantee Period.


EXAMPLE OF A DOWNWARD MARKET VALUE ADJUSTMENT

A downward Market Value Adjustment results from a full or partial withdrawal that occurs when interest rates have increased. Assume interest rates have increased one year after the Purchase Payment and we are then crediting 6.5% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:


                        .054 = .075 X 48 X (.065 - .05)



The Market Value Adjustment is a reduction of $2,268.00 from the Guarantee Period Value:



                          2,268.00 = .054 X 42,000.00


The Market Adjusted Value would be:


                      $39,732.00 = $42,000.00 - $2,268.00



If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be 50% of that of the full withdrawal:



                         $1,134.00 = .054 X $21,000.00


The Market Adjusted Value would be:


                      $19,866.00 = $21,000.00 - $1,134.00



EXAMPLE OF AN UPWARD MARKET VALUE ADJUSTMENT


An upward Market Value Adjustment results from a withdrawal that occurs when interest rates have decreased. Assume interest rates have decreased one year later and we are then crediting 4% for a four-year Guarantee Period. Upon a full withdrawal, the market value adjustment factor would be:


                        -.036 = .075 X 48 X (.04 - .05)



The Market Value Adjustment is an increase of $1,512.00 to the Guarantee Period
Value:



                        -$1,512.00 = $42,000.00 X -.036


The Market Adjusted Value would be:


                     $43,512.00 = $42,000.00 - (-$1,512.00)



If instead of a full withdrawal, 50% of the Guarantee Period Value was withdrawn (partial withdrawal of 50%), the Market Value Adjustment would be:



                         -$756.00 = $21,000.00 X -.036

The Market Adjusted Value of $21,000.00 would be:


                       $21,756.00 = $21,000.00 + $756.00



Actual Market Value Adjustment may have a greater or lesser impact than that shown in the Examples, depending on the actual change in interest crediting rates and the timing of the withdrawal or transfer in relation to the time remaining in the Guarantee Period.

APPENDIX B

KEMPER INVESTORS LIFE INSURANCE COMPANY DEFERRED FIXED AND
VARIABLE ANNUITY IRA, ROTH IRA AND SIMPLE IRA DISCLOSURE STATEMENT


This Disclosure Statement describes the statutory and regulatory provisions applicable to the operation of traditional Individual Retirement Annuities
(IRAs), Roth Individual Retirement Annuities (Roth IRAs) and Simple Individual Retirement Annuities (SIMPLE IRAs). Internal Revenue Service regulations require that this be given to each person desiring to establish an IRA, Roth IRA or a SIMPLE IRA. Except where otherwise indicated, IRA discussion includes Simplified Employee Pension IRAs (SEP IRAs). Further information can be obtained from Kemper Investors Life Insurance Company and from any district office of the Internal Revenue Service.


A. REVOCATION


Within 7 days of the date you signed your enrollment application, you may revoke the Contract and receive back 100% of your money. To do so, wire Kemper Investors Life Insurance Company, 1 Kemper Drive, Long Grove, Illinois 60049, or call 1-800-621-5001.


B. STATUTORY REQUIREMENTS


This Contract is intended to meet the requirements of Section 408(b) of the Internal Revenue Code (Code), Section 408A of the Code for use as a Roth IRA, or of Section 408(p) of the Code for use as a SIMPLE IRA, whichever is applicable. The Contract has not been approved as to form for use as an IRA, Roth IRA or a SIMPLE IRA by the Internal Revenue Service. Such approval by the Internal Revenue Service is a determination only as to form of the Contract, and does not represent a determination on the merits of the Contract.


1. The amount in your IRA, Roth IRA, and SIMPLE IRA, whichever is applicable, must be fully vested at all times and the entire interest of the owner must be nonforfeitable.


2. The Contract must be nontransferable by the owner.



3. The Contract must have flexible premiums.



4. For IRAs and SIMPLE IRAs, you must start receiving distributions on or before April 1 of the year following the year in which you reach age 70 1/2 (the required beginning date)(see "Required Distributions"). However, Section 401(a)(9)(A) of the Code (relating to minimum distributions required to commence at age 70 1/2), and the incidental death benefit requirements of Section 401(a) of the Code, do not apply to Roth IRAs.



If you die before your entire interest in your Contract is distributed, unless otherwise permitted under applicable law, any remaining interest in the Contract must be distributed to your beneficiary by December 31 of the calendar year containing the fifth anniversary of your death; except that: (1) if the interest is payable to an individual who is your designated beneficiary (within the meaning of Section 401(a)(9) of the Code), the designated beneficiary may elect to receive the entire interest over his or her life, or over a period certain not extending beyond his or her life expectancy, commencing on or before December 31 of the calendar year immediately following the calendar year in which you die; and (2) if the designated beneficiary is your spouse, the Contract will be treated as his or her own IRA, or, where applicable, Roth IRA.


5. Except in the case of a rollover contribution or a direct transfer (see "Rollovers and Direct Transfers"), or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP), (1) all contributions to an IRA, including a Roth IRA, must be cash contributions which do not exceed $2,000 for any taxable year, and (2) all contributions to a SIMPLE IRA must be cash contributions, including matching or nonelective employer contributions (see "SIMPLE IRAs"), which do not exceed $6,000 for any year (as adjusted for inflation).

6. The Contract must be for the exclusive benefit of you and your beneficiaries.

C. ROLLOVERS AND DIRECT TRANSFERS FOR IRAS AND SIMPLE IRAS


1. A rollover is a tax-free transfer from one retirement program to another that you cannot deduct on your tax return. There are two kinds of tax-free rollover payments under an IRA. In one, you transfer amounts from one IRA to another. With the other, you transfer amounts from a qualified employee benefit plan or tax-sheltered annuity to an IRA. Tax-free rollovers can be made from a SIMPLE IRA to another SIMPLE IRA or to a SIMPLE Individual Retirement Account under
Section 408(p) of the Code. An individual can make a tax-free rollover to an IRA from a SIMPLE IRA after a two-year period has expired since the individual first participated in a SIMPLE plan.

2. You must complete the transfer by the 60th day after the day you receive the distribution from your IRA or other qualified employee benefit plan or SIMPLE IRA.

3. A rollover distribution may be made to you only once a year. The one-year period begins on the date you receive the rollover distribution, not on the date you roll it over (reinvest it).

4. A direct transfer to an IRA of funds in an IRA from one trustee or insurance company to another is NOT a rollover. It is a transfer that is not affected by the one-year waiting period.


5. All or a part of the premium for this Contract used as an IRA may be paid from a rollover from an IRA, qualified pension or profit-sharing plan or tax-sheltered annuity, or from a direct transfer from another IRA. All or part of the premium for this Contract used as a SIMPLE IRA may be paid from a rollover from a SIMPLE IRA or SIMPLE Individual Retirement Account or, to the extent permitted by law, from a direct transfer from a SIMPLE IRA or SIMPLE Individual Retirement Account.



6. A distribution that is eligible for rollover treatment from a qualified employee benefit plan or tax-sheltered annuity will be subject to twenty percent (20%) withholding by the Internal Revenue Service even if you roll the distribution over within the 60-day rollover period. One way to avoid this withholding is to make the distribution as a direct transfer to the IRA trustee or insurance company.


D. CONTRIBUTION LIMITS AND ALLOWANCE OF DEDUCTION FOR IRAS

1. In general, the amount you can contribute each year to an IRA is the lesser of $2,000 or your taxable compensation for the year. If you have more than one IRA, the limit applies to the total contributions made to your own IRAs for the year. Generally, if you work the amount that you earn is compensation. Wages, salaries, tips, professional fees, bonuses and other amounts you receive for providing personal services are compensation. If you own and operate your own business as a sole proprietor, your net earnings reduced by your deductible contributions on your behalf to self-employed retirement plans is compensation. If you are an active partner in a partnership and provide services to the partnership, your share of partnership income reduced by deductible contributions made on your behalf to qualified retirement plans is compensation. All taxable alimony and separate maintenance payments received under a decree of divorce or separate maintenance is compensation.


2. In the case of a married couple filing a joint return, up to $2,000 can be contributed to each spouse's IRA, even if one spouse has little or no compensation. This means that the total combined contributions that can be made to both IRAs can be as much as $4,000 for the year. Previously, if one spouse had no compensation or elected to be treated as having no compensation, the total combined contributions to both IRAs could not be more than $2,250.



3. In the case of a married couple with unequal compensation who file a joint return, the limit on the deductible contributions to the IRA of the spouse with less compensation is the smaller of:


     a. $2,000 or

     b. The total compensation of both spouses, reduced by any deduction allowed for contributions to IRAs of the spouse with more compensation.

The deduction for contributions to both spouses' IRAs may be further limited if either spouse is covered by an employer retirement plan.


4. Even if your spouse is covered by an employer retirement plan, you may be able to deduct your contributions to an IRA if you are not covered by an employer plan. The deduction is limited to $2,000 and it must be reduced if your adjusted gross income on a joint return is more than $150,000 but less than $160,000. Your deduction is eliminated if your income on a joint return is $160,000 or more.


5. Contributions to your IRA can be made at any time. If you make the contribution between January 1 and April 15, however, you may elect to treat the contribution as made either in that year or in the preceding year. You may file a tax return claiming a deduction for your IRA contribution before the contribution is actually made. You must, however, make the contribution by the due date of your return not including extensions.

6. You cannot make a contribution other than a rollover contribution to your IRA for the year in which you reach age 70 1/2 or thereafter.

E. SEP IRAs


1. SEP IRA rules concerning eligibility and contributions are governed by Code
Section 408(k). The maximum deductible contribution for a SEP IRA is the lesser of $30,000 or 15% of compensation.


2. A SEP must be established and maintained by an employer (corporation, partnership, sole proprietor). Information about the Kemper SEP is available upon request.

F. SIMPLE IRAs

1. A SIMPLE IRA must be established with your employer using a qualified salary reduction agreement.

2. You may elect to have your employer contribute to your SIMPLE IRA, under a qualified salary reduction agreement, an amount (expressed as a percentage of your compensation) not to exceed $6,000 (as adjusted for inflation) for the year. In addition to these employee elective contributions, your employer is required to make each year either (1) a matching contribution equal to up to 3 percent, and not less than 1 percent, of your SIMPLE IRA contribution for the year, or (2) a nonelective contribution equal to 2 percent of your compensation for the year (up to $150,000 of compensation, as adjusted for inflation). No other contributions may be made to a SIMPLE IRA.

3. Employee elective contributions and employer contributions (I.E., matching contributions and nonelective contributions) to your SIMPLE IRA are excluded from your gross income.

4. To the extent an individual with a SIMPLE IRA is no longer participating in a SIMPLE plan (E.G., the individual has terminated employment), and two years has passed since the individual first participated in the plan, the individual may treat the SIMPLE IRA as an IRA.

G. TAX STATUS OF THE CONTRACT AND DISTRIBUTIONS FOR IRAs AND SIMPLE IRAs

1. Earnings of your IRA annuity contract are not taxed until they are distributed to you.

2. In general, taxable distributions are included in your gross income in the year you receive them.

3. Distributions under your IRA are non-taxable to the extent they represent a return of non-deductible contributions (if any). The non-taxable percentage of a distribution is determined by dividing your total undistributed, non-deductible IRA contributions by the value of all your IRAs (including SEPs and rollovers).

4. You cannot choose the special five-year or ten-year averaging that may apply to lump sum distributions from qualified employer plans.

H. REQUIRED DISTRIBUTIONS FOR IRAs AND SIMPLE IRAs


You must start receiving minimum distributions required under the Contract and
Section 401(a)(9) of the Code from your IRA and SIMPLE IRA starting with the year you reach age 70 1/2 (your 70 1/2 year). Ordinarily, the required minimum distribution for a particular year must be received by December 31 of that year. However, you may delay the required minimum distribution for the year you reach age 70 1/2 until April 1 of the following year (I.E., the required beginning date).


Annuity payments which begin by April 1 of the year following your 70 1/2 year satisfy the minimum distribution requirement if they provide for non-increasing payments over the life or the lives of you and your spouse, provided that, if installments are guaranteed, the guaranty period does not exceed the lesser of 20 years or the applicable life expectancy.

The applicable life expectancy is your remaining life expectancy or the remaining joint life and last survivor expectancy of you and your designated beneficiary. Life expectancies are determined using the expected return multiple tables shown in IRS Publication 590 "Individual Retirement Arrangements." To obtain a free copy of IRS Publication 590 and other IRS forms, phone the IRS toll free at 1-800-729-3676 or write the IRS Forms Distribution Center for your area as shown in your income tax return instructions.

If you have more than one IRA, you must determine the required minimum distribution separately for each IRA; however, you can take the actual distributions of these amounts from any one or more of your IRAs.


If the actual distribution from your Contract is less than the minimum amount that should be distributed in accordance with the minimum distribution requirements mentioned above, the difference generally is an excess accumulation. There is a 50% excise tax on any excess accumulations. If the excess accumulation is due to reasonable error, and you have taken (or are taking) steps to remedy the insufficient distribution, you can request that this 50% excise tax be excused by filing with your tax return an IRS Form 5329, together with a letter of explanation and the excise tax payment.

I. ROTH IRAs


1. If your Contract is a special type of individual retirement plan known as Roth IRA, it will be administered in accordance with the requirements of section 408A of the Code. (Except as otherwise indicated, references herein to an "IRA" are to an "individual retirement plan," within the meaning of Section 7701(a)(37) of the Code, other than a Roth IRA.) Roth IRAs are treated the same as other IRAs, except as described here. However, the provisions of the Code governing Roth IRAs may be modified by pending legislation. We will notify you of any such changes.


2. The IRS is not presently accepting submissions for opinion letters approving annuities as Roth IRAs, but will issue in the future procedures for requesting such opinion letters. We will apply for approval as soon as possible after the IRS issues its procedures on this matter. Such approval will be a determination only as to the form of the annuity, and will not represent a determination of the merits of the annuity.


3. If your Contract is a Roth IRA, we will send you a Roth IRA endorsement to be attached to, and to amend, your Contract after we obtain approval of the endorsement from the IRS and your state insurance department. We reserve the right to amend the Contract as necessary or advisable from time to time to comply with future changes in the Internal Revenue Code, regulations or other requirements imposed by the IRS to obtain or maintain its approval of the annuity as a Roth IRA.


4. Earnings in your Roth IRA are not taxed until they are distributed to you, and will not be taxed if they are paid as a "qualified distribution," as described to you in section L, below.

J. ELIGIBILITY AND CONTRIBUTIONS FOR ROTH IRAs


1. Generally, you are eligible to establish or make a contribution to your Roth IRA only if you meet certain income limits. No deduction is allowed for contributions to your Roth IRA. Contributions to your Roth IRA may be made even after you attain age 70 1/2.


2. The aggregate amount of contributions for any taxable year to all IRAs, including all Roth IRAs, maintained for your benefit (the "contribution limit") generally is the lesser of $2,000 and 100% of your compensation for the taxable year. However, if you file a joint return and receive less compensation for the taxable year than your spouse, the contribution limit for the taxable year is the lesser of $2,000 and the sum of (1) your compensation for the taxable year, and (2) your spouse's compensation for the taxable year reduced by any deductible contributions to an IRA of your spouse, and by any contributions to a Roth IRA for your spouse, for the taxable year.

The contribution limit for any taxable year is reduced (but not below zero) by the amount which bears the same ratio to such amount as:

     (a) the excess of (i) your adjusted gross income for the taxable year, over
         (ii) the "applicable dollar amount", bears to

     (b) $15,000 (or $10,000 if you are married).


For this purpose, "adjusted gross income" is determined in accordance with
Section 219(g)(3) of the Code and (1) excludes any amount included in gross income as a result of any rollover from, transfer from, or conversion of an IRA to a Roth IRA, and (2) is reduced by any deductible IRA contribution. In addition, the "applicable dollar amount" is equal to $150,000 for a married individual filing a joint return, $0 for a married individual filing a separate return, and $95,000 for any other individual.


A "qualified rollover contribution" (discussed in section K, below), and a non-taxable transfer from another Roth IRA, are not taken into account for purposes of determining the contribution limit.

K. ROLLOVERS, TRANSFERS AND CONVERSIONS TO ROTH IRAs


1. Rollovers and Transfers -- A rollover may be made to a Roth IRA only if it is a "qualified rollover contribution." A "qualified rollover contribution" is a rollover to a Roth IRA from another Roth IRA or from an

IRA, but only if such rollover contribution also meets the rollover requirements for IRAs under Section 408(d)(3). In addition, a transfer may be made to a Roth IRA directly from another Roth IRA or from an IRA.


You may not make a qualified rollover contribution or transfer in a taxable year from an IRA to a Roth IRA if (a) your adjusted gross income for the taxable year exceeds $100,000 or (b) you are married and file a separate return.


The rollover requirements of Section 408(d)(3) are complex and should be carefully considered before you make a rollover. One of the requirements is that the amount received be paid into another IRA (or Roth IRA) within 60 days after receipt of the distribution. In addition, a rollover contribution from a Roth IRA may be made by you only once a year. The one-year period begins on the date you receive the Roth IRA distribution, not on the date you roll it over (reinvest it) into another Roth IRA. If you withdraw assets from a Roth IRA, you may roll over part of the withdrawal tax free into another Roth IRA and keep the rest of it. A portion of the amount you keep may be included in your gross income.



2. Taxation of Rollovers and Transfers to Roth IRAs -- A qualified rollover contribution or transfer from a Roth IRA maintained for your benefit to another Roth IRA maintained for your benefit which meets the rollover requirements for IRAs under Section 408(d)(3) is tax-free.



In the case of a qualified rollover contribution or a transfer from an IRA maintained for your benefit to a Roth IRA maintained for your benefit, any portion of the amount rolled over or transferred which would be includible in your gross income were it not part of a qualified rollover contribution or a nontaxable transfer will be includible in your gross income. However, Code
Section 72(t) (relating to the 10 percent penalty tax on premature distributions) will generally not apply unless the amounts rolled over or transferred are withdrawn within the five-year period beginning with the taxable year in which such contribution was made.


3. Transfers of Excess IRA Contributions to Roth IRAs -- If, before the due date of your federal income tax return for any taxable year (not including extensions), you transfer, from an IRA, contributions for such taxable year (and earnings thereon) to a Roth IRA, such amounts will not be includible in gross income to the extent that no deduction was allowed with respect to such amount.

4. Taxation of Conversions of IRAs to Roth IRAs -- All or part of amounts in an IRA maintained for your benefit may be converted into a Roth IRA maintained for your benefit. The conversion of an IRA to a Roth IRA is treated as a special type of qualified rollover contribution. Hence, you must be eligible to make a qualified rollover contribution in order to convert an IRA to a Roth IRA. A conversion typically will result in the inclusion of some or all of your IRA's value in gross income, as described above.

A conversion of an IRA to a Roth IRA can be made without taking an actual distribution from your IRA. For example, an individual may make a conversion by notifying the IRA issuer or trustee, whichever is applicable.


UNDER SOME CIRCUMSTANCES, IT MIGHT NOT BE ADVISABLE TO ROLLOVER, TRANSFER, OR CONVERT ALL OR PART OF AN IRA TO A ROTH IRA. WHETHER YOU SHOULD DO SO WILL DEPEND ON YOUR PARTICULAR FACTS AND CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO, SUCH FACTORS AS WHETHER YOU QUALIFY TO MAKE SUCH A ROLLOVER, TRANSFER, OR CONVERSION, YOUR FINANCIAL SITUATION, AGE, CURRENT AND FUTURE INCOME NEEDS, YEARS TO RETIREMENT, CURRENT AND FUTURE TAX RATES, YOUR ABILITY AND DESIRE TO PAY CURRENT INCOME TAXES WITH RESPECT TO AMOUNTS ROLLED OVER, TRANSFERRED, OR CONVERTED, AND WHETHER SUCH TAXES MIGHT NEED TO BE PAID WITH WITHDRAWALS FROM YOUR ROTH IRA (SEE DISCUSSION BELOW OF "NONQUALIFIED DISTRIBUTIONS"). YOU SHOULD CONSULT A QUALIFIED TAX ADVISER BEFORE ROLLING OVER, TRANSFERRING, OR CONVERTING ALL OR PART OF AN IRA TO A ROTH IRA.



5. Separate Roth IRAs -- Due to the complexity of, and proposed changes to, the tax law, it may be advantageous to maintain amounts rolled over, transferred, or converted from an IRA in separate Roth IRAs from those containing regular Roth IRA contributions. For the same reason, you should consider maintaining a separate Roth IRA for each amount rolled over, transferred, or converted from an IRA. These considerations should be balanced against the additional costs you may incur from maintaining multiple Roth IRAs. You should consult your tax adviser if you intend to contribute rollover, transfer, or conversion amounts to your Contract or if you intend to roll over or transfer amounts from your Contract to another Roth IRA maintained for your benefit.

L. INCOME TAX CONSEQUENCES OF ROTH IRAs


1. Qualified Distributions -- Any "qualified distribution" from a Roth IRA is excludible from gross income. A "qualified distribution" is a payment or distribution which satisfies two requirements. First, the payment or distribution must be (a) made after you attain 59 1/2, (b) made after your death, (c) attributable to your being disabled, or (d) a "qualified special purpose distribution" (I.E., a qualified first-time homebuyer distribution under Section 72(t)(2)(F) of the Code). Second, the payment or distribution must be made in a taxable year that is at least five years after (1) the first taxable year for which a contribution was made to any Roth IRA established for you, or
(2) in the case of a rollover from, or a conversion of, an IRA to a Roth IRA, the taxable year in which the rollover or conversion was made if the payment or distribution is allocable (as determined in the manner set forth in guidance issued by the IRS) to the rollover contribution or conversion (or to income allocable thereto).



2. Nonqualified Distributions -- A distribution from a Roth IRA which is not a qualified distribution is taxed under Section 72 (relating to annuities), except that such distribution is treated as made first from contributions to the Roth IRA to the extent that such distribution, when added to all previous distributions from the Roth IRA, does not exceed the aggregate amount of contributions to the Roth IRA. For purposes of determining the amount taxed, (a) all Roth IRAs established for you will be treated as one contract, (b) all distributions during any taxable year from Roth IRAs established for you will be treated as one distribution, and (c) the value of the contract, income on the contract, and investment in the contract, if applicable, will be computed as of the close of the calendar year in which the taxable year begins.


An additional tax of 10% is imposed on nonqualified distributions (including amounts deemed distributed as the result of a prohibited loan or use of your Roth IRA as security for a loan) made before the benefited individual has attained age 59 1/2, unless one of the exceptions discussed in Section N applies.

M. TAX ON EXCESS CONTRIBUTIONS


1. You must pay a 6% excise tax each year on excess contributions that remain in your Contract. Generally, an excess contribution is the amount contributed to your Contract that is more than you can contribute. The excess is taxed for the year of the excess contribution and for each year after that until you correct it.



2. You will not have to pay the 6% excise tax if you withdraw the excess amount by the date your tax return is due including extensions for the year of the contribution. You do not have to include in your gross income an excess contribution that you withdraw from your Contract before your tax return is due if the income earned on the excess was also withdrawn and no deduction was allowed for the excess contribution. You must include in your gross income the income earned on the excess contribution.


N. TAX ON PREMATURE DISTRIBUTIONS


There is an additional tax on premature distributions from your IRA, Roth IRA or SIMPLE IRA, equal to 10% of the taxable amount. For premature distributions from a SIMPLE IRA made within the first 2 years you participate in a SIMPLE plan, the additional tax is equal to 25% of the amount of the premature distribution that must be included in gross income. Premature distributions are generally amounts you withdraw before you are age 59 1/2. However, the tax on premature distributions does not apply:


1. To amounts that are rolled over tax free;


2. To a distribution which is made on or after your death, or on account of you being disabled within the meaning of Code Section 72(m)(7);


3. To a distribution which is part of a series of substantially equal periodic payments (made at least annually) over your life or your life expectancy or the joint life or joint life expectancy of you and your beneficiary; or

4. To a distribution which is used for qualified first-time homebuyer expenses, qualified high education expenses, certain medical expenses, or by an unemployed individual to pay health insurance premiums.

O. IRA EXCISE TAX REPORTING

Use Form 5329, Additional Taxes Attributable to Qualified Retirement Plans (Including IRAs), Annuities, and Modified Endowment Contracts, to report the excise taxes on excess contributions, premature distributions, and excess accumulations. If you do not owe any IRA, Roth IRA or SIMPLE IRA excise taxes, you do not need Form 5329. Further information can be obtained from any district office of the Internal Revenue Service.

P. BORROWING


If you borrow money against your Contract or use it as security for a loan, the Contract will lose its classification as an IRA, Roth IRA or SIMPLE IRA , whichever is applicable, and you must include in gross income the fair market value of the Contract as of the first day of your tax year. In addition, you may be subject to the tax on premature distributions described above. (Note: This Contract does not allow borrowings against it, nor may it be assigned or pledged as collateral for a loan.)


Q. REPORTING

We will provide you with any reports required by the Internal Revenue Service.

R. ESTATE TAX

Generally, the value of your IRA, including your Roth IRA, is included in your gross estate for federal estate tax purposes.

S. FINANCIAL DISCLOSURE FOR THE SEPARATE ACCOUNT (VARIABLE ACCOUNT) AND MVA OPTION.


1. If on the enrollment application you indicated an allocation to a Subaccount, this Contract will be assessed a daily charge of an amount which will equal an aggregate of 1.25% per annum.



2. An annual records maintenance charge of $30.00 will be assessed against the Separate Account Value each Contract Year. If no values are in the Subaccounts, the charge will be assessed against Guarantee Period Value.



3. Withdrawal and early annuitization charges will be assessed based on the Contract Years elapsed since the Contract was issued as described in the prospectus under the heading "Withdrawal Charge."


Withdrawals, transfers and early annuitizations of Guarantee Period Value may be subject to a Market Value Adjustment as described in the prospectus under the heading "Market Value Adjustment."

4. The method used to compute and allocate the annual earnings is contained in the prospectus under the heading "Accumulation Unit Value" for Separate Account Value and under the headings "Guarantee Periods of the MVA Option" and "Establishment of Guaranteed Interest Rates" for Guarantee Period Value.


5. The growth in value of your Contract is neither guaranteed nor projected but is based on the investment experience of the Subaccounts or rates of interest as declared by Kemper Investors Life Insurance Company.

                      STATEMENT OF ADDITIONAL INFORMATION


                                            , 2000


--------------------------------------------------------------------------------

            INDIVIDUAL AND GROUP VARIABLE AND MARKET VALUE ADJUSTED

                           DEFERRED ANNUITY CONTRACTS

--------------------------------------------------------------------------------

                                ZURICH PREFERRED

                                   ISSUED BY

                    KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
                                      AND

                    KEMPER INVESTORS LIFE INSURANCE COMPANY

   HOME OFFICE: 1 KEMPER DRIVE, LONG GROVE, ILLINOIS 60049     (847) 550-5500

This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Prospectus of the
Separate Account dated        , 2000. The Prospectus may be obtained from Kemper
Investors Life Insurance Company by writing or calling the address or telephone number listed above.

                               ------------------

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Services to the Separate Account............................  B-1
Performance Information of Subaccounts......................  B-1
State Regulation............................................  B-3
Experts.....................................................  B-3
Financial Statements........................................  B-3
Report of Independent Accountants...........................  B-5
Financial Statements of the Separate Account................  B-6
Appendix A Table of Historical Hypothetical Accumulation
  Unit Values and Performance Information...................  B-38
Appendix B State Premium Tax Chart..........................  B-47

                        SERVICES TO THE SEPARATE ACCOUNT


Kemper Investors Life Insurance Company ("KILICO") maintains the books and records of the KILICO Variable Annuity Separate Account (the "Separate Account"). KILICO holds the assets of the Separate Account. The assets are kept segregated and held separate and apart from the general funds of KILICO. KILICO maintains records of all purchases and redemptions of shares of each Fund by each of the Subaccounts. All expenses incurred in the operations of the Separate Account, except the charge for mortality and expense risk and administrative expenses, and records maintenance charge (as described in the Prospectus) are borne by KILICO.



The independent accountants for the Separate Account are PricewaterhouseCoopers LLP, Chicago, Illinois, for the years ended December 31, 1999, 1998 and 1997. The firm performed the annual audit of the financial statements of the Separate Account and KILICO for the years ended December 31, 1999, 1998 and 1997.



The Contracts are sold by licensed insurance agents, where the Contracts may be lawfully sold, who are registered representatives of broker-dealers which are registered under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc. The Contracts are distributed through the principal underwriter for the Separate Account, Investors Brokerage Services, Inc. ("IBS"), a wholly-owned subsidiary of KILICO, which enters into selling group agreements with the affiliated and unaffiliated broker-dealers. Subject to the provisions of the Contracts, units of the Subaccounts under the Contract are offered on a continuous basis.



KILICO pays commissions to the seller which may vary but are not anticipated to exceed in the aggregate an amount equal to nine tenths of one percent (.90%) of Purchase Payments.


                     PERFORMANCE INFORMATION OF SUBACCOUNTS


As described in the Prospectus, a Subaccount's historical performance may be shown in the form of standardized "average annual total return" and nonstandardized "total return" calculations in the case of all Subaccounts; "yield" information may be provided in the case of the Kemper High Yield Subaccount, Kemper Investment Grade Bond Subaccount and Kemper Government Securities Subaccount; and "yield" and "effective yield" information may be provided in the case of the Kemper Money Market Subaccount #1 (the "Kemper Money Market Subaccount"). These various measures of performance are described below.



A Subaccount's standardized average annual total return quotation is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The standardized average annual total return for a Subaccount for a specific period is found by first taking a hypothetical $1,000 investment in each of the Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit value per unit ("initial investment") and computing the ending redeemable value ("redeemable value") of that investment at the end of the period. The redeemable value reflects the effect of recurring charges and fees applicable under the Contract to all Contract Owner accounts. Premium taxes are not included in the term charges. The redeemable value is then divided by the initial investment and this quotient is taken to the Nth root (N represents the number of years in the period) and 1 is subtracted from the result, which is then expressed as a percentage. Standardized average annual total return figures are annualized and, therefore, represent the average annual percentage change in the value of a Subaccount over the applicable period.



No standard formula has been prescribed for calculating total return performance. Nonstandardized total return performance for a specific period is calculated by first taking an investment (assumed to be $40,000 below) in each Subaccount's units on the first day of the period at the maximum offering price, which is the Accumulation Unit Value per unit ("initial investment") and computing the ending value ("ending value") of that investment at the end of the period. Premium taxes and Records Maintenance Charges are not included in the term charges. The nonstandardized total return percentage is then determined by subtracting the initial investment from the ending value and dividing the remainder by the initial investment and expressing the result as a percentage. An assumed investment of $40,000 was chosen because that approximates the size of a typical account. Both annualized and nonannualized (cumulative) nonstandardized total return figures may be provided. Annualized nonstandardized total return figures represent the average annual percentage change in the value of a Subaccount over the applicable period while nonannualized (cumulative) figures represent the actual percentage change over the applicable period.


Standardized average annual total return quotations will be current to the last day of the calendar quarter and nonstandardized total return quotations will be current to the last day of the calendar month preceding the date on which an advertisement is submitted for publication. Standardized average annual total return will cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio has been held in a Subaccount (life of Subaccount). Nonstandardized total return will cover periods of one, three, five and ten years, if applicable, and a period covering the time the underlying Portfolio held in a Subaccount has been in existence (life of Portfolio). For those underlying Portfolios which have not been held as Subaccounts within the Separate Account for one of the quoted periods, the nonstandardized total return quotations will show the investment performance such underlying Portfolios would have achieved had they been held as Subaccounts within the Separate Account for the period quoted.


Performance information will be shown for periods from April 6, 1982 (inception) for the Kemper Money Market Subaccount, Kemper Total Return Subaccount and Kemper High Yield Subaccount, and for periods from December 9, 1983 (inception) for the Kemper Growth Subaccount. This performance information is stated to reflect that the Separate Account was reorganized on November 3, 1989 as a unit investment trust with Subaccounts investing in corresponding Portfolios of the Fund. In addition, on that date the Kemper Government Securities Subaccount was added to the Separate Account to invest in the Fund's Government Securities Portfolio. For the Kemper Government Securities Subaccount, performance figures will reflect investment experience as if the Kemper Government Securities Subaccount had been available under the Contracts since September 3, 1987, the inception date of the Kemper Government Securities Portfolio.


The yield for the Kemper High Yield Subaccount, the Kemper Investment Grade Bond Subaccount and the Kemper Government Securities Subaccount is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. The yields for the Kemper High Yield Subaccount, the Kemper Government Securities Subaccount and the Kemper Investment Grade Bond Subaccount, based upon the one month period ended March 31, 2000 were 10.74%, 5.04% and 5.48%, respectively. The yield quotation is computed by dividing the net investment income per unit earned during the specified one month or 30-day period by the accumulation unit values on the last day of the period, according to the following formula that assumes a semi-annual reinvestment of income:


                 a - b
                -------
  YIELD = 2[(             +1)(6) - 1]
                  cd

a = net dividends and interest earned during the period by the Fund attributable to the Subaccount

b = expenses accrued for the period (net of reimbursements)

c = the average daily number of Accumulation Units outstanding during the period

d = the Accumulation Unit value per unit on the last day of the period


The yield of each Subaccount reflects the deduction of all recurring fees and charges applicable to each Subaccount, but does not reflect the deduction of premium taxes.



The Kemper Money Market Subaccount's yield is computed in accordance with a standard method prescribed by rules of the Securities and Exchange Commission. Under that method, the current yield quotation is based on a seven-day period and computed as follows: the net change in the Accumulation Unit Value during the period is divided by the Accumulation Unit Value at the beginning of the period ("base period return") and the result is divided by 7 and multiplied by 365 and the current yield figure carried to the nearest one-hundredth of one percent. Realized capital gains or losses and unrealized appreciation or depreciation of the Account's portfolio are not included in the calculation. The yield for the seven-day period ended March 31, 2000 was 4.30% for the Kemper Money Market Subaccount. The average portfolio maturity was 23 days.



The Kemper Money Market Subaccount's effective yield is determined by taking the base period return (computed as described above) and calculating the effect of assumed compounding. The formula for the effective yield is: (base period return +1) (365) / (7) - 1. The effective yield for the seven-day period ended March 31, 2000 was 4.39% for the Kemper Money Market Subaccount.


In computing yield, the Separate Account follows certain standard accounting practices specified by Securities and Exchange Commission rules. These practices are not necessarily consistent with the accounting practices that the Separate Account uses in the preparation of its annual and semi-annual financial statements.

A Subaccount's performance quotations are based upon historical earnings and are not necessarily representative of future performance. The Subaccount's units are sold at Accumulation Unit value. Performance figures and Accumulation Unit value will fluctuate. Factors affecting a Subaccount's performance include general market conditions, operating expenses and investment management. Units of a Subaccount are redeemable at Accumulation Unit value, which may be more or less than original cost. Standardized average annual total returns include the deduction of all expenses and fees, including a prorated portion of the Records Maintenance Charge. Standardized average annual total returns do not reflect the effect of any applicable premium tax. Yield, effective yield and nonstandardized total returns include the deduction of all expenses and fees except the effect of premium taxes that may be imposed upon the redemption of units and the prorated portion of the Records Maintenance Charge.


The Subaccounts may also provide comparative information on an annualized or nonannualized (cumulative) basis with regard to various indexes described in the Prospectus. In addition, the Subaccounts may provide performance analysis rankings of Lipper Analytical Services, Inc., the VARDS Report, MORNINGSTAR, INC., Ibbotson Associates or Micropal. From time to time, the Separate Account may quote information from publications such as MORNINGSTAR, INC., THE WALL STREET JOURNAL, MONEY MAGAZINE, FORBES, BARRON'S, FORTUNE, THE CHICAGO TRIBUNE, USA TODAY, INSTITUTIONAL INVESTOR, NATIONAL UNDERWRITER, SELLING LIFE INSURANCE, BROKER WORLD, REGISTERED REPRESENTATIVE, INVESTMENT ADVISOR and VARDS.

The tables in Appendix A include standardized average annual total return and nonstandardized total return quotations for various periods as of December 31, 1999.

                                STATE REGULATION

KILICO is subject to the laws of Illinois governing insurance companies and to regulation by the Illinois Department of Insurance. An annual statement in a prescribed form is filed with the Illinois Department of Insurance each year. KILICO's books and accounts are subject to review by the Department of Insurance at all times, and a full examination of its operations is conducted periodically. Such regulation does not, however, involve any supervision of management or investment practices or policies. In addition, KILICO is subject to regulation under the insurance laws of other jurisdictions in which it may operate.

                                    EXPERTS


The statements of assets and liabilities and contract owners' equity of the Separate Account as of December 31, 1999 and the related statements of operations for the year then ended and the statements of changes in contract owners' equity for the years ended December 31, 1999 and 1998 have been included herein in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.


                              FINANCIAL STATEMENTS


This Statement of Additional Information contains financial statements for the Separate Account which reflect assets attributable to the Contracts and also reflect assets attributable to other variable annuity contracts offered by KILICO through the Separate Account.

                      (This page intentionally left blank)

                       REPORT OF INDEPENDENT ACCOUNTANTS



The Board of Directors of Kemper Investors Life Insurance Company and


Contract Owners of Kemper Investors Life Insurance Company's


KILICO Variable Annuity Separate Account



In our opinion, the accompanying statements of assets and liabilities and contract owners' equity and the related statements of operations and changes in contract owners' equity present fairly, in all material respects, the financial position of the subaccounts of Kemper Investors Life Insurance Company's (the "Company") KILICO Variable Annuity Separate Account, which includes the Kemper Money Market Subaccount, Kemper Technology Growth Subaccount, Kemper Total Return Subaccount, Kemper High Yield Subaccount, Kemper Growth Subaccount, Kemper Government Securities Subaccount, Kemper Small Cap Growth Subaccount, Kemper Investment Grade Bond Subaccount, (investment options within the Kemper Variable Series, formerly Investors Fund Series), Scudder VLIF Capital Growth Subaccount, Scudder VLIF International Subaccount, Scudder VLIF Bond Subaccount, (investment options within the Scudder Variable Life Investment Fund), Alger American Growth Subaccount, Alger American Small Capitalization Subaccount (investment options within The Alger American Fund), Janus Aspen Growth Subaccount, Janus Aspen Aggressive Growth Subaccount, Janus Aspen Worldwide Growth Subaccount, Janus Aspen Balanced Subaccount (investment options within the Janus Aspen Series), Fidelity VIP Equity-Income Subaccount, Fidelity VIP Growth Subaccount (investment options within the Fidelity Variable Insurance Products Fund), Fidelity VIP II Index 500 Subaccount, Fidelity VIP II Contrafund Subaccount (investment options within the Fidelity Variable Insurance Products Fund II), American Century VP Income & Growth Subaccount, American Century VP Value Subaccount (investment options within the American Century Variable Portfolios, Inc.), J.P. Morgan Small Company Subaccount (investment option within the J.P. Morgan Series Trust II), Warburg Pincus Emerging Markets Subaccount (investment option within the Warburg Pincus Trust), Dreyfus Socially Responsible Growth Subaccount (investment option within The Dreyfus Socially Responsible Growth Fund, Inc.), thereof at December 31, 1999, and the results of their operations for the period presented and the changes in their contract owners' equity for each of the two years then ended, except for the Scudder VLIF Bond Subaccount as to which the period is April 7, 1999 (commencement of operations) to December 31, 1999, the Kemper Technology Growth Subaccount, the Alger American Growth Subaccount, the Alger American Small Capitalization Subaccount, the American Century VP Income & Growth Subaccount, the American Century VP Value Subaccount, the J.P. Morgan Small Company Subaccount and the Dreyfus Socially Responsible Growth Subaccount as to which the period is May 3, 1999 (commencement of operations) to December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included direct confirmation of investments owned at December 31, 1999 provides a reasonable basis for the opinion expressed above.



                                       PricewaterhouseCoopers LLP



Chicago, Illinois


February 24, 2000

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

STATEMENTS OF ASSETS AND LIABILITIES AND CONTRACT OWNERS' EQUITY

DECEMBER 31, 1999
(IN THOUSANDS)


                                                                        KEMPER VARIABLE SERIES*
                                             ------------------------------------------------------------------------------
                                                KEMPER         KEMPER       KEMPER                                 KEMPER
                                                 MONEY       TECHNOLOGY     TOTAL        KEMPER       KEMPER     GOVERNMENT
                                                MARKET         GROWTH       RETURN     HIGH YIELD     GROWTH     SECURITIES
                                              SUBACCOUNT     SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                                              ----------     ----------   ----------   ----------   ----------   ----------
ASSETS
  Investments in underlying portfolio
    funds, at current values...............    $140,045        19,583      716,720      218,357      574,900       71,783
  Dividends and other receivables..........         443            --           36           31            1           --
                                               --------        ------      -------      -------      -------       ------
         Total assets......................     140,488        19,583      716,756      218,388      574,901       71,783
                                               --------        ------      -------      -------      -------       ------
LIABILITIES AND CONTRACT OWNERS' EQUITY
  Liabilities:
    Mortality and expense risk and
      administrative charges...............         120            --          731          225          586           68
    Other payables.........................           1            --          217          445          282            6
                                               --------        ------      -------      -------      -------       ------
         Total liabilities.................         121            --          948          670          868           74
                                               --------        ------      -------      -------      -------       ------
  Contract owners' equity..................    $140,367        19,583      715,808      217,718      574,033       71,709
                                               ========        ======      =======      =======      =======       ======
ANALYSIS OF CONTRACT OWNERS' EQUITY
  Excess (deficiency) of proceeds from
    units sold over payments for units
    redeemed...............................    $ 61,506        15,263       (6,653)       1,825        9,349       34,942
  Accumulated net investment income
    (loss).................................      78,861            12      466,966      220,219      275,309       37,352
  Accumulated net realized gain on sales of
    investments............................          --           111      138,146        3,970      100,375          346
  Unrealized appreciation (depreciation) of
    investments............................          --         4,197      117,349       (8,296)     189,000         (931)
                                               --------        ------      -------      -------      -------       ------
  Contract owners' equity..................    $140,367        19,583      715,808      217,718      574,033       71,709
                                               ========        ======      =======      =======      =======       ======


---------------

* Formerly Investors Fund Series

See accompanying notes to financial statements.


    KEMPER VARIABLE SERIES*      SCUDDER VARIABLE LIFE INVESTMENT FUND          THE ALGER AMERICAN FUND
    -----------------------   -------------------------------------------   -------------------------------
      KEMPER       KEMPER     SCUDDER VLIF                                                   ALGER AMERICAN
    SMALL CAP    INVESTMENT     CAPITAL      SCUDDER VLIF    SCUDDER VLIF   ALGER AMERICAN       SMALL
      GROWTH     GRADE BOND      GROWTH      INTERNATIONAL       BOND           GROWTH       CAPITALIZATION
    SUBACCOUNT   SUBACCOUNT    SUBACCOUNT     SUBACCOUNT      SUBACCOUNT      SUBACCOUNT       SUBACCOUNT
    ----------   ----------   ------------   -------------   ------------   --------------   --------------
     166,144       18,607        13,725         27,586           176            10,920           2,149
          67          290            --              1            --                 3              --
     -------       ------        ------         ------           ---            ------           -----
     166,211       18,897        13,725         27,587           176            10,923           2,149
     -------       ------        ------         ------           ---            ------           -----
         155           11            --              3            --                11               2
          --            6            --              2            --                 1               4
     -------       ------        ------         ------           ---            ------           -----
         155           17            --              5            --                12               6
     -------       ------        ------         ------           ---            ------           -----
     166,056       18,880        13,725         27,582           176            10,911           2,143
     =======       ======        ======         ======           ===            ======           =====
      65,173       18,577        11,279         21,253           174             9,538           1,538
      23,953          312           188            728            (1)              (32)            (10)
      25,083          368            36          2,930             2                42             255
      51,847         (377)        2,222          2,671             1             1,363             360
     -------       ------        ------         ------           ---            ------           -----
     166,056       18,880        13,725         27,582           176            10,911           2,143
     =======       ======        ======         ======           ===            ======           =====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

DECEMBER 31, 1999
(IN THOUSANDS)


                                                                      JANUS ASPEN SERIES
                                                     -----------------------------------------------------
                                                                   JANUS ASPEN   JANUS ASPEN
                                                     JANUS ASPEN   AGGRESSIVE     WORLDWIDE    JANUS ASPEN
                                                       GROWTH        GROWTH        GROWTH       BALANCED
                                                     SUBACCOUNT    SUBACCOUNT    SUBACCOUNT    SUBACCOUNT
                                                     -----------   -----------   -----------   -----------
ASSETS
  Investments in underlying portfolio funds, at
    current values.................................   $240,663       158,602       329,390       144,185
  Dividends and other receivables..................         23            42           121            66
                                                      --------       -------       -------       -------
         Total assets..............................    240,686       158,644       329,511       144,251
                                                      --------       -------       -------       -------
LIABILITIES AND CONTRACT OWNERS' EQUITY
  Liabilities:
    Mortality and expense risk and administrative
      charges......................................        159           154           332           151
    Other payables.................................         28            97           163             7
                                                      --------       -------       -------       -------
         Total liabilities.........................        187           251           495           158
                                                      --------       -------       -------       -------
  Contract owners' equity..........................   $240,499       158,393       329,016       144,093
                                                      ========       =======       =======       =======
ANALYSIS OF CONTRACT OWNERS' EQUITY
  Excess of proceeds from units sold over payments
    for units redeemed.............................   $167,597        78,989       166,827       108,887
  Accumulated net investment income (loss).........      1,903           659           940         2,457
  Accumulated net realized gain (loss) on sales of
    investments....................................      6,108         3,986         8,485         2,244
  Unrealized appreciation (depreciation) of
    investments....................................     64,891        74,759       152,764        30,505
                                                      --------       -------       -------       -------
  Contract owners' equity..........................   $240,499       158,393       329,016       144,093
                                                      ========       =======       =======       =======

                                                     FIDELITY VARIABLE INSURANCE
                                                            PRODUCTS FUND
                                                     ---------------------------
                                                     FIDELITY VIP
                                                       EQUITY-      FIDELITY VIP
                                                        INCOME         GROWTH
                                                      SUBACCOUNT     SUBACCOUNT
                                                     ------------   ------------
ASSETS
  Investments in underlying portfolio funds, at
    current values.................................     45,335         91,361
  Dividends and other receivables..................         --             63
                                                        ------         ------
         Total assets..............................     45,335         91,424
                                                        ------         ------
LIABILITIES AND CONTRACT OWNERS' EQUITY
  Liabilities:
    Mortality and expense risk and administrative
      charges......................................         50             95
    Other payables.................................         56             27
                                                        ------         ------
         Total liabilities.........................        106            122
                                                        ------         ------
  Contract owners' equity..........................     45,229         91,302
                                                        ======         ======
ANALYSIS OF CONTRACT OWNERS' EQUITY
  Excess of proceeds from units sold over payments
    for units redeemed.............................     36,821         62,171
  Accumulated net investment income (loss).........      3,108          5,541
  Accumulated net realized gain (loss) on sales of
    investments....................................      1,884          2,043
  Unrealized appreciation (depreciation) of
    investments....................................      3,416         21,547
                                                        ------         ------
  Contract owners' equity..........................     45,229         91,302
                                                        ======         ======


---------------

See accompanying notes to financial statements.


       FIDELITY VARIABLE INSURANCE           AMERICAN CENTURY VARIABLE        J.P. MORGAN SERIES   WARBURG PINCUS
            PRODUCTS FUND II                     PORTFOLIOS, INC.                  TRUST II            TRUST
    ---------------------------------   -----------------------------------   ------------------   --------------
                                        AMERICAN CENTURY                                           WARBURG PINCUS
    FIDELITY VIP II   FIDELITY VIP II     VP INCOME &      AMERICAN CENTURY      J.P. MORGAN          EMERGING
       INDEX 500        CONTRAFUND           GROWTH            VP VALUE         SMALL COMPANY         MARKETS
      SUBACCOUNT        SUBACCOUNT         SUBACCOUNT         SUBACCOUNT          SUBACCOUNT         SUBACCOUNT
    ---------------   ---------------   ----------------   ----------------   ------------------   --------------
        170,471           78,493             2,727               581                 370               3,042
              5               --                --                --                  --                   3
        -------           ------             -----               ---                 ---               -----
        170,476           78,493             2,727               581                 370               3,045
        -------           ------             -----               ---                 ---               -----
            180               82                 3                 1                  --                  --
             17               15                --                --                  --                  --
        -------           ------             -----               ---                 ---               -----
            197               97                 3                 1                  --                  --
        -------           ------             -----               ---                 ---               -----
        170,279           78,396             2,724               580                 370               3,045
        =======           ======             =====               ===                 ===               =====
        123,271           50,097             2,487               633                 301               2,414
            750            2,348               (13)               (2)                  6                  93
         11,070            8,444                11                (3)                 19                  64
         35,188           17,507               239               (48)                 44                 474
        -------           ------             -----               ---                 ---               -----
        170,279           78,396             2,724               580                 370               3,045
        =======           ======             =====               ===                 ===               =====

         THE DREYFUS
     SOCIALLY RESPONSIBLE
      GROWTH FUND, INC.
     --------------------
           DREYFUS
     SOCIALLY RESPONSIBLE
            GROWTH
          SUBACCOUNT
     --------------------
            2,809
               61
            -----
            2,870
            -----
                3
               --
            -----
                3
            -----
            2,867
            =====
            2,481
               87
               31
              268
            -----
            2,867
            =====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)


                                                                              KEMPER VARIABLE SERIES*
                                                              -------------------------------------------------------
                                                                 KEMPER          KEMPER         KEMPER       KEMPER
                                                                  MONEY        TECHNOLOGY       TOTAL         HIGH
                                                                 MARKET          GROWTH         RETURN       YIELD
                                                               SUBACCOUNT     SUBACCOUNT(A)   SUBACCOUNT   SUBACCOUNT
                                                               ----------     -------------   ----------   ----------
REVENUE
  Dividends and capital gains distributions.................     $5,806              --         60,683       24,402
EXPENSES
  Mortality and expense risk and administrative charges.....      1,426             (12)         9,543        3,256
                                                                 ------           -----         ------      -------
Net investment income (loss)................................      4,380              12         51,140       21,146
                                                                 ------           -----         ------      -------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  Net realized gain (loss) on sales of investments..........         --             111         29,197       (6,838)
  Change in unrealized appreciation (depreciation) of
    investments.............................................         --           4,197          8,683      (10,902)
                                                                 ------           -----         ------      -------
Net realized and unrealized gain (loss) on investments......         --           4,308         37,880      (17,740)
                                                                 ------           -----         ------      -------
Net increase (decrease) in contract owners' equity resulting
  from operations...........................................     $4,380           4,320         89,020        3,406
                                                                 ======           =====         ======      =======


---------------

*Formerly Investors Fund Series


(a) For the period (commencement of operations) May 3, 1999 to December 31,
    1999.


See accompanying notes to financial statements.

                 KEMPER VARIABLE SERIES*
    -------------------------------------------------
                   KEMPER       KEMPER       KEMPER
      KEMPER     GOVERNMENT   SMALL CAP    INVESTMENT
      GROWTH     SECURITIES     GROWTH     GRADE BOND
    SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
    ----------   ----------   ----------   ----------
          --        3,826           --         465
       7,131        1,011        1,739         214
     -------       ------       ------        ----
      (7,131)       2,815       (1,739)        251
     -------       ------       ------        ----
      30,772         (611)       9,762         (16)
     134,497       (2,754)      32,251        (733)
     -------       ------       ------        ----
     165,269       (3,365)      42,013        (749)
     -------       ------       ------        ----
     158,138         (550)      40,274        (498)
     =======       ======       ======        ====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)


                                                                  SCUDDER VARIABLE LIFE INVESTMENT FUND
                                                              ----------------------------------------------
                                                              SCUDDER VLIF
                                                                CAPITAL       SCUDDER VLIF     SCUDDER VLIF
                                                                 GROWTH       INTERNATIONAL        BOND
                                                               SUBACCOUNT      SUBACCOUNT      SUBACCOUNT(A)
                                                              ------------    -------------    -------------
REVENUE
  Dividends and capital gains distributions.................     $  244             737             --
EXPENSES
  Mortality and expense risk and administrative charges.....         54               4              1
                                                                 ------           -----             --
Net investment income (loss)................................        190             733             (1)
                                                                 ------           -----             --
NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS
  Net realized gain on sales of investments.................         49           2,937              2
  Change in unrealized appreciation of investments..........      2,162           2,620              1
                                                                 ------           -----             --
Net realized and unrealized gain on investments.............      2,211           5,557              3
                                                                 ------           -----             --
Net increase in contract owners' equity resulting from
  operations................................................     $2,401           6,290              2
                                                                 ======           =====             ==


---------------

(a) For the period (commencement of operations): April 7, 1999 -- Scudder VLIF Bond Subaccount; May 3, 1999 -- Alger American Growth Subaccount and Alger American Small Capitalization Subaccount to December 31, 1999.



See accompanying notes to financial statements.

           THE ALGER AMERICAN FUND
    -------------------------------------
    ALGER AMERICAN      ALGER AMERICAN
        GROWTH       SMALL CAPITALIZATION
    SUBACCOUNT(A)       SUBACCOUNT(A)
    --------------   --------------------
           15                  1
           47                 11
        -----                ---
          (32)               (10)
        -----                ---
           42                255
        1,363                360
        -----                ---
        1,405                615
        -----                ---
        1,373                605
        =====                ===

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT
STATEMENTS OF OPERATIONS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 1999

(IN THOUSANDS)



                                                                             JANUS ASPEN SERIES
                                                              -------------------------------------------------
                                                                             JANUS        JANUS
                                                                JANUS        ASPEN        ASPEN        JANUS
                                                                ASPEN      AGGRESSIVE   WORLDWIDE      ASPEN
                                                                GROWTH       GROWTH       GROWTH      BALANCED
                                                              SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                                                              ----------   ----------   ----------   ----------
REVENUE
Dividends and capital gains distributions...................   $   997        2,287          385        2,622
EXPENSES
  Mortality and expense risk and administrative charges.....     1,735          946        2,942        1,342
                                                               -------       ------      -------       ------
Net investment income (loss)................................      (738)       1,341       (2,557)       1,280
                                                               -------       ------      -------       ------
NET REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS
  Net realized gain (loss) on sales of investments..........     3,417        2,697        4,592        1,371
  Change in unrealized appreciation (depreciation) of
    investments.............................................    51,260       65,836      119,130       20,883
                                                               -------       ------      -------       ------
Net realized and unrealized gain (loss) on investments......    54,677       68,533      123,722       22,254
                                                               -------       ------      -------       ------
Net increase (decrease) in contract owners' equity resulting
  from operations...........................................   $53,939       69,874      121,165       23,534
                                                               =======       ======      =======       ======


---------------

(a) For the period (commencement of operations) May 3, 1999 to December 31,
    1999.


See accompanying notes to financial statements.


       FIDELITY VARIABLE         FIDELITY VARIABLE INSURANCE           AMERICAN CENTURY VARIABLE          J.P. MORGAN
    INSURANCE PRODUCTS FUND           PRODUCTS FUND II                     PORTFOLIOS, INC.             SERIES TRUST II
    -----------------------   ---------------------------------   -----------------------------------   ---------------
     FIDELITY
       VIP        FIDELITY                                        AMERICAN CENTURY
     EQUITY-        VIP       FIDELITY VIP II   FIDELITY VIP II     VP INCOME &      AMERICAN CENTURY     J.P. MORGAN
      INCOME       GROWTH        INDEX 500        CONTRAFUND           GROWTH            VP VALUE        SMALL COMPANY
    SUBACCOUNT   SUBACCOUNT     SUBACCOUNT        SUBACCOUNT       SUBACCOUNT(A)      SUBACCOUNT(A)      SUBACCOUNT(A)
    ----------   ----------   ---------------   ---------------   ----------------   ----------------   ---------------
      2,030         4,962          2,006             2,128               --                 --                  7
        623           857          1,892               881               13                  2                  1
      -----        ------         ------            ------              ---                ---                ---
      1,407         4,105            114             1,247              (13)                (2)                 6
      -----        ------         ------            ------              ---                ---                ---
      1,480         1,734          4,761             4,962               11                 (3)                19
       (945)       15,088         19,511             7,841              239                (48)                44
      -----        ------         ------            ------              ---                ---                ---
        535        16,822         24,272            12,803              250                (51)                63
      -----        ------         ------            ------              ---                ---                ---
      1,942        20,927         24,386            14,050              237                (53)                69
      =====        ======         ======            ======              ===                ===                ===

                          THE DREYFUS
                            SOCIALLY
     WARBURG PINCUS       RESPONSIBLE
         TRUST         GROWTH FUND, INC.
     --------------   --------------------

     WARBURG PINCUS         DREYFUS
        EMERGING      SOCIALLY RESPONSIBLE
        MARKETS              GROWTH
       SUBACCOUNT        SUBACCOUNT(A)
     --------------   --------------------
          100                  93
            7                   6
          ---                 ---
           93                  87
          ---                 ---
           65                  31
          472                 268
          ---                 ---
          537                 299
          ---                 ---
          630                 386
          ===                 ===

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)


                                                                            KEMPER VARIABLE SERIES*
                                                              ----------------------------------------------------
                                                                KEMPER        KEMPER         KEMPER       KEMPER
                                                                MONEY       TECHNOLOGY       TOTAL         HIGH
                                                                MARKET        GROWTH         RETURN       YIELD
                                                              SUBACCOUNT   SUBACCOUNT(A)   SUBACCOUNT   SUBACCOUNT
                                                              ----------   -------------   ----------   ----------
OPERATIONS
  Net investment income (loss)..............................   $  4,380           12          51,140      21,146
  Net realized gain (loss) on sales of investments..........         --          111          29,197      (6,838)
  Change in unrealized appreciation (depreciation) of
    investments.............................................         --        4,197           8,683     (10,902)
                                                               --------       ------        --------     -------
    Net increase (decrease) in contract owners' equity
      resulting from operations.............................      4,380        4,320          89,020       3,406
                                                               --------       ------        --------     -------
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold..................................     48,137        9,935          42,169      22,709
  Net transfers (to) from affiliate and subaccounts.........     14,016        5,358         (49,778)    (27,431)
  Payments for units redeemed...............................    (37,977)         (30)       (101,982)    (43,328)
                                                               --------       ------        --------     -------
    Net increase (decrease) in contract owners' equity from
      account unit transactions.............................     24,176       15,263        (109,591)    (48,050)
                                                               --------       ------        --------     -------
Total increase (decrease) in contract owners' equity........     28,556       19,583         (20,571)    (44,644)
Beginning of period.........................................    111,811           --         736,379     262,362
                                                               --------       ------        --------     -------
End of period...............................................   $140,367       19,583         715,808     217,718
                                                               ========       ======        ========     =======


---------------

* Formerly Investors Fund Series


(a) For the period (commencement of operations) May 3, 1999 to December 31,
    1999.


See accompanying notes to financial statements.

             KEMPER VARIABLE SERIES*
-------------------------------------------------
               KEMPER       KEMPER       KEMPER
  KEMPER     GOVERNMENT   SMALL CAP    INVESTMENT
  GROWTH     SECURITIES     GROWTH     GRADE BOND
SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
----------   ----------   ----------   ----------
   (7,131)      2,815       (1,739)         251
   30,772        (611)       9,762          (16)
  134,497      (2,754)      32,251         (733)
 --------     -------      -------       ------
  158,138        (550)      40,274         (498)
 --------     -------      -------       ------
   25,447      12,331       17,628        6,620
  (66,997)     (4,399)     (22,588)       3,501
  (80,300)    (14,018)     (13,139)      (2,364)
 --------     -------      -------       ------
 (121,850)     (6,086)     (18,099)       7,757
 --------     -------      -------       ------
   36,288      (6,636)      22,175        7,259
  537,745      78,345      143,881       11,621
 --------     -------      -------       ------
  574,033      71,709      166,056       18,880
 ========     =======      =======       ======

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)


                                                                   SCUDDER VARIABLE LIFE INVESTMENT FUND
                                                              ------------------------------------------------
                                                               SCUDDER VLIF
                                                                 CAPITAL        SCUDDER VLIF     SCUDDER VLIF
                                                                  GROWTH       INTERNATIONAL         BOND
                                                                SUBACCOUNT       SUBACCOUNT     SUBACCOUNT(A)
                                                               ------------    -------------    -------------
OPERATIONS
  Net investment income (loss)..............................     $   190              733             (1)
  Net realized gain on sales of investments.................          49            2,937              2
  Change in unrealized appreciation of investments..........       2,162            2,620              1
                                                                 -------           ------            ---
         Net increase in contract owners' equity resulting
           from operations..................................       2,401            6,290              2
                                                                 -------           ------            ---
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold..................................       7,470            8,107             46
  Net transfers from affiliate and subaccounts..............       3,461           12,443            130
  Payments for units redeemed...............................        (211)            (127)            (2)
                                                                 -------           ------            ---
         Net increase in contract owners' equity from
           account unit transactions........................      10,720           20,423            174
                                                                 -------           ------            ---
Total increase in contract owners' equity...................      13,121           26,713            176
Beginning of period.........................................         604              869             --
                                                                 -------           ------            ---
End of period...............................................     $13,725           27,582            176
                                                                 =======           ======            ===


---------------

(a) For the period (commencement of operations): April 7, 1999 -- Scudder VLIF Bond Subaccount; May 3, 1999 -- Alger American Growth Subaccount and Alger American Small Capitalization Subaccount; to December 31, 1999.


See accompanying notes to financial statements.

        THE ALGER AMERICAN FUND
    -------------------------------
                     ALGER AMERICAN
    ALGER AMERICAN       SMALL
        GROWTH       CAPITALIZATION
    SUBACCOUNT(A)    SUBACCOUNT(A)
    --------------   --------------
           (32)            (10)
            42             255
         1,363             360
        ------           -----
         1,373             605
        ------           -----
         1,752             435
         8,014           1,123
          (228)            (20)
        ------           -----
         9,538           1,538
        ------           -----
        10,911           2,143
            --              --
        ------           -----
        10,911           2,143
        ======           =====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

FOR THE YEAR ENDED DECEMBER 31, 1999
(IN THOUSANDS)





                                                                               JANUS ASPEN SERIES
                                                              -----------------------------------------------------
                                                                            JANUS ASPEN   JANUS ASPEN
                                                              JANUS ASPEN   AGGRESSIVE     WORLDWIDE    JANUS ASPEN
                                                                GROWTH        GROWTH        GROWTH       BALANCED
                                                              SUBACCOUNT    SUBACCOUNT    SUBACCOUNT    SUBACCOUNT
                                                              -----------   ----------    -----------   -----------
OPERATIONS
  Net investment income (loss)..............................   $   (738)        1,341        (2,557)        1,280
  Net realized gain (loss) on sales of investments..........      3,417         2,697         4,592         1,371
  Change in unrealized appreciation (depreciation) of
    investments.............................................     51,260        65,836       119,130        20,883
                                                               --------       -------       -------       -------
    Net increase (decrease) in contract owners' equity
      resulting from operations.............................     53,939        69,874       121,165        23,534
                                                               --------       -------       -------       -------
ACCOUNT UNIT TRANSACTIONS
  Proceeds from units sold..................................     57,097        10,948        30,001        22,203
  Net transfers (to) from affiliate and subaccounts.........     77,006        52,502        23,985        51,714
  Payments for units redeemed...............................     (7,417)       (4,293)      (11,997)       (6,532)
                                                               --------       -------       -------       -------
    Net increase in contract owners' equity from account
      unit transactions.....................................    126,686        59,157        41,989        67,385
                                                               --------       -------       -------       -------
Total increase in contract owners' equity...................    180,625       129,031       163,154        90,919
  Beginning of period.......................................     59,874        29,362       165,862        53,174
                                                               --------       -------       -------       -------
  End of period.............................................   $240,499       158,393       329,016       144,093
                                                               ========       =======       =======       =======


---------------


(a) For the period (commencement of operations) May 3, 1999 to December 31,
    1999.


See accompanying notes to financial statements.


       FIDELITY VARIABLE INSURANCE         FIDELITY VARIABLE INSURANCE           AMERICAN CENTURY VARIABLE          J.P. MORGAN
              PRODUCTS FUND                     PRODUCTS FUND II                     PORTFOLIOS, INC.             SERIES TRUST II
    ---------------------------------   ---------------------------------   -----------------------------------   ---------------
                                                                                AMERICAN           AMERICAN
     FIDELITY VIP                                                               CENTURY            CENTURY          J.P. MORGAN
        EQUITY-        FIDELITY VIP     FIDELITY VIP II   FIDELITY VIP II     VP INCOME &             VP               SMALL
        INCOME            GROWTH           INDEX 500        CONTRAFUND           GROWTH             VALUE             COMPANY
      SUBACCOUNT        SUBACCOUNT        SUBACCOUNT        SUBACCOUNT       SUBACCOUNT(A)      SUBACCOUNT(A)      SUBACCOUNT(A)
    ---------------    ------------     ---------------   ---------------    -------------      -------------      -------------
         1,407             4,105                114            1,247               (13)               (2)                 6
         1,480             1,734              4,761            4,962                11                (3)                19
          (945)           15,088             19,511            7,841               239               (48)                44
        ------            ------            -------           ------             -----               ---                ---
         1,942            20,927             24,386           14,050               237               (53)                69
        ------            ------            -------           ------             -----               ---                ---
         5,940            12,390             25,337           11,021               718                59                 69
        (2,461)           27,143             18,897            7,273             1,864               574                234
        (3,126)           (3,092)            (8,265)          (3,468)              (95)               --                 (2)
        ------            ------            -------           ------             -----               ---                ---
           353            36,441             35,969           14,826             2,487               633                301
        ------            ------            -------           ------             -----               ---                ---
         2,295            57,368             60,355           28,876             2,724               580                370
        42,934            33,934            109,924           49,520                --                --                 --
        ------            ------            -------           ------             -----               ---                ---
        45,229            91,302            170,279           78,396             2,724               580                370
        ======            ======            =======           ======             =====               ===                ===

                          THE DREYFUS
        WARBURG             SOCIALLY
         PINCUS           RESPONSIBLE
         TRUST         GROWTH FUND, INC.
     --------------   --------------------
        WARBURG             DREYFUS
         PINCUS             SOCIALLY
        EMERGING          RESPONSIBLE
        MARKETS              GROWTH
       SUBACCOUNT        SUBACCOUNT(A)
       ----------        -------------
            93                  87
            65                  31
           472                 268
         -----               -----
           630                 386
         -----               -----
         1,366               1,363
         1,000               1,127
           (10)                 (9)
         -----               -----
         2,356               2,481
         -----               -----
         2,986               2,867
            59                  --
         -----               -----
         3,045               2,867
         =====               =====

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

STATEMENTS OF CHANGES IN CONTRACT OWNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS)


                                                                           KEMPER VARIABLE SERIES*
                                                              -------------------------------------------------
                                                                KEMPER       KEMPER       KEMPER
                                                                MONEY        TOTAL         HIGH        KEMPER
                                                                MARKET       RETURN       YIELD        GROWTH
                                                              SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT
                                                              ----------   ----------   ----------   ----------
OPERATIONS

  Net investment income (loss)..............................   $  3,432      114,564      17,149       79,715

  Net realized gain (loss) on sales of investments..........         --       20,649       4,283        8,570

  Change in unrealized appreciation (depreciation) of
    investments.............................................         --      (41,076)    (17,978)     (20,871)
                                                               --------     --------     -------      -------

    Net increase in contract owners' equity resulting from
      operations............................................      3,432       94,137       3,454       67,414
                                                               --------     --------     -------      -------

ACCOUNT UNIT TRANSACTIONS

  Proceeds from units sold..................................     28,080       35,608      27,800       29,595

  Net transfers (to) from affiliate and subaccounts.........     21,839      (47,643)    (40,100)     (26,086)

  Payments for units redeemed...............................    (21,688)     (88,507)    (34,613)     (60,278)
                                                               --------     --------     -------      -------

    Net increase (decrease) in contract owners' equity from
      account unit transactions.............................     28,231     (100,542)    (46,913)     (56,769)
                                                               --------     --------     -------      -------

Total increase (decrease) in contract owners' equity........     31,663       (6,405)    (43,459)      10,645

  Beginning of period.......................................     80,148      742,784     305,821      527,100
                                                               --------     --------     -------      -------

  End of period.............................................   $111,811      736,379     262,362      537,745
                                                               ========     ========     =======      =======


---------------

 *  Formerly Investors Fund Series


(a) For the period June 1, 1998 (commencement of operations) to December 31,
    1998.


See accompanying notes to financial statements.

                                               SCUDDER VARIABLE LIFE
          KEMPER VARIABLE SERIES*                 INVESTMENT FUND
    ------------------------------------   ------------------------------
      KEMPER       KEMPER       KEMPER
    GOVERNMENT   SMALL CAP    INVESTMENT    SCUDDER VLIF    SCUDDER VLIF
    SECURITIES     GROWTH     GRADE BOND   CAPITAL GROWTH   INTERNATIONAL
    SUBACCOUNT   SUBACCOUNT   SUBACCOUNT   SUBACCOUNT(A)    SUBACCOUNT(A)
    ----------   ----------   ----------   --------------   -------------

       3,569       18,381           98           (2)              (5)

         (67)       4,201          311          (13)              (7)

         553       (2,782)          78           60               51
     -------      -------       ------          ---              ---

       4,055       19,800          487           45               39
     -------      -------       ------          ---              ---

      10,692       17,275        2,850          559              731

       5,342        2,566        3,781           19               99

     (14,565)      (8,623)        (955)         (19)              --
     -------      -------       ------          ---              ---

       1,469       11,218        5,676          559              830
     -------      -------       ------          ---              ---

       5,524       31,018        6,163          604              869

      72,821      112,863        5,458           --               --
     -------      -------       ------          ---              ---

      78,345      143,881       11,621          604              869
     =======      =======       ======          ===              ===

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

FOR THE YEAR ENDED DECEMBER 31, 1998
(IN THOUSANDS)


                                                                               JANUS ASPEN SERIES
                                                              -----------------------------------------------------
                                                                            JANUS ASPEN   JANUS ASPEN
                                                              JANUS ASPEN   AGGRESSIVE     WORLDWIDE    JANUS ASPEN
                                                                GROWTH        GROWTH        GROWTH       BALANCED
                                                              SUBACCOUNT    SUBACCOUNT    SUBACCOUNT    SUBACCOUNT
                                                              -----------   -----------   -----------   -----------
OPERATIONS

  Net investment income (loss)..............................    $ 1,973         (338)         3,219          884

  Net realized gain on sales of investments.................      1,775        1,084          1,984          615

  Change in unrealized appreciation of investments..........      9,281        6,612         23,208        7,717
                                                                -------       ------        -------       ------

    Net increase in contract owners' equity resulting from
      operations............................................     13,029        7,358         28,411        9,216
                                                                -------       ------        -------       ------

ACCOUNT UNIT TRANSACTIONS

  Proceeds from units sold..................................      9,559        3,981         26,915        8,429

  Net transfers (to) from affiliate and subaccounts.........     10,386         (176)        25,114       22,838

  Payments for units redeemed...............................     (2,747)      (1,761)        (5,974)      (1,464)
                                                                -------       ------        -------       ------

    Net increase in contract owners' equity from account
      unit transactions.....................................     17,198        2,044         46,055       29,803
                                                                -------       ------        -------       ------

Total increase in contract owners' equity...................     30,227        9,402         74,466       39,019

  Beginning of period.......................................     29,647       19,960         91,396       14,155
                                                                -------       ------        -------       ------

  End of period.............................................    $59,874       29,362        165,862       53,174
                                                                =======       ======        =======       ======


---------------

(a) For the period June 1, 1998 (commencement of operations) to December 31,
    1998.


See accompanying notes to financial statements.

    FIDELITY VARIABLE INSURANCE      FIDELITY VARIABLE INSURANCE
           PRODUCTS FUND                  PRODUCTS FUND II            WARBURG PINCUS TRUST
    ---------------------------   ---------------------------------   ---------------------
    FIDELITY VIP
      EQUITY-      FIDELITY VIP   FIDELITY VIP II   FIDELITY VIP II      WARBURG PINCUS
       INCOME         GROWTH         INDEX 500        CONTRAFUND        EMERGING MARKETS
     SUBACCOUNT     SUBACCOUNT      SUBACCOUNT        SUBACCOUNT          SUBACCOUNT(A)
    ------------   ------------   ---------------   ---------------   ---------------------

        1,183          1,409              731            1,031                 --

          344            255            5,669            2,232                 (1)

        1,560          5,035           11,176            6,651                  2
       ------         ------          -------           ------                 --

        3,087          6,699           17,576            9,914                  1
       ------         ------          -------           ------                 --

        9,818          4,184           20,110            9,117                 58

        7,688         11,823           36,674            6,996                 --

       (1,505)          (583)          (5,493)          (1,390)                --
       ------         ------          -------           ------                 --

       16,001         15,424           51,291           14,723                 58
       ------         ------          -------           ------                 --

       19,088         22,123           68,867           24,637                 59

       23,846         11,811           41,057           24,883                 --
       ------         ------          -------           ------                 --

       42,934         33,934          109,924           49,520                 59
       ======         ======          =======           ======                 ==

KILICO VARIABLE ANNUITY SEPARATE ACCOUNT

NOTES TO FINANCIAL STATEMENTS

(1) GENERAL INFORMATION AND SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

KILICO Variable Annuity Separate Account (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended, established by Kemper Investors Life Insurance Company ("KILICO"). KILICO is an indirect, wholly-owned subsidiary of Zurich Financial Services ("ZFS"). ZFS is owned by Zurich Allied AG and Allied Zurich p.l.c., fifty-seven percent and forty-three percent, respectively. Zurich Allied AG is listed on the Swiss Market Index (SMI). Allied Zurich p.l.c. is included in the FTSE-100 Share Index in London.

The Separate Account is used to fund contracts or certificates (collectively referred to as "Contracts") for Kemper Advantage III periodic and flexible payment variable annuity contracts ("Kemper Advantage III"), Kemper Passport individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Passport"), Kemper Destinations individual and group variable, fixed and market value adjusted deferred annuity contracts ("Kemper Destinations") and Farmers Variable Annuity I individual and group variable, fixed and market value adjusted deferred annuity contracts ("Farmers Variable Annuity I"). The Separate Account is divided into a total of fifty-nine subaccounts with various subaccount options available to Contract Owners depending upon their respective Contracts. The Kemper Advantage III contracts have thirty-four subaccount options available to Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series (formerly Investors Fund Series), the Janus Aspen Series, the Lexington Natural Resources Trust, the Lexington Emerging Markets Fund, Inc., the Fidelity Variable Insurance Products Fund, the Fidelity Variable Insurance Products Fund II, the Scudder Variable Life Investment Fund, The Dreyfus Socially Responsible Growth Fund, Inc., the J.P. Morgan Series Trust II, The Alger American Fund and the American Century Variable Portfolios, Inc., all of which are open-end diversified management companies. The Kemper Passport contracts have seventeen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, an open-end diversified management company. The Kemper Destinations contracts have thirty-seven subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, The Alger American Fund, the Dreyfus Investment Portfolios, The Dreyfus Socially Responsible Growth Fund, Inc., the Janus Aspen Series and the Warburg Pincus Trust, all of which are open-end diversified management companies. The Farmers Variable Annuity I contracts have thirteen subaccount options available to the Contract Owners and each subaccount invests exclusively in the shares of a corresponding portfolio in the Kemper Variable Series, the Scudder Variable Life Investment Fund, the Janus Aspen Series, the PIMCO Variable Insurance Trust and the Templeton Variable Products Series Fund, all of which are open-end diversified management companies.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that could affect the reported amounts of assets and liabilities as well as the disclosure of contingent amounts at the date of the financial statements. As a result, actual results reported as income and expenses could differ from the estimates reported in the accompanying financial statements.

SECURITY VALUATION

The investments are stated at current value which is based on the closing bid price, net asset value, at December 31, 1999.

SECURITY TRANSACTIONS AND INVESTMENT INCOME

Security transactions are generally accounted for on the trade date (date the order to buy or sell is executed). Dividends and capital gains distributions are recorded as income on the ex-dividend date. Realized gains and losses from security transactions are generally reported on a first in, first out (FIFO) cost basis.

ACCUMULATION UNIT VALUATION

On each day the New York Stock Exchange (the "Exchange") is open for trading, the accumulation unit value is determined as of the earlier of 3:00 p.m. (Central time) or the close of the Exchange by dividing the total value of each subaccount's investments and other assets, less liabilities, by the number of accumulation units outstanding in the respective subaccount.

FEDERAL INCOME TAXES

The operations of the Separate Account are included in the federal income tax return of KILICO. Under existing federal income tax law, investment income and realized capital gains and losses of the Separate Account increase liabilities under the contract and are, therefore, not taxed. Thus the Separate Account may realize net investment income and capital gains and losses without federal income tax consequences.

(2) SUMMARY OF INVESTMENTS

Investments, at cost, at December 31, 1999, are as follows (in thousands, differences are due to rounding):


                                                              SHARES
                                                               OWNED       COST
                                                              -------   ----------
INVESTMENTS
KEMPER VARIABLE SERIES:
Kemper Money Market Subaccount..............................  140,045   $  140,045
Kemper Technology Growth Subaccount.........................   11,020       15,386
Kemper Total Return Subaccount..............................  248,650      599,371
Kemper High Yield Subaccount................................  190,485      226,653
Kemper Growth Subaccount....................................  141,800      385,900
Kemper Government Securities Subaccount.....................   62,065       72,714
Kemper Small Cap Growth Subaccount..........................   62,603      114,297
Kemper Investment Grade Bond Subaccount.....................   16,897       18,984
SCUDDER VARIABLE LIFE INVESTMENT FUND:
Scudder VLIF Capital Growth Subaccount......................      471       11,503
Scudder VLIF International Subaccount.......................    1,356       24,915
Scudder VLIF Bond Subaccount................................       27          175
THE ALGER AMERICAN FUND:
Alger American Growth Subaccount............................      170        9,557
Alger American Small Capitalization Subaccount..............       39        1,789
JANUS ASPEN SERIES:
Janus Aspen Growth Subaccount...............................    7,152      175,772
Janus Aspen Aggressive Growth Subaccount....................    2,657       83,843
Janus Aspen Worldwide Growth Subaccount.....................    6,898      176,626
Janus Aspen Balanced Subaccount.............................    5,164      113,680
FIDELITY VARIABLE INSURANCE PRODUCTS FUND:
Fidelity VIP Equity-Income Subaccount.......................    1,763       41,919
Fidelity VIP Growth Subaccount..............................    1,663       69,814
FIDELITY VARIABLE INSURANCE PRODUCTS FUND II:
Fidelity VIP II Index 500 Subaccount........................    1,018      135,283
Fidelity VIP II Contrafund Subaccount.......................    2,693       60,986
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. :
American Century VP Income & Growth Subaccount..............      341        2,488
American Century VP Value Subaccount........................       98          629
J.P. MORGAN SERIES TRUST II:
J.P. Morgan Small Company Subaccount........................       22          326
WARBURG PINCUS TRUST:
Warburg Pincus Emerging Markets Subaccount..................      215        2,568
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.:
Dreyfus Socially Responsible Growth Subaccount..............       72        2,541
                                                                        ----------
        TOTAL INVESTMENTS AT COST...........................            $2,487,764
                                                                        ==========

A description of the underlying investments of the subaccounts are summarized below.

KEMPER VARIABLE SERIES

KEMPER MONEY MARKET SUBACCOUNT: This subaccount invests in the Kemper Money Market Portfolio of the Kemper Variable Series. The Portfolio seeks maximum current income to the extent consistent with stability of principal from a portfolio of high quality money market instruments. The Portfolio seeks to maintain a net asset value of $1.00 per share but there can be no assurance that the Portfolio will be able to do so. The Kemper Money Market Subaccount #1 represents the Kemper Advantage III, Kemper Passport and Kemper Destinations Money Market Subaccount.


KEMPER TECHNOLOGY GROWTH SUBACCOUNT: This subaccount invests in the Kemper Technology Growth Portfolio of the Kemper Variable Series. The Portfolio seeks growth of capital.



KEMPER TOTAL RETURN SUBACCOUNT: This subaccount invests in the Kemper Total Return Portfolio of the Kemper Variable Series. The Portfolio seeks high total return, a combination of income and capital appreciation.


KEMPER HIGH YIELD SUBACCOUNT: This subaccount invests in the Kemper High Yield Portfolio of the Kemper Variable Series. The Portfolio seeks to provide a high level of current income.


KEMPER GROWTH SUBACCOUNT: This subaccount invests in the Kemper Growth Portfolio of the Kemper Variable Series. The Portfolio seeks maximum appreciation of capital.


KEMPER GOVERNMENT SECURITIES SUBACCOUNT: This subaccount invests in the Kemper Government Securities Portfolio of the Kemper Variable Series. The Portfolio seeks high current income consistent with preservation of capital.


KEMPER SMALL CAP GROWTH SUBACCOUNT: This subaccount invests in the Kemper Small Cap Growth Portfolio of the Kemper Variable Series. The Portfolio seeks maximum appreciation of investors' capital.


KEMPER INVESTMENT GRADE BOND SUBACCOUNT: This subaccount invests in the Kemper Investment Grade Bond Portfolio of the Kemper Variable Series. The Portfolio seeks high current income.


SCUDDER VARIABLE LIFE INVESTMENT FUND



SCUDDER VLIF CAPITAL GROWTH SUBACCOUNT: This subaccount invests in the Scudder VLIF Capital Growth Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks to maximize long-term capital growth from a portfolio consisting primarily of equity securities.



SCUDDER VLIF INTERNATIONAL SUBACCOUNT: This subaccount invests in the Scudder VLIF International Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks long-term growth of capital principally from a diversified portfolio of foreign equity securities.



SCUDDER VLIF BOND SUBACCOUNT: This subaccount invests in the Scudder VLIF Bond Portfolio (Class A Shares) of the Scudder Variable Life Investment Fund. The Portfolio seeks high income from a high quality portfolio of bonds.



THE ALGER AMERICAN FUND



ALGER AMERICAN GROWTH SUBACCOUNT: This subaccount invests in the Alger American Growth Portfolio of The Alger American Fund. The Portfolio seeks long-term capital appreciation.



ALGER AMERICAN SMALL CAPITALIZATION SUBACCOUNT: This subaccount invests in the Alger American Small Capitalization Portfolio of The Alger American Fund. The Portfolio seeks long-term capital appreciation.



JANUS ASPEN SERIES


JANUS ASPEN GROWTH SUBACCOUNT: This subaccount invests in the Janus Aspen Growth Portfolio of the Janus Aspen Series. The Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital.

JANUS ASPEN AGGRESSIVE GROWTH SUBACCOUNT: This subaccount invests in the Janus Aspen Aggressive Growth Portfolio of the Janus Aspen Series. The Portfolio seeks long-term growth of capital.

JANUS ASPEN WORLDWIDE GROWTH SUBACCOUNT: This subaccount invests in the Janus Aspen Worldwide Growth Portfolio of the Janus Aspen Series. The Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital.

JANUS ASPEN BALANCED SUBACCOUNT: This subaccount invests in the Janus Aspen Balanced Portfolio of the Janus Aspen Series. The Portfolio seeks long-term capital growth, consistent with preservation of capital and balanced by current income.


FIDELITY VARIABLE INSURANCE PRODUCTS FUND



FIDELITY VIP EQUITY-INCOME SUBACCOUNT: This subaccount invests in the Fidelity VIP Equity-Income Portfolio of the Fidelity Variable Insurance Products Fund. The Portfolio seeks reasonable income.



FIDELITY VIP GROWTH SUBACCOUNT: The subaccount invests in the Fidelity VIP Growth Portfolio of the Fidelity Variable Insurance Products Fund. The Portfolio seeks capital appreciation.


FIDELITY VARIABLE INSURANCE PRODUCTS FUND II


FIDELITY VIP II INDEX 500 SUBACCOUNT: This subaccount invests in the Fidelity VIP II Index 500 Portfolio of the Fidelity Variable Insurance Products Fund II. The Portfolio seeks investment results that correspond to the total return of common stocks publicly traded in the United States as represented by the S&P 500.



FIDELITY VIP II CONTRAFUND SUBACCOUNT: This subaccount invests in the Fidelity VIP II Contrafund Portfolio of the Fidelity Variable Insurance Products Fund II. The Portfolio seeks long-term capital appreciation.



AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.



AMERICAN CENTURY VP INCOME & GROWTH SUBACCOUNT: This subaccount invests in the American Century VP Income & Growth Portfolio of the American Century Variable Portfolios, Inc. The Portfolio seeks dividend growth, current income and capital appreciation.



AMERICAN CENTURY VP VALUE SUBACCOUNT: This subaccount invests in the American Century VP Value Portfolio of the American Century Variable Portfolios, Inc. The Portfolio seeks long-term capital growth.



J.P. MORGAN SERIES TRUST II



J.P. MORGAN SMALL COMPANY SUBACCOUNT: This subaccount invests in the J.P. Morgan Small Company Portfolio of the J.P. Morgan Series Trust II. The Portfolio seeks to provide a high total return from a portfolio of small company stocks.



WARBURG PINCUS TRUST



WARBURG PINCUS EMERGING MARKETS SUBACCOUNT: This subaccount invests in the Warburg Pincus Emerging Markets Portfolio of the Warburg Pincus Trust. The Portfolio seeks long-term growth of capital by investing in equity securities of emerging markets.


THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.

DREYFUS SOCIALLY RESPONSIBLE GROWTH SUBACCOUNT: This subaccount invests in The Dreyfus Socially Responsible Growth Fund, Inc. The Fund's primary goal is to provide capital growth through investment in common stocks of companies which not only meet traditional investment standards, but also conduct their business in a manner that contributes to the enhancement of the quality of life in America.


(3) TRANSACTIONS WITH AFFILIATES


KILICO assumes mortality risks associated with the annuity contracts and incurs all expenses involved in administering the contracts. In return, KILICO assesses that portion of each subaccount representing assets under the Kemper Advantage III flexible payment contracts with a daily charge for mortality and expense risk and administrative costs which amounts to an aggregate of one percent (1.00%) per annum. KILICO also assesses that portion of each subaccount representing assets under the Kemper Advantage III periodic payment contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and three-tenths percent (1.30%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Passport contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and one-quarter percent (1.25%) per annum. KILICO assesses that portion of each subaccount representing assets under the Kemper Destinations contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. KILICO assesses that portion of each subaccount representing assets under the Farmers Variable Annuity I contracts with a daily asset charge for mortality and expense risk and administrative costs which amounts to an aggregate of one and four-tenths percent (1.40%) per annum. The Kemper Passport and Kemper Destinations DCA Money Market Subaccount #2, available for participation in the dollar cost averaging program, has no daily asset charge deduction. For the year ended December 31, 1999, asset charges totaled $30,487,471, $6,803,293, $2,551,583 and $9,209 for Kemper Advantage III, Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contracts, respectively.

KILICO also assesses against each Kemper Advantage III contract participating in one or more of the subaccounts at any time during the year a records maintenance charge. For contracts purchased prior to June 1, 1993, the charge is $25 and is assessed on December 31st of each calendar year. For contracts purchased June 1, 1993 and subsequent, the charge is a maximum of $30 and is assessed ratably every quarter of each calendar year, except in those states which have yet to approve these contract changes. The charge is assessed whether or not any purchase payments have been made during the year. KILICO also assesses against each Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contract participating in one or more of the subaccounts a records maintenance charge of $30, generally taken at the end of each contract year. The records maintenance charge for Kemper Advantage III, Kemper Passport, Kemper Destinations and Farmers Variable Annuity I contracts are waived for all individual contracts whose investment value exceeds $50,000 on the date of assessment. For the year ended December 31, 1999, records maintenance charges totaled $1,395,893, $149,119 and $12,715 for Kemper Advantage III, Kemper Passport and Kemper Destinations contracts, respectively.

For contracts issued prior to May 1, 1994, KILICO has undertaken to reimburse each of the Kemper Advantage III Contract Owners participating in the Kemper Money Market, Kemper Total Return, Kemper High Yield and Kemper Growth Subaccounts, whose direct and indirect operating expenses exceed eighty hundredths of one percent (.80%) of average daily net assets. In determining reimbursement of direct and indirect operating expenses, for each subaccount, charges for mortality and expense risks and administrative expenses, and records maintenance charges are excluded and, for each subaccount, charges for taxes, extraordinary expenses, and brokerage and transaction costs are excluded. During the year ended December 31, 1999, no such payment was made.

KILICO assesses an optional annual charge for the Guaranteed Retirement Income Benefit ("GRIB"), related to the Kemper Destinations and Farmers Variable Annuity I contracts. The annual charge of .25% of Contract Value, if taken, will be deducted pro rata from each invested subaccount on each Contract Quarter anniversary. For the year ended December 31, 1999, GRIB charges totaled $351,417 and $1,019 for Kemper Destinations and Farmers Variable Annuity I contracts, respectively.

Proceeds payable on the redemption of units are reduced by the amount of any applicable contingent deferred sales charge due to KILICO.

Scudder Kemper Investments, Inc., an affiliated company, is the investment manager of the Kemper Variable Series and the Scudder Variable Life Investment Fund. Investors Brokerage Services, Inc., a wholly-owned subsidiary of KILICO, is the principal underwriter for the Separate Account.


Fred Alger Management, Inc. is the investment manager for The Alger American Fund. Janus Capital is the investment manager of the Janus Aspen Series. Fidelity Management & Research Company is the investment manager for the Fidelity Variable Insurance Products Fund and the Fidelity Variable Insurance Products Fund II. American Century Investment Management, Inc. is the investment manager of the American Century Variable Portfolios, Inc. J.P. Morgan Investment Management, Inc. is the investment manager of the J.P. Morgan Series Trust II. Credit Suisse Asset Management LLC is the investment manager of the Warburg Pincus Trust. The

Dreyfus Corporation is the investment manager of The Dreyfus Socially Responsible Growth Fund, Inc. None of these entities are affiliated with KILICO.


(4) NET TRANSFERS (TO) FROM AFFILIATE AND SUBACCOUNTS

Net transfers (to) from affiliate or subaccounts include transfers of all or part of the Contract Owner's interest to or from another eligible subaccount or to the general account of KILICO.

(5) CONTRACT OWNERS' EQUITY

The Contract Owners' equity is affected by the investment results of, and contract charges to, each subaccount. The accompanying financial statements include only Contract Owners' payments pertaining to the variable portions of their contracts and exclude any payments for the market value adjusted or fixed portions, the latter being included in the general account of KILICO. Contract Owners may elect to annuitize the contract under one of several annuity options, as specified in the prospectus.

Contract Owners' equity at December 31, 1999, is as follows (in thousands, except unit value; differences are due to rounding):

                                                                                         CONTRACT
                                                                 NUMBER       UNIT       OWNERS'
                                                                OF UNITS     VALUE        EQUITY
                                                                --------    --------    ----------
               KEMPER ADVANTAGE III CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER MONEY MARKET SUBACCOUNT #1
  Flexible Payment, Qualified...............................        333     $  2.588    $      861
  Flexible Payment, Nonqualified............................      3,501        2.588         9,061
  Periodic Payment, Qualified...............................     20,014        2.455        49,137
  Periodic Payment, Nonqualified............................     13,610        2.455        33,415
                                                                                        ----------
                                                                                            92,474
                                                                                        ----------
KEMPER TOTAL RETURN SUBACCOUNT
  Flexible Payment, Qualified...............................        656        8.425         5,525
  Flexible Payment, Nonqualified............................      2,817        7.800        21,972
  Periodic Payment, Qualified...............................     60,736        7.993       485,467
  Periodic Payment, Nonqualified............................      9,110        7.447        67,848
                                                                                        ----------
                                                                                           580,812
                                                                                        ----------
KEMPER HIGH YIELD SUBACCOUNT
  Flexible Payment, Qualified...............................        197        6.442         1,268
  Flexible Payment, Nonqualified............................      1,138        6.168         7,018
  Periodic Payment, Qualified...............................     15,887        6.112        97,105
  Periodic Payment, Nonqualified............................      4,245        5.954        25,274
                                                                                        ----------
                                                                                           130,665
                                                                                        ----------
KEMPER GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................        153        9.858         1,509
  Flexible Payment, Nonqualified............................        823        9.824         8,084
  Periodic Payment, Qualified...............................     40,027        9.401       376,285
  Periodic Payment, Nonqualified............................      6,263        9.387        58,790
                                                                                        ----------
                                                                                           444,668
                                                                                        ----------
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Flexible Payment, Qualified...............................        145        1.823           264
  Flexible Payment, Nonqualified............................        779        1.823         1,421
  Periodic Payment, Qualified...............................     15,187        1.769        26,859
  Periodic Payment, Nonqualified............................      7,529        1.769        13,315
                                                                                        ----------
                                                                                            41,859
                                                                                        ----------

                                                                                         CONTRACT
                                                                 NUMBER       UNIT       OWNERS'
                                                                OF UNITS     VALUE        EQUITY
                                                                --------    --------    ----------
         KEMPER ADVANTAGE III CONTRACTS (CONTINUED)
KEMPER VARIABLE SERIES (CONTINUED):
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................        127     $  3.498    $      443
  Flexible Payment, Nonqualified............................        396        3.498         1,384
  Periodic Payment, Qualified...............................     31,772        3.440       109,283
  Periodic Payment, Nonqualified............................      3,242        3.440        11,152
                                                                                        ----------
                                                                                           122,262
                                                                                        ----------
KEMPER INVESTMENT GRADE BOND SUBACCOUNT
  Flexible Payment, Qualified...............................         24        1.151            28
  Flexible Payment, Nonqualified............................        227        1.151           261
  Periodic Payment, Qualified...............................      2,396        1.139         2,728
  Periodic Payment, Nonqualified............................        968        1.139         1,103
                                                                                        ----------
                                                                                             4,120
                                                                                        ----------
SCUDDER VARIABLE LIFE INVESTMENT FUND:
SCUDDER VLIF CAPITAL GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         --       28.914            --
  Flexible Payment, Nonqualified                                     --       28.914            --
  Periodic Payment, Qualified...............................         14       28.882           405
  Periodic Payment, Nonqualified............................          4       28.882           103
                                                                                        ----------
                                                                                               508
                                                                                        ----------
SCUDDER VLIF INTERNATIONAL SUBACCOUNT
  Flexible Payment, Qualified...............................          1       20.207            24
  Flexible Payment, Nonqualified............................         --       20.207            --
  Periodic Payment, Qualified...............................        104       20.167         2,090
  Periodic Payment, Nonqualified............................         34       20.167           681
                                                                                        ----------
                                                                                             2,795
                                                                                        ----------
SCUDDER VLIF BOND SUBACCOUNT
  Flexible Payment, Qualified...............................         --        6.394            --
  Flexible Payment, Nonqualified............................         --        6.394            --
  Periodic Payment, Qualified...............................         22        6.435           144
  Periodic Payment, Nonqualified............................          1        6.435             5
                                                                                        ----------
                                                                                               149
                                                                                        ----------
THE ALGER AMERICAN FUND:
ALGER AMERICAN GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         --       71.618            --
  Flexible Payment, Nonqualified............................          1       70.710            78
  Periodic Payment, Qualified...............................        130       70.571         9,202
  Periodic Payment, Nonqualified............................         23       70.571         1,631
                                                                                        ----------
                                                                                            10,911
                                                                                        ----------
ALGER AMERICAN SMALL CAPITALIZATION SUBACCOUNT
  Flexible Payment, Qualified...............................         --       64.873            --
  Flexible Payment, Nonqualified............................         --       64.873            --
  Periodic Payment, Qualified...............................         30       62.523         1,852
  Periodic Payment, Nonqualified............................          5       62.523           291
                                                                                        ----------
                                                                                             2,143
                                                                                        ----------

                                                                                         CONTRACT
                                                                 NUMBER       UNIT       OWNERS'
                                                                OF UNITS     VALUE        EQUITY
                                                                --------    --------    ----------
JANUS ASPEN SERIES:
JANUS ASPEN GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         12     $ 37.283    $      440
  Flexible Payment, Nonqualified............................         46       37.283         1,710
  Periodic Payment, Qualified...............................      3,541       36.810       130,333
  Periodic Payment, Nonqualified............................        591       36.810        21,769
                                                                                        ----------
                                                                                           154,252
                                                                                        ----------
JANUS ASPEN AGGRESSIVE GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................          4       60.590           241
  Flexible Payment, Nonqualified............................         17       60.590         1,011
  Periodic Payment, Qualified...............................      2,360       59.822       141,193
  Periodic Payment, Nonqualified............................        267       59.822        15,948
                                                                                        ----------
                                                                                           158,393
                                                                                        ----------
JANUS ASPEN WORLDWIDE GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         11       49.181           527
  Flexible Payment, Nonqualified............................         36       49.181         1,781
  Periodic Payment, Qualified...............................      6,003       48.558       291,479
  Periodic Payment, Nonqualified............................        726       48.558        35,229
                                                                                        ----------
                                                                                           329,016
                                                                                        ----------
JANUS ASPEN BALANCED SUBACCOUNT
  Flexible Payment, Qualified...............................         11       30.378           338
  Flexible Payment, Nonqualified............................         52       30.378         1,569
  Periodic Payment, Qualified...............................      4,206       29.993       126,147
  Periodic Payment, Nonqualified............................        535       29.993        16,039
                                                                                        ----------
                                                                                           144,093
                                                                                        ----------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND:
FIDELITY VIP EQUITY-INCOME SUBACCOUNT
  Flexible Payment, Qualified...............................          1       30.830            26
  Flexible Payment, Nonqualified............................          8       30.830           261
  Periodic Payment, Qualified...............................      1,258       30.497        38,364
  Periodic Payment, Nonqualified............................        216       30.497         6,578
                                                                                        ----------
                                                                                            45,229
                                                                                        ----------
FIDELITY VIP GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................          4       71.079           296
  Flexible Payment, Nonqualified............................         17       71.079         1,230
  Periodic Payment, Qualified...............................      1,132       70.305        79,601
  Periodic Payment, Nonqualified............................        145       70.305        10,175
                                                                                        ----------
                                                                                            91,302
                                                                                        ----------
FIDELITY VARIABLE INSURANCE PRODUCTS FUND II:
FIDELITY VIP II INDEX 500 SUBACCOUNT
  Flexible Payment, Qualified...............................          2      176.352           272
  Flexible Payment, Nonqualified............................         14      176.352         2,435
  Periodic Payment, Qualified...............................        833      174.446       145,342
  Periodic Payment, Nonqualified............................        127      174.446        22,230
                                                                                        ----------
                                                                                           170,279
                                                                                        ----------

                                                                                         CONTRACT
                                                                 NUMBER       UNIT       OWNERS'
                                                                OF UNITS     VALUE        EQUITY
                                                                --------    --------    ----------
         KEMPER ADVANTAGE III CONTRACTS (CONTINUED)
FIDELITY VARIABLE INSURANCE PRODUCTS FUND II (CONTINUED):
FIDELITY VIP II CONTRAFUND SUBACCOUNT
  Flexible Payment, Qualified...............................          5     $ 32.012    $      147
  Flexible Payment, Nonqualified............................         12       32.012           385
  Periodic Payment, Qualified...............................      2,175       31.666        68,874
  Periodic Payment, Nonqualified............................        284       31.666         8,990
                                                                                        ----------
                                                                                            78,396
                                                                                        ----------
AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. :
AMERICAN CENTURY VP INCOME & GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         --        7.834            --
  Flexible Payment, Nonqualified............................         14        7.947           109
  Periodic Payment, Qualified...............................        303        7.932         2,403
  Periodic Payment, Nonqualified............................         27        7.932           212
                                                                                        ----------
                                                                                             2,724
                                                                                        ----------
AMERICAN CENTURY VP VALUE SUBACCOUNT
  Flexible Payment, Qualified...............................         --        5.898            --
  Flexible Payment, Nonqualified............................          1        5.911             5
  Periodic Payment, Qualified...............................         85        5.899           499
  Periodic Payment, Nonqualified............................         13        5.899            76
                                                                                        ----------
                                                                                               580
                                                                                        ----------
J.P. MORGAN SERIES TRUST II:
J.P. MORGAN SMALL COMPANY SUBACCOUNT
  Flexible Payment, Qualified...............................          4       16.998            66
  Flexible Payment, Nonqualified............................         --       16.998            --
  Periodic Payment, Qualified...............................         13       16.965           228
  Periodic Payment, Nonqualified............................          4       16.965            76
                                                                                        ----------
                                                                                               370
                                                                                        ----------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. :
DREYFUS SOCIALLY RESPONSIBLE GROWTH SUBACCOUNT
  Flexible Payment, Qualified...............................         --       39.967            --
  Flexible Payment, Nonqualified............................          0       40.163             9
  Periodic Payment, Qualified...............................         57       40.084         2,277
  Periodic Payment, Nonqualified............................          8       40.084           328
                                                                                        ----------
                                                                                             2,614
                                                                                        ----------
     TOTAL KEMPER ADVANTAGE III CONTRACT OWNERS' EQUITY.....                            $2,610,614
                                                                                        ==========
                 KEMPER PASSPORT CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER MONEY MARKET SUBACCOUNT #1
  Qualified.................................................      5,707     $  1.290    $    7,360
  Nonqualified..............................................     16,496        1.290        21,273
                                                                                        ----------
                                                                                            28,633
                                                                                        ----------

                                                                                         CONTRACT
                                                                 NUMBER       UNIT       OWNERS'
                                                                OF UNITS     VALUE        EQUITY
                                                                --------    --------    ----------
KEMPER MONEY MARKET SUBACCOUNT #2
  Qualified.................................................        324     $  1.424    $      462
  Nonqualified..............................................        670        1.424           954
                                                                                        ----------
                                                                                             1,416
                                                                                        ----------
KEMPER TOTAL RETURN SUBACCOUNT
  Qualified.................................................     11,261        2.173        24,475
  Nonqualified..............................................     36,480        2.173        79,286
                                                                                        ----------
                                                                                           103,761
                                                                                        ----------
KEMPER HIGH YIELD SUBACCOUNT
  Qualified.................................................      7,927        1.903        15,088
  Nonqualified..............................................     27,992        1.903        53,278
                                                                                        ----------
                                                                                            68,366
                                                                                        ----------
KEMPER GROWTH SUBACCOUNT
  Qualified.................................................      9,649        3.181        30,699
  Nonqualified..............................................     27,217        3.181        86,590
                                                                                        ----------
                                                                                           117,289
                                                                                        ----------
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified.................................................      3,318        1.429         4,740
  Nonqualified..............................................     11,272        1.429        16,103
                                                                                        ----------
                                                                                            20,843
                                                                                        ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified.................................................      2,345        3.449         8,089
  Nonqualified..............................................      6,735        3.449        23,230
                                                                                        ----------
                                                                                            31,319
                                                                                        ----------
KEMPER INVESTMENT GRADE BOND SUBACCOUNT
  Qualified.................................................      1,056        1.141         1,206
  Nonqualified..............................................      3,599        1.141         4,105
                                                                                        ----------
                                                                                             5,311
                                                                                        ----------
     TOTAL KEMPER PASSPORT CONTRACT OWNERS' EQUITY..........                            $  376,938
                                                                                        ==========
               KEMPER DESTINATIONS CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER MONEY MARKET SUBACCOUNT #1
  Qualified.................................................        786     $ 10.559    $    8,303
  Nonqualified..............................................        783       10.559         8,267
                                                                                        ----------
                                                                                            16,570
                                                                                        ----------
KEMPER MONEY MARKET SUBACCOUNT #2
  Qualified.................................................         68       10.795           732
  Nonqualified..............................................         50       10.795           542
                                                                                        ----------
                                                                                             1,274
                                                                                        ----------
KEMPER TECHNOLOGY GROWTH SUBACCOUNT
  Qualified.................................................        576       17.605        10,144
  Nonqualified..............................................        536       17,605         9,439
                                                                                        ----------
                                                                                            19,583
                                                                                        ----------

                                                                                         CONTRACT
                                                                 NUMBER       UNIT       OWNERS'
                                                                OF UNITS     VALUE        EQUITY
                                                                --------    --------    ----------
         KEMPER DESTINATIONS CONTRACTS (CONTINUED)
KEMPER VARIABLE SERIES (CONTINUED):
KEMPER TOTAL RETURN SUBACCOUNT
  Qualified.................................................      1,224     $ 11.936    $   14,608
  Nonqualified..............................................      1,393       11.936        16,627
                                                                                        ----------
                                                                                            31,235
                                                                                        ----------
KEMPER HIGH YIELD SUBACCOUNT
  Qualified.................................................        778        9.717         7,563
  Nonqualified..............................................      1,145        9.717        11,124
                                                                                        ----------
                                                                                            18,687
                                                                                        ----------
KEMPER GROWTH SUBACCOUNT
  Qualified.................................................        407       13.532         5,512
  Nonqualified..............................................        485       13.532         6,564
                                                                                        ----------
                                                                                            12,076
                                                                                        ----------
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified.................................................        263       10.259         2,700
  Nonqualified..............................................        594       10.259         6,090
                                                                                        ----------
                                                                                             8,790
                                                                                        ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified.................................................        394       14.691         5,793
  Nonqualified..............................................        449       14.691         6,602
                                                                                        ----------
                                                                                            12,395
                                                                                        ----------
KEMPER INVESTMENT GRADE BOND SUBACCOUNT
  Qualified.................................................        422       10.062         4,243
  Nonqualified..............................................        518       10.062         5,206
                                                                                        ----------
                                                                                             9,449
                                                                                        ----------
SCUDDER VARIABLE LIFE INVESTMENT FUND:
SCUDDER VLIF CAPITAL GROWTH SUBACCOUNT
  Qualified.................................................        443       14.435         6,394
  Nonqualified..............................................        473       14.435         6,823
                                                                                        ----------
                                                                                            13,217
                                                                                        ----------
SCUDDER VLIF INTERNATIONAL SUBACCOUNT
  Qualified.................................................        541       14.990         8,109
  Nonqualified..............................................      1,112       14.990        16,665
                                                                                        ----------
                                                                                            24,774
                                                                                        ----------
JANUS ASPEN SERIES:
JANUS ASPEN GROWTH SUBACCOUNT
  Qualified.................................................      2,556       16.958        43,343
  Nonqualified..............................................      2,530       16.958        42,904
                                                                                        ----------
                                                                                            86,247
                                                                                        ----------

                                                                                         CONTRACT
                                                                 NUMBER       UNIT       OWNERS'
                                                                OF UNITS     VALUE        EQUITY
                                                                --------    --------    ----------
WARBURG PINCUS TRUST:
WARBURG PINCUS EMERGING MARKETS SUBACCOUNT
  Qualified.................................................        109     $ 14.302    $    1,558
  Nonqualified..............................................        104       14.302         1,487
                                                                                        ----------
                                                                                             3,045
                                                                                        ----------
THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. :
DREYFUS SOCIALLY RESPONSIBLE GROWTH SUBACCOUNT
  Qualified.................................................         21       11.289           241
  Nonqualified..............................................          1       11.289            12
                                                                                        ----------
                                                                                               253
                                                                                        ----------
     TOTAL KEMPER DESTINATIONS CONTRACT OWNERS' EQUITY......                            $  257,595
                                                                                        ==========
FARMERS VARIABLE ANNUITY I CONTRACTS
KEMPER VARIABLE SERIES:
KEMPER GOVERNMENT SECURITIES SUBACCOUNT
  Qualified.................................................          1     $  9.924    $       15
  Nonqualified..............................................         20        9.924           202
                                                                                        ----------
                                                                                               217
                                                                                        ----------
KEMPER SMALL CAP GROWTH SUBACCOUNT
  Qualified.................................................          4       15.122            64
  Nonqualified..............................................          1       15.122            16
                                                                                        ----------
                                                                                                80
                                                                                        ----------
SCUDDER VARIABLE LIFE INVESTMENT FUND:
SCUDDER VLIF INTERNATIONAL SUBACCOUNT
  Qualified.................................................          0       15.038             6
  Nonqualified..............................................          0       15.038             7
                                                                                        ----------
                                                                                                13
                                                                                        ----------
SCUDDER VLIF BOND SUBACCOUNT
  Qualified.................................................          0        9.763             3
  Nonqualified..............................................          2        9.763            24
                                                                                        ----------
                                                                                                27
                                                                                        ----------
     TOTAL FARMERS VARIABLE ANNUITY I CONTRACT OWNERS'
      EQUITY................................................                            $      337
                                                                                        ==========

APPENDIX A



TABLE OF HISTORICAL HYPOTHETICAL* ACCUMULATION UNIT VALUES


AND PERFORMANCE INFORMATION



The historical accumulation unit values are for the life of the Separate Account in its present organization as a unit investment trust and in its prior organization as several managed separate accounts based on current deductions and charges applicable to the Contracts. The Contracts will be initially offered
            , 2000. Values may vary had assets actually been allocated to the Separate Account under the Contracts.



HISTORICAL HYPOTHETICAL ACCUMULATION UNIT VALUES



    KEMPER MONEY MARKET SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/06/82  ...................  0.521904
12/31/82  ...................  0.561706
12/31/83  ...................  0.605415
12/31/84  ...................  0.661060
12/31/85  ...................  0.705934
12/31/86  ...................  0.743260
12/31/87  ...................  0.782353
12/31/88  ...................  0.830274
12/31/89  ...................  0.894703
12/31/90  ...................  0.955536
12/31/91  ...................  0.999459
12/31/92  ...................  1.021027
12/31/93  ...................  1.037409
12/31/94  ...................  1.065127
12/31/95  ...................  1.111573
12/31/96  ...................  1.153353
12/31/97  ...................  1.199008
12/31/98  ...................  1.245376
12/31/99  ...................  1.289616



  KEMPER TECHNOLOGY GROWTH SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
05/03/99  ...................  1.011330
12/31/99  ...................  1.781256



    KEMPER TOTAL RETURN SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/06/82  ...................  0.361270
12/31/82  ...................  0.445813
12/31/83  ...................  0.517707
12/31/84  ...................  0.486169
12/31/85  ...................  0.616524
12/31/86  ...................  0.700564
12/31/87  ...................  0.696104
12/31/88  ...................  0.769714
12/31/89  ...................  0.941950
12/31/90  ...................  0.976810
12/31/91  ...................  1.329312
12/31/92  ...................  1.334707
12/31/93  ...................  1.477517
12/31/94  ...................  1.320578
12/31/95  ...................  1.647623
12/31/96  ...................  1.892979
12/31/97  ...................  2.242103
12/31/98  ...................  2.549273
12/31/99  ...................  2.890516



     KEMPER HIGH YIELD SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
04/06/82  ...................  0.187818
12/31/82  ...................  0.232184
12/31/83  ...................  0.262971
12/31/84  ...................  0.292260
12/31/85  ...................  0.351032
12/31/86  ...................  0.407882
12/31/87  ...................  0.426436
12/31/88  ...................  0.487628
12/31/89  ...................  0.475366
12/31/90  ...................  0.396944
12/31/91  ...................  0.594634
12/31/92  ...................  0.691199
12/31/93  ...................  0.818751
12/31/94  ...................  0.790430
12/31/95  ...................  0.917169
12/31/96  ...................  1.031688
12/31/97  ...................  1.137098
12/31/98  ...................  1.139361
12/31/99  ...................  1.149523



       KEMPER GROWTH SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
12/09/83  ...................  0.432185
12/31/83  ...................  0.444709
12/31/84  ...................  0.486485
12/31/85  ...................  0.600835
12/31/86  ...................  0.648011
12/31/87  ...................  0.650640
12/31/88  ...................  0.644956
12/31/89  ...................  0.816396
12/31/90  ...................  0.810794
12/31/91  ...................  1.275971
12/31/92  ...................  1.304738
12/31/93  ...................  1.476428
12/31/94  ...................  1.399228
12/31/95  ...................  1.843829
12/31/96  ...................  2.205205
12/31/97  ...................  2.641862
12/31/98  ...................  3.002570
12/31/99  ...................  4.065674



KEMPER GOVERNMENT SECURITIES SUBACCOUNT
---------------------------------------
                                 UNIT
  DATE                          VALUES
--------                       --------
09/03/87  ...................  0.707787
12/31/87  ...................  0.710087
12/31/88  ...................  0.723278
12/31/89  ...................  0.811610
12/31/90  ...................  0.881949
12/31/91  ...................  1.004106
12/31/92  ...................  1.050227
12/31/93  ...................  1.104499
12/31/94  ...................  1.060977
12/31/95  ...................  1.246817
12/31/96  ...................  1.262885
12/31/97  ...................  1.358996
12/31/98  ...................  1.436583
12/31/99  ...................  1.428559



  KEMPER SMALL CAP GROWTH SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
05/02/94  ..................   1.000000
12/31/94  ..................   1.030937
12/31/95  ..................   1.324483
12/31/96  ..................   1.674797
12/31/97  ..................   2.219929
12/31/98  ..................   2.595291
12/31/99  ..................   3.449240



KEMPER INVESTMENT GRADE BOND SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
05/01/96  ..................   1.000000
12/31/96  ..................   1.027174
12/31/97  ..................   1.106151
12/31/98  ..................   1.179189
12/31/99  ..................   1.140652



SCUDDER VLIF CAPITAL GROWTH SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
07/16/85  ..................   3.373682
12/31/85  ..................   3.702192
12/31/86  ..................   4.469588
12/31/87  ..................   4.327671
12/31/88  ..................   5.215251
12/31/89  ..................   6.319865
12/31/90  ..................   5.773129
12/31/91  ..................   7.953793
12/31/92  ..................   8.355733
12/31/93  ..................   9.970717
12/31/94  ..................   8.893713
12/31/95  ..................  11.294994
12/31/96  ..................  13.394571
12/31/97  ..................  17.952109
12/31/98  ..................  21.843114
12/31/99  ..................  29.171654

 SCUDDER VLIF INTERNATIONAL SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
05/01/87  ..................   4.800672
12/31/87  ..................   4.253568
12/31/88  ..................   4.901841
12/31/89  ..................   6.667569
12/31/90  ..................   6.079088
12/31/91  ..................   6.688930
12/31/92  ..................   6.400425
12/31/93  ..................   8.706182
12/31/94  ..................   8.523833
12/31/95  ..................   9.351127
12/31/96  ..................  10.596037
12/31/97  ..................  11.410892
12/31/98  ..................  13.349849
12/31/99  ..................  20.369117



     SCUDDER VLIF BOND SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
07/16/85  ..................   2.649013
12/31/85  ..................   2.832913
12/31/86  ..................   3.141441
12/31/87  ..................   3.140537
12/31/88  ..................   3.271253
12/31/89  ..................   3.607564
12/31/90  ..................   3.850331
12/31/91  ..................   4.472995
12/31/92  ..................   4.727384
12/31/93  ..................   5.247591
12/31/94  ..................   4.934563
12/31/95  ..................   5.760325
12/31/96  ..................   5.848931
12/31/97  ..................   6.302649
12/31/98  ..................   6.633979
12/31/99  ..................   6.490000



   ALGER AMERICAN GROWTH SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
01/06/89  ..................   7.615836
12/31/89  ..................   9.278294
12/31/90  ..................   9.542816
12/31/91  ..................  13.231532
12/31/92  ..................  14.685475
12/31/93  ..................  17.762808
12/31/94  ..................  17.797215
12/31/95  ..................  23.970143
12/31/96  ..................  26.833830
12/31/97  ..................  33.326535
12/31/98  ..................  48.738495
12/31/99  ..................  64.380000



  ALGER AMERICAN SMALL CAPITALIZATION
              SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
09/20/88  ..................   7.490566
12/31/88  ..................   7.214533
12/31/89  ..................  11.720095
12/31/90  ..................  12.584087
12/31/91  ..................  19.581205
12/31/92  ..................  20.021931
12/31/93  ..................  22.400810
12/31/94  ..................  21.155938
12/31/95  ..................  30.143676
12/31/96  ..................  31.015217
12/31/97  ..................  34.121974
12/31/98  ..................  38.934543
12/31/99  ..................  55.150000



ALGER AMERICAN MIDCAP GROWTH SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
04/30/93  ..................   8.030653
12/31/93  ..................  11.043665
12/31/94  ..................  10.739470
12/31/95  ..................  15.322151
12/31/96  ..................  16.931846
12/31/97  ..................  19.232161
12/31/98  ..................  24.750205
12/31/99  ..................  32.230000



     JANUS ASPEN GROWTH SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
09/14/93  ..................   9.289421
12/31/93  ..................   9.577944
12/31/94  ..................   9.717771
12/31/95  ..................  12.487572
12/31/96  ..................  14.601944
12/31/97  ..................  17.694825
12/31/98  ..................  23.700428
12/31/99  ..................  33.698128



 JANUS ASPEN AGGRESSIVE GROWTH SUBACCOUNT
------------------------------------------
                                   UNIT
  DATE                            VALUES
---------                       ----------
09/14/93   ..................   10.058510
12/31/93   ..................   11.828277
12/31/94   ..................   13.583769
12/31/95   ..................   17.095585
12/31/96   ..................   18.217911
12/31/97   ..................   20.263048
12/31/98   ..................   26.858448
12/31/99   ..................   59.775168



JANUS ASPEN WORLDWIDE GROWTH SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
09/14/93  ..................  10.071714
12/31/93  ..................  11.948847
12/31/94  ..................  11.978063
12/31/95  ..................  15.061088
12/31/96  ..................  19.183727
12/31/97  ..................  23.134431
12/31/98  ..................  29.447482
12/31/99  ..................  47.818224



    JANUS ASPEN BALANCED SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
09/14/93  ..................   9.301417
12/31/93  ..................   9.932977
12/31/94  ..................   9.890478
12/31/95  ..................  12.184339
12/31/96  ..................  13.974814
12/31/97  ..................  16.846179
12/31/98  ..................  22.335975
12/31/99  ..................  27.959944



 FIDELITY VIP EQUITY-INCOME SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                     ----------
10/09/86  .................    5.058723
12/31/86  .................    5.054117
12/31/87  .................    4.933384
12/31/88  .................    5.975275
12/31/89  .................    6.898237
12/31/90  .................    5.789773
12/31/91  .................    7.510977
12/31/92  .................    8.666311
12/31/93  .................   10.120201
12/31/94  .................   10.698425
12/31/95  .................   14.266674
12/31/96  .................   16.097355
12/31/97  .................   20.360180
12/31/98  .................   22.445356
12/31/99  .................   23.572070



    FIDELITY VIP GROWTH SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                     ----------
10/09/86  .................    5.979806
12/31/86  .................    5.980235
12/31/87  .................    6.119937
12/31/88  .................    6.982605
12/31/89  .................    9.064323
12/31/90  .................    7.898969
12/31/91  .................   11.344503
12/31/92  .................   12.242847
12/31/93  .................   14.426636
12/31/94  .................   14.241418
12/31/95  .................   19.030309
12/31/96  .................   21.549582
12/31/97  .................   26.270404
12/31/98  .................   36.180188
12/31/99  .................   49.104273



 FIDELITY VIP II INDEX 500 SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                     ----------
08/27/92  .................   44.491901
12/31/92  .................   47.087233
12/31/93  .................   51.014329
12/31/94  .................   50.893957
12/31/95  .................   68.923833
12/31/96  .................   83.569009
12/31/97  .................  109.482296
12/31/98  .................  138.726232
12/31/99  .................  165.105913

      FIDELITY VIP II CONTRAFUND
              SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
01/03/95  ..................   7.990759
12/31/95  ..................  11.022515
12/31/96  ..................  13.190283
12/31/97  ..................  16.166785
12/31/98  ..................  20.748445
12/31/99  ..................  25.460201



  AMERICAN CENTURY VP INCOME & GROWTH
              SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
10/30/97  ..................   5.091776
12/31/97  ..................   5.477406
12/31/98  ..................   6.863205
12/31/99  ..................   8.000000



       AMERICAN CENTURY VP VALUE
              SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
05/01/96  ..................   4.232809
12/31/96  ..................   4.713472
12/31/97  ..................   5.869530
12/31/98  ..................   6.076015
12/31/99  ..................   5.950000



       J.P. MORGAN SMALL COMPANY
              SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
12/31/94  ..................   6.974820
12/31/95  ..................   9.072020
12/31/96  ..................  10.466142
12/31/97  ..................  12.626343
12/31/98  ..................  11.763486
12/31/99  ..................  16.772360



    WARBURG PINCUS EMERGING MARKETS
              SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
12/31/97  ..................   9.724709
12/31/98  ..................   7.940705
12/31/99  ..................  14.215790



     DREYFUS SOCIALLY RESPONSIBLE
           GROWTH SUBACCOUNT
---------------------------------------
                                UNIT
  DATE                         VALUES
--------                      ---------
10/07/93  ..................  11.029578
12/31/93  ..................  11.805367
12/31/94  ..................  11.829811
12/31/95  ..................  15.717686
12/31/96  ..................  18.814027
12/31/97  ..................  23.861168
12/31/98  ..................  30.487832
12/31/99  ..................  39.168446

                              PERFORMANCE FIGURES

                           (AS OF DECEMBER 31, 1999)



                                                                                                              STANDARDIZED
                                                                                                                AVERAGE
                                                                                                                 ANNUAL
                                                                                        NONSTANDARDIZED          TOTAL
                                                                                        TOTAL RETURN(1)        RETURN(2)
                                                        YEAR TO DATE                -----------------------   ------------
                                                             (%)          ENDING    CUMULATIVE   ANNUALIZED    ANNUALIZED
                                                          RETURN(3)      VALUE(4)   (%) RETURN   (%) RETURN    (%) RETURN
                                                        ------------     --------   ----------   ----------    ----------
KEMPER MONEY MARKET SUBACCOUNT(7)....................        3.55%
  Life of Subaccount (from 04/06/82).................                    $ 98,839     147.10%        5.24%         5.22%
  Life of Portfolio (from 04/06/82)..................                      98,839     147.10         5.24          5.22
  Ten Years..........................................                      57,655      44.14         3.72          3.69
  Five Years.........................................                      48,430      21.08         3.90          3.86
  Three Years........................................                      44,725      11.81         3.79          3.75
  One Year...........................................                      41,420       3.55         3.55          3.51
KEMPER TECHNOLOGY GROWTH SUBACCOUNT..................         N/A
  Life of Subaccount (from 05/03/99).................                         N/A        N/A          N/A           N/A
  Life of Portfolio (from 05/03/99)..................                      70,452      76.13          N/A           N/A
KEMPER TOTAL RETURN SUBACCOUNT.......................       13.39
  Life of Subaccount (from 04/06/82).................                     320,039     700.10        12.45         12.44
  Life of Portfolio (from 04/06/82)..................                     320,039     700.10        12.45         12.44
  Ten Years..........................................                     122,746     206.87        11.87         11.85
  Five Years.........................................                      87,553     118.88        16.96         16.94
  Three Years........................................                      61,079      52.70        15.15         15.12
  One Year...........................................                      45,354      13.39        13.39         13.34
KEMPER HIGH YIELD SUBACCOUNT(6)......................        0.89
  Life of Subaccount (from 04/06/82).................                     244,816     512.04        10.76         10.75
  Life of Portfolio (from 04/06/82)..................                     244,816     512.04        10.76         10.75
  Ten Years..........................................                      96,727     141.82         9.23          9.21
  Five Years.........................................                      58,172      45.43         7.78          7.74
  Three Years........................................                      44,569      11.42         3.67          3.63
  One Year...........................................                      40,356       0.89         0.89          0.85
KEMPER GROWTH SUBACCOUNT.............................       35.41
  Life of Subaccount (from 12/09/83).................                     376,290     840.73        14.98         14.97
  Life of Portfolio (from 12/09/83)..................                     376,290     840.73        14.98         14.97
  Ten Years..........................................                     199,201     398.00        17.41         17.40
  Five Years.........................................                     116,226     190.57        23.78         23.76
  Three Years........................................                      73,747      84.37        22.62         22.59
  One Year...........................................                      54,162      35.41        35.41         35.36
KEMPER GOVERNMENT SECURITIES SUBACCOUNT..............       -0.56
  Life of Subaccount (from 11/03/89).................                      70,971      77.43         5.81          5.78
  Life of Portfolio (from 09/03/87)..................                      80,734     101.83         5.86          5.84
  Ten Years..........................................                      70,406      76.02         5.81          5.79
  Five Years.........................................                      53,858      34.65         6.13          6.09
  Three Years........................................                      45,247      13.12         4.19          4.15
  One Year...........................................                      39,776      -0.56        -0.56         -0.60
KEMPER SMALL CAP GROWTH SUBACCOUNT...................       32.90
  Life of Subaccount (from 05/02/94).................                     137,696     244.92        24.41         24.40
  Life of Portfolio (from 05/02/94)..................                     137,696     244.92        24.41         24.40
  Five Years.........................................                     133,829     234.57        27.29         27.27
  Three Years........................................                      82,379     105.95        27.23         27.20
  One Year...........................................                      53,161      32.90        32.90         32.86


The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth

more or less than their original cost. See page B-45 for additional information.

                              PERFORMANCE FIGURES

                           (AS OF DECEMBER 31, 1999)

                                  (CONTINUED)


                                                                                                              STANDARDIZED
                                                                                                                AVERAGE
                                                                                                                 ANNUAL
                                                                                        NONSTANDARDIZED          TOTAL
                                                                                        TOTAL RETURN(1)        RETURN(2)
                                                        YEAR TO DATE                -----------------------   ------------
                                                             (%)          ENDING    CUMULATIVE   ANNUALIZED    ANNUALIZED
                                                          RETURN(3)      VALUE(4)   (%) RETURN   (%) RETURN    (%) RETURN
                                                        ------------     --------   ----------   ----------    ----------
KEMPER INVESTMENT GRADE BOND SUBACCOUNT..............       -3.27%
  Life of Subaccount (from 05/01/96).................                    $ 45,626      14.07%        3.65%         3.61%
  Life of Portfolio (from 05/01/96)..................                      45,626      14.07         3.65          3.61
  Three Years........................................                      44,419      11.05         3.55          3.51
  One Year...........................................                      38,692      -3.27        -3.27         -3.31
SCUDDER VLIF CAPITAL GROWTH SUBACCOUNT...............       33.55
  Life of Subaccount (from 05/01/98).................                      56,128      40.32        22.51         22.47
  Life of Portfolio (from 07/16/85)..................                     345,873     764.68        16.08           N/A
  Ten Years..........................................                     184,634     361.59        16.53           N/A
  Five Years.........................................                     131,201     228.00        26.82           N/A
  Three Years........................................                      87,114     117.79        29.62           N/A
  One Year...........................................                      53,420      33.55        33.55         33.51
SCUDDER VLIF INTERNATIONAL SUBACCOUNT(5).............       52.58
  Life of Subaccount (from 05/01/98).................                      60,981      52.45        28.75         28.72
  Life of Portfolio (from 05/01/87)..................                     169,718     324.30        12.06           N/A
  Ten Years..........................................                     122,198     205.50        11.82           N/A
  Five Years.........................................                      95,586     138.97        19.03           N/A
  Three Years........................................                      76,893      92.23        24.34           N/A
  One Year...........................................                      61,031      52.58        52.58         52.53
SCUDDER VLIF BOND SUBACCOUNT.........................         N/A
  Life of Subaccount (from 05/03/99).................                         N/A        N/A          N/A           N/A
  Life of Portfolio (from 07/16/85)..................                      97,998     145.00         6.39           N/A
  Ten Years..........................................                      71,959      79.90         6.05           N/A
  Five Years.........................................                      52,608      31.52         5.63           N/A
  Three Years........................................                      44,384      10.96         3.53           N/A
  One Year...........................................                      39,131      -2.17        -2.17           N/A
ALGER AMERICAN GROWTH SUBACCOUNT.....................         N/A
  Life of Subaccount (from 05/03/99).................                         N/A        N/A          N/A           N/A
  Life of Portfolio (from 01/06/89)..................                     383,138     745.34        21.44           N/A
  Ten Years..........................................                     277,551     593.88        21.37           N/A
  Five Years.........................................                     144,696     261.74        29.32           N/A
  Three Years........................................                      95,968     139.92        33.87           N/A
  One Year...........................................                      52,837      32.09        32.09           N/A
ALGER AMERICAN SMALL CAPITALIZATION SUBACCOUNT.......         N/A
  Life of Subaccount (from 05/03/99).................                         N/A        N/A          N/A           N/A
  Life of Portfolio (from 09/20/88)..................                     294,503     636.26        19.35           N/A
  Ten Years..........................................                     188,223     370.56        16.75           N/A
  Five Years.........................................                     104,273     160.68        21.12           N/A
  Three Years........................................                      71,126      77.82        21.15           N/A
  One Year...........................................                      56,659      41.65        41.65           N/A
ALGER AMERICAN MIDCAP GROWTH SUBACCOUNT..............         N/A
  Life of Portfolio (from 04/30/93)..................                     160,534     301.34        23.15           N/A
  Five Years.........................................                     120,043     200.11        24.58           N/A
  Three Years........................................                      76,141      90.35        23.93           N/A
  One Year...........................................                      52,088      30.22        30.22           N/A


The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth

more or less than their original cost. See page B-45 for additional information.

                              PERFORMANCE FIGURES

                           (AS OF DECEMBER 31, 1999)

                                  (CONTINUED)


                                                                                                              STANDARDIZED
                                                                                                                AVERAGE
                                                                                                                 ANNUAL
                                                                                        NONSTANDARDIZED          TOTAL
                                                                                        TOTAL RETURN(1)        RETURN(2)
                                                        YEAR TO DATE                -----------------------   ------------
                                                             (%)          ENDING    CUMULATIVE   ANNUALIZED    ANNUALIZED
                                                          RETURN(3)      VALUE(4)   (%) RETURN   (%) RETURN    (%) RETURN
                                                        ------------     --------   ----------   ----------    ----------
JANUS ASPEN GROWTH SUBACCOUNT........................       42.18%
  Life of Subaccount (from 09/13/95).................                    $111,539     178.85%       26.92%        26.90%
  Life of Portfolio (from 09/14/93)..................                     145,103     262.76        22.70           N/A
  Five Years.........................................                     138,707     246.77        28.24           N/A
  Three Years........................................                      92,311     130.78        32.15         32.12
  One Year...........................................                      56,873      42.18        42.18         42.14
JANUS ASPEN AGGRESSIVE GROWTH SUBACCOUNT.............      122.56
  Life of Subaccount (from 09/13/95).................                     147,685     269.21        35.48         35.47
  Life of Portfolio (from 09/14/93)..................                     237,709     494.27        32.70           N/A
  Five Years.........................................                     176,019     340.05        34.49           N/A
  Three Years........................................                     131,244     228.11        48.60         48.58
  One Year...........................................                      89,022     122.56       122.56        122.51
JANUS ASPEN WORLDWIDE GROWTH SUBACCOUNT(5)...........       62.38
  Life of Subaccount (from 09/13/95).................                     132,472     231.18        32.10         32.08
  Life of Portfolio (from 09/14/93)..................                     189,910     374.78        28.06           N/A
  Five Years.........................................                     159,686     299.21        31.90           N/A
  Three Years........................................                      99,705     149.26        35.59         35.56
  One Year...........................................                      64,953      62.38        62.38         62.34
JANUS ASPEN BALANCED SUBACCOUNT......................       25.18
  Life of Subaccount (from 09/13/95).................                      96,833     142.08        22.82         22.80
  Life of Portfolio (from 09/14/93)..................                     120,329     200.60        19.09           N/A
  Five Years.........................................                     113,078     182.70        23.10           N/A
  Three Years........................................                      80,029     100.07        26.01         25.98
  One Year...........................................                      50,071      25.18        25.18         25.13
FIDELITY VIP EQUITY-INCOME SUBACCOUNT................        5.02
  Life of Subaccount (from 05/01/96).................                      62,669      56.67        13.02         12.99
  Life of Portfolio (from 10/09/86)..................                     186,387     365.97        12.33           N/A
  Ten Years..........................................                     136,684     241.71        13.07           N/A
  Five Years.........................................                      88,132     120.33        17.12           N/A
  Three Years........................................                      58,573      46.43        13.56         13.52
  One Year...........................................                      42,007       5.02         5.02          4.97
FIDELITY VIP GROWTH SUBACCOUNT.......................       35.72
  Life of Subaccount (from 05/01/96).................                      94,405     136.01        26.37         26.35
  Life of Portfolio (from 10/09/86)..................                     328,467     721.17        17.24           N/A
  Ten Years..........................................                     215,693     441.73        18.40           N/A
  Five Years.........................................                     137,919     244.80        28.09           N/A
  Three Years........................................                      91,146     127.87        31.59         31.56
  One Year...........................................                      54,288      35.72        35.72         35.68
FIDELITY VIP II INDEX 500 SUBACCOUNT(8)..............       19.02
  Life of Subaccount (from 05/01/96).................                      89,902     124.75        24.70         24.68
  Life of Portfolio (from 08/27/92)..................                     148,437     271.09        19.54           N/A
  Five Years.........................................                     129,764     224.41        26.54           N/A
  Three Years........................................                      79,027      97.57        25.48         25.45
  One Year...........................................                      47,606      19.02        19.02         18.97


The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth

more or less than their original cost. See page B-45 for additional information.

                              PERFORMANCE FIGURES


                           (AS OF DECEMBER 31, 1999)

                                  (CONTINUED)


                                                                                                              STANDARDIZED
                                                                                                                AVERAGE
                                                                                                                 ANNUAL
                                                                                        NONSTANDARDIZED          TOTAL
                                                                                        TOTAL RETURN(1)        RETURN(2)
                                                        YEAR TO DATE                -----------------------   ------------
                                                             (%)          ENDING    CUMULATIVE   ANNUALIZED    ANNUALIZED
                                                          RETURN(3)      VALUE(4)   (%) RETURN   (%) RETURN    (%) RETURN
                                                        ------------     --------   ----------   ----------    ----------
FIDELITY VIP CONTRAFUND SUBACCOUNT...................       22.71%
  Life of Subaccount (from 05/01/96).................                    $ 86,120     115.30%       23.25%        23.22%
  Life of Portfolio (from 01/03/95)..................                     127,448     218.62        26.11           N/A
  Three Years........................................                      77,208      93.02        24.51         24.48
  One Year...........................................                      49,083      22.71        22.71         22.66
AMERICAN CENTURY VP INCOME & GROWTH SUBACCOUNT.......         N/A
  Life of Subaccount (from 05/03/99).................                         N/A        N/A          N/A           N/A
  Life of Portfolio (from 10/30/97)..................                      62,847      57.12        23.15           N/A
  One Year...........................................                      46,625      16.56        16.56           N/A
AMERICAN CENTURY VP VALUE SUBACCOUNT.................         N/A
  Life of Subaccount (from 05/03/99).................                         N/A        N/A          N/A           N/A
  Life of Portfolio (from 05/01/96)..................                      56,227      40.57         9.73           N/A
  Three Years........................................                      50,493      26.23         8.08           N/A
  One Year...........................................                      39,170      -2.07        -2.07           N/A
J.P. MORGAN SMALL COMPANY SUBACCOUNT.................         N/A
  Life of Subaccount (from 05/03/99).................                         N/A        N/A          N/A           N/A
  Life of Portfolio (from 12/31/94)..................                      96,188     140.47        19.18           N/A
  Five Years.........................................                      96,188     140.47        19.18           N/A
  Three Years........................................                      64,101      60.25        17.02           N/A
  One Year...........................................                      57,032      42.58        42.58           N/A
WARBURG PINCUS EMERGING MARKETS SUBACCOUNT(5)........       79.02
  Life of Subaccount (from 05/01/98).................                      49,035      22.59        12.98         12.94
  Life of Portfolio (from 12/31/97)..................                      58,473      46.18        20.91           N/A
  One Year...........................................                      71,609      79.02        79.02         78.98
DREYFUS SOCIALLY RESPONSIBLE GROWTH SUBACCOUNT.......         N/A
  Life of Subaccount (from 05/03/99).................                         N/A        N/A          N/A           N/A
  Life of Portfolio (from 10/07/93)..................                     142,048     255.12        22.54           N/A
  Five Years.........................................                     132,440     231.10        27.05           N/A
  Three Years........................................                      83,275     108.19        27.69           N/A
  One Year...........................................                      51,389      28.47        28.47           N/A


The performance data quoted for the Subaccounts is based on past performance and is not representative of future
  results. Investments return and principal value will fluctuate so that unit values, when redeemed, may be worth

more or less than their original cost. See page B-45 for additional information.

                           PERFORMANCE FIGURES--NOTES


  *  N/A Not Applicable


(1) The Nonstandardized Total Return figures quoted are based on a hypothetical $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except any charge for applicable premium taxes which may be imposed in certain states and a prorated portion of the Records Maintenance Charge.



(2) The Standardized Average Annual Total Return figures quoted are based on a hypothetical $1,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract including a prorated portion of the Records Maintenance Charge. Premium taxes are not reflected.



(3) The Year to Date percentage return figures quoted are based on the change in unit values for the period January 1, 1999 through December 31, 1999.



(4) The Ending Values quoted are based on a $40,000 initial investment and assumes the deduction of all recurring charges and fees applicable under the Contract except any charge for applicable premium taxes which may be imposed in certain states.


(5) There are special risks associated with investing in non-U.S. companies, including fluctuating foreign currency exchange rates, foreign governmental regulations and differing degrees of liquidity that may adversely affect portfolio securities.


(6) The high yield potential offered by this Subaccount reflects the substantial risks associated with investments in high-yield bonds.


(7) An investment in the Kemper Money Market Subaccount is neither insured nor guaranteed by the U.S. government. There can be no assurance that the Kemper Money Market Portfolio will be able to maintain a stable net asset value of $1.00 per share.


(8) Returns are based on historical results for Initial Class Shares.

TAX-DEFERRED ACCUMULATION

                                   NON-QUALIFIED                    CONVENTIONAL
                                      ANNUITY                       SAVINGS PLAN
                              AFTER-TAX CONTRIBUTIONS
                             AND TAX-DEFERRED EARNINGS
                          --------------------------------
                                             TAXABLE LUMP      AFTER-TAX CONTRIBUTIONS
                          NO WITHDRAWALS    SUM WITHDRAWAL      AND TAXABLE EARNINGS
                          --------------    --------------     -----------------------
10 Years..............       $107,946          $ 86,448               $ 81,693
20 Years..............        233,048           165,137                133,476
30 Years..............        503,133           335,021                218,082


This chart compares the accumulation of a $50,000 initial investment into a Non-Qualified Annuity and a Conventional Savings Plan. Contributions to the Non-qualified Annuity and the Conventional Savings Plan are made after-tax. Only the gain in the Non-Qualified Annuity will be subject to income tax in a taxable lump sum withdrawal. The chart assumes a 37.1% federal marginal tax rate and an 8% annual return. The 37.1% federal marginal tax is based on a marginal tax rate of 36%, representative of the target market, adjusted to reflect a decrease of $3 of itemized deductions for each $100 of income over $117,950. Tax rates are subject to change as is the tax-deferred treatment of the Certificates. Income on Non-Qualified Annuities is taxed as ordinary income upon withdrawal. A 10% tax penalty may apply to early withdrawals. See "Federal Income Taxes" in the Prospectus. The chart does not reflect the following charges and expenses under Kemper Passport: 1.10% mortality and expense risk; .15% administration charges; 6% maximum deferred withdrawal charge; and $30 annual records maintenance charge. The tax-deferred accumulation would be reduced if these charges were reflected. No implication is intended by the use of these assumptions that the return shown is guaranteed in any way or that the return shown represents an average or expected rate of return over the period of the Contracts. [IMPORTANT--THIS IS NOT AN ILLUSTRATION OF YIELD OR RETURN]


Unlike savings plans, contributions to Non-Qualified Annuities provide tax-deferred treatment on earnings. In addition, contributions to tax-deferred retirement annuities are not subject to current tax in the year of contribution. When monies are received from a Non-Qualified Annuity (and you have many different options on how you receive your funds), they are subject to income tax. At the time of receipt, if the person receiving the monies is retired, not working or has additional tax exemptions, these monies may be taxed at a lesser rate.

APPENDIX B

STATE PREMIUM TAX CHART


                                                                              RATE OF TAX
                                                                    -------------------------------
                                                                    QUALIFIED         NON-QUALIFIED
                               STATE                                  PLANS               PLANS
                               -----                                ---------         -------------
    California..................................................       .50%               2.35%*
    Kentucky....................................................      2.00%*              2.00%*
    Maine.......................................................        --                2.00%
    Nevada......................................................        --                3.50%*
    South Dakota................................................        --                1.25%
    West Virginia...............................................      1.00%               1.00%
    Wyoming.....................................................        --                1.00%



      * Taxes become due when annuity benefits commence, rather than when the premiums are collected. At the time of annuitization, the premium tax payable will be charged against the Contract Value.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses of issuance and distribution of the Contracts and Certificates, other than any underwriting discounts and commissions, are as follows:


                                                              AMOUNT*
                                                              -------
Securities and Exchange Commission Registration Fees........  $13,200
Printing and Engraving......................................  $50,000
Accounting Fees and Expenses................................  $15,000
Legal Fees and Expenses.....................................  $10,000
                                                              -------
                    Total Expenses..........................  $88,200
                                                              =======


---------------

 * Expenses are estimated and are for period ending May 1, 2001 for continuous offering of interests pursuant to Rule 415 but are not deducted from proceeds.


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article VI, Section 1. of the Bylaws of Kemper Investors Life Insurance Company provides for indemnification of Directors and Officers as follows:

          SECTION 1. The company shall indemnify any person against all expenses (including attorneys fees), judgments, fines, amounts paid in settlement and other costs actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) in which he is a party or is threatened to be made party by reason of his being or having been a director, officer, employee or agent of the company, or serving or having served, at the request of the company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of his holding a fiduciary position in connection with the management or administration of retirement, pension, profit sharing or other benefit plans including, but not limited to, any fiduciary liability under the Employee Retirement Income Security Act of 1974 and any amendment thereof, if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that he did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Within the past three years, Registrant has sold, in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended, unregistered Private Placement Group and Individual Variable Life Insurance Policies ("Policies") to banks and other corporations as a financing or cost recovery vehicle for pre- and post-retirement employee benefits and related liabilities. There was no predetermined aggregate offering price as purchase amounts are premium payments under life insurance policies which are based on the lives insured and insurance underwriting. Certain offerings of the Policies were made directly by the Registrant and not through a principal underwriter. When offered directly by the Registrant, no commissions were paid for the sale of the Policies. Certain offerings of the Policies were made through Zurich Capital Markets Securities Inc. or Life Insurance Solutions, LLC, doing its securities business as LIS Securities, affiliates of Registrant, as principal underwriter for the Policies. In these instances, compensation of up to 3% of premium may be paid to registered broker-dealers for distribution-related activities involving the Policies.


Registrant has also sold, in reliance on Rule 506 of Regulation D under the Securities Act of 1933, as amended, unregistered Private Placement Individual Variable Life Insurance Policies and Group Flexible Premium Variable Deferred Annuity Contracts (collectively "HNW Policies") to certain high net worth "accredited investors", as that term is defined under Regulation D of the Securities Act of 1933. There was no predetermined aggregate offering price as purchase amounts are premium payments under life insurance policies which are based on the lives insured and insurance underwriting or purchase payments under annuity contracts. Life Insurance Solutions, LLC, or Investors Brokerage Services, Inc., affiliates of Registrant, serves as principal underwriter of these offerings. Compensation up to 3% of premium may be paid to registered broker-dealers for distribution-related activities involving the HNW Policies.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS


    EXHIBIT NO.                                 DESCRIPTION
    -----------                                 -----------
       (1)1 (a)         Distribution Agreement
       (2)1 (b)         Specimen Selling Group Agreement of Investors Brokerage
                        Services, Inc.
       (2)1 (c)         General Agent Agreement
       (5)1 (d)         Fund Participation Agreement among KILICO, Kemper Investors
                        Fund (now known as Kemper Variable Series), Zurich Kemper
                        Investments, Inc. and Kemper Distributors, Inc.
       (4)1 (e)(i)      Participation Agreement between KILICO and Scudder Variable
                        Life Investment Fund
       (4)1 (e)(ii)     Participating Contract and Policy Agreement between KILICO and Scudder Kemper Investments, Inc.
       (4)1 (e)(iii)    Indemnification Agreement between KILICO and Scudder Kemper
                        Investments, Inc.
      (12)1 (f)(i)      Fund Participation Agreement by and among The Alger American
                        Fund, KILICO and Fred Alger & Company, Incorporated
      (12)1 (f)(ii)     Service Agreement between Fred Alger Management, Inc. and
                        KILICO (redacted)
       (6)1 (g)(i)      Fund Participation Agreement among KILICO, Fidelity Variable
                        Insurance Products Fund and Fidelity Distributors
                        Corporation
       (7)1 (g)(ii)     Third Amendment to Fund Participation Agreement among
                        KILICO, Fidelity Variable Insurance Products Fund and
                        Fidelity Distributors Corporation
       (6)1 (g)(iii)    Fund Participation Agreement among KILICO, Fidelity Variable
                        Insurance Products Fund II and Fidelity Distributors
                        Corporation
       (8)1 (g)(iv)     Amendment to Fund Participation Agreement among KILICO,
                        Fidelity Variable Insurance Products Fund II and Fidelity
                        Distributors Corporation
       (9)1 (h)(i)      Fund Participation Agreement among KILICO, Janus Aspen
                        Series and Janus Capital Corporation
      (10)1 (h)(ii)     Service Agreement between KILICO and Janus Capital
                        Corporation
      (13)1 (i)         Fund Participation Agreement by and between KILICO and
                        American Century Investment Management, Inc.
      (14)1 (j)         Fund Participation Agreement between KILICO and J.P. Morgan
                        Series Trust II
       (5)1 (k)(i)      Participation Agreement By and Among KILICO and Warburg,
                        Pincus Trust and Credit Suisse Asset Management, LLC
                        (successor to Warburg Pincus Asset Management, Inc.) and
                        Credit Suisse Asset Management Securities, Inc. (f/k/a
                        Counsellors Securities Inc.)
      (11)1 (k)(ii)     Service Agreement between Credit Suisse Asset Management,
                        LLC (successor to Warburg Pincus Asset Management, Inc.) and
                        Federal Kemper Life Assurance Company and KILICO
      (15)1 (k)(iii)    Restatement of Participation Agreement among Counsellors
                        Securities Inc., Warburg Pincus Asset Management, Inc.
                        and/or the Warburg Pincus Funds and KILICO
       (3)1 (l)(i)      Fund Participation Agreement between KILICO and The Dreyfus
                        Socially Responsible Growth Fund, Inc.
      (12)1 (l)(ii)     November 1, 1999 Amendment to Fund Participation Agreement
                        between KILICO and The Dreyfus Socially Responsible Growth
                        Fund, Inc.
      (12)1 (l)(iii)    Administrative Services Agreement by and between The Dreyfus
                        Corporation and KILICO (redacted)

    EXHIBIT NO.                                 DESCRIPTION
    -----------                                 -----------
      (12)1 (l)(iv)     November 1, 1999 Amendment to Administrative Services
                        Agreement by and between The Dreyfus Corporation and KILICO
                        (redacted)
       (1)3 (a)         Articles of Incorporation
       (2)3 (b)         Bylaws
          4 (a)         Form of Group Variable and Market Value Adjusted Annuity
                          Contract
          4 (b)         Form of Certificate to Variable and Market Value Adjusted
                          Annuity Contract
          4 (c)         Form of Individual Variable and Market Value Adjusted
                          Annuity Contract
          4 (d)         Unisex Rider
          4 (e)         Qualified Plan Rider
          4 (f)         Form of Group Master Application
          4 (g)         Form of Variable Annuity Application
          5             Opinion and Consent of Counsel regarding legality
         23 (a)         Consents of PricewaterhouseCoopers LLP, Independent
                        Accountants
         23 (b)         Consent of Counsel (See Exhibit 5)
     (16)99 (a)         Schedule III: Supplementary Insurance Information (years
                        ended December 31, 1999 and 1998)
     (16)99 (b)         Schedule IV: Reinsurance (year ended December 31, 1999)
     (17)99 (c)         Schedule IV: Reinsurance (year ended December 31, 1998)
      (4)99 (d)         Schedule IV: Reinsurance (year ended December 31, 1997)
     (16)99 (e)         Schedule V: Valuation and qualifying accounts (year ended
                        December 31, 1999)
     (17)99 (f)         Schedule V: Valuation and qualifying accounts (year ended
                        December 31, 1998)
      (4)99 (g)         Schedule V: Valuation and qualifying accounts (year ended
                        December 31, 1997)


---------------

(1) Incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 12, 1996.

(2) Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 23, 1997.

(3) Incorporated herein by reference to Post-Effective Amendment No. 28 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 28, 1999.

(4) Incorporated herein by reference to Amendment No. 5 to the Registration Statement on Form S-1 for KILICO (File No. 333-22389) filed on or about April 20, 1999.


(5) Incorporated herein by reference to Amendment No. 3 to the Registration Statement of KILICO on Form S-1 (File No. 333-22389) filed on or about April 8, 1998.


(6) Incorporated herein by reference to Post-Effective Amendment No. 24 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 26, 1996.

(7) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-88845) filed on or about December 29 1999.

(8) Incorporated herein by reference to Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 (File No. 33-65399) filed on or about April 23, 1999.

(9) Incorporated herein by reference to Post-Effective Amendment No. 23 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about September 14, 1995.

(10) Incorporated herein by reference to Post-Effective Amendment No. 25 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 28, 1997.


(11) Incorporated herein by reference to Post-Effective Amendment No. 4 to the Registration Statement of FKLA Variable Separate Account on Form S-6 (File No. 33-79808) filed on or about April 30, 1997.



(12) Incorporated herein by reference to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-22389) filed on or about April 17, 2000.

(13) Incorporated herein by reference to the Initial Registration Statement on Form S-1 (File No. 333-32840) filed on or about March 20, 2000.



(14) Incorporated herein by reference to Post-Effective Amendment No. 29 to the Registration Statement on Form N-4 (File No. 2-72671) filed on or about April 26, 2000.



(15) Incorporated herein by reference to Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 (File No. 333-22375) filed on or about September 14, 1999.



(16) Incorporated herein by reference to Form 10-K for Kemper Investors Life Insurance Company for fiscal year ended December 31, 1999 filed on or about March 29, 2000.



(17) Incorporated herein by reference to Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-02491) filed on or about April 20, 1999.



(B) FINANCIAL STATEMENTS



     KILICO and Subsidiaries Consolidated Balance Sheets, as of March 31, 2000
      (unaudited) and December 31, 1999



     KILICO and Subsidiaries Consolidated Statements of Operations, for the three month periods ended March 31, 2000 and 1999 (unaudited)



     KILICO and Subsidiaries Consolidated Statements of Comprehensive Income
      (Loss), for the three month periods ended March 31, 2000 and 1999 (unaudited)



     KILICO and Subsidiaries Consolidated Statements of Cash Flows, for the three month periods ended March 31, 2000 and 1999 (unaudited)



     Notes to Consolidated Financial Statements (unaudited)



     Report of Independent Accountants


     KILICO and Subsidiaries Consolidated Balance Sheets, as of December 31,
      1999 and 1998

     KILICO and Subsidiaries Consolidated Statements of Operations, years ended
      December 31, 1999, 1998 and 1997

     KILICO and Subsidiaries Consolidated Statements of Comprehensive Income, years ended December 31, 1999, 1998 and 1997

     KILICO and Subsidiaries Consolidated Statements of Stockholder's Equity, years ended December 31, 1999, 1998 and 1997

     KILICO and Subsidiaries Consolidated Statements of Cash Flows, years ended
      December 31, 1999, 1998 and 1997

     Notes to Consolidated Financial Statements

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the determining of any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liabilities under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


As required by the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Grove and State of Illinois on the 20th day of June, 2000.


                                       KEMPER INVESTORS LIFE INSURANCE COMPANY
                                       (Registrant)

                                       BY:        /s/ GALE K. CARUSO
                                         ---------------------------------------
                                         Gale K. Caruso, President and Chief
                                           Executive Officer


As required by the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following directors and principal officers of Kemper Investors Life Insurance Company in the capacities indicated on the 20th day of June, 2000.



                   SIGNATURE                                            TITLE
                   ---------                                            -----

              /s/ GALE K. CARUSO                   President, Chief Executive Officer and Director
-----------------------------------------------    (Principal Executive Officer)
                Gale K. Caruso

               /s/ W.H. BOLINDER                   Chairman of the Board and Director
-----------------------------------------------
              William H. Bolinder

           /s/ FREDERICK L. BLACKMON               Senior Vice President and Chief Financial
-----------------------------------------------    Officer (Principal Financial Officer and
             Frederick L. Blackmon                 Principal Accounting Officer)

              /s/ DAVID A. BOWERS                  Director
-----------------------------------------------
                David A. Bowers

              /s/ ELIANE C. FRYE                   Director
-----------------------------------------------
                Eliane C. Frye

               /s/ GUNTHER GOSE                    Director
-----------------------------------------------
                 Gunther Gose

             /s/ JAMES E. HOHMANN                  Director
-----------------------------------------------
               James E. Hohmann

                                  EXHIBIT LIST


                                                                           SEQUENTIALLY
EXHIBIT                                                                      NUMBERED
NUMBER                             DESCRIPTION                                PAGES
-------                            -----------                             ------------

 4(a)      Form of Group Variable and Market Value Adjusted Annuity
           Contract
 4(b)      Form of Certificate to Variable and Market Value Adjusted
           Annuity Contract
 4(c)      Form of Individual Variable and Market Value Adjusted
           Annuity Contract
 4(d)      Unisex Rider
 4(e)      Qualified Plan Rider
 4(f)      Form of Group Master Application
 4(g)      Form of Variable Annuity Application
 5         Opinion and Consent of Counsel regarding legality
23(a)      Consents of PricewaterhouseCoopers LLP, Independent
           Accountants